UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Exchange Act of 1934 (Amendment No.   )
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FTI CONSULTING, INC.
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FTI CONSULTING, INC.

Notice of Annual Meeting of Shareholders and **2021 Proxy Statement**

EXPERTS WITH IMPACT™

FTI CONSULTING™

555 12th Street NW
Washington, D.C. 20004
+1.202.312.9100
April 19, 2021
DEAR FELLOW SHAREHOLDERS:
You are invited to join us at the Annual Meeting of Shareholders of FTI Consulting, Inc., a Maryland corporation, on Wednesday, June 2, 2021, at 9:30 a.m., Eastern Daylight Time, at our executive office located at 555 12th Street NW, Washington, D.C. 20004.
Attached you will find a Notice of Meeting and our Proxy Statement, which contains information regarding the proposals that the Board of Directors is submitting to a vote of the shareholders, as well as instructions on how to vote your shares of common stock.
If you plan to attend the meeting in person, you must register in advance by no later than May 20, 2021 and obtain an admission ticket. Please respond affirmatively to the request for that information on the Internet or mark that box on the proxy card if you received paper copies of the proxy materials. You will be asked to present your admission ticket and valid picture identification, such as a driver’s license or passport, to enter the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting.
Whether or not you attend the meeting in person, your vote is important to us. You can ensure that your shares are represented by promptly authorizing a proxy to vote your shares by telephone or the Internet or by completing, signing, dating and returning your proxy card or voting instruction card in the return envelope provided to you. Instructions on how to vote your shares or authorize a proxy to vote your shares begin on page 2 of the Proxy Statement.
Finally, the 2021 annual meeting of shareholders is currently scheduled to be held at 555 12th Street NW, Washington, D.C. 20004. However, as part of our precautions regarding the coronavirus disease 2019 (COVID-19), we are planning for the possibility that the annual meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by the Company and available at https://ir.fticonsulting.com/ press-releases and https://www.virtualshareholdermeeting.com/FCN2021 where you will also find information on how to attend the virtual meeting.
Sincerely,

Gerard E. Holthaus
Chairman of the Board

FTI CONSULTING, INC. NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Meeting Date: June 2, 2021	Meeting Place: 555 12th Street NW Washington, D.C. 20004	Meeting Time: 9:30 a.m. (EDT)	Record Date: March 4, 2021
ITEMS OF BUSINESS AND VOTE RECOMMENDATIONS:
Proposal Number	Proposal	Board Voting Recommendation
No. 1	Elect as directors the eight nominees named in the Proxy Statement	FOR each nominee
No. 2	Ratify the appointment of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2021	FOR
No. 3	Vote on an advisory (non-binding) resolution to approve the compensation of the named executive officers for the year ended December 31, 2020 at the 2021 annual meeting of shareholders	FOR
	The transaction of any other business that may properly come before the meeting or any postponement or adjournment thereof	N/A
Postponements and Adjournments:
Any action on the items of business described above may be considered at the meeting, at the time and on the date specified above or at any time and date to which the meeting may be properly postponed or adjourned.

In-Person Meeting Admission:
Admission will be by ticket only. Please follow the advance registration instructions set forth in the section of the Proxy Statement titled “Information about the Annual Meeting and Voting—How Do I Attend the Annual Meeting?”beginning on page 5 of the Proxy Statement. If you do not provide an admission ticket and comply with the photo identification requirements outlined on page 5, you will not be admitted to the 2021 annual meeting. Cameras, recording devices and other electronic devices will not be permitted at the 2021 annual meeting.

Annual Meeting Location:
The 2021 annual meeting of shareholders is currently scheduled to be held at 555 12th Street NW, Washington, D.C. 20004. However, as part of our precautions regarding the coronavirus disease 2019 (COVID-19), we are planning for the possibility that the annual meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by the Company and available at https://ir.fticonsulting.com/press-releases and https://www.virtualshareholdermeeting.com/FCN2021 where you will also find information on how to attend the virtual meeting.

Voting:
YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the meeting, we hope you will vote as soon as possible. For specific instructions on how to vote your shares or authorize a proxy to vote your shares, please refer to the section titled “Information about the Annual Meeting and Voting” beginning on page 2 of the Proxy Statement. Make sure to have your proxy card or voting instruction form in hand to vote as follows:

In-person at the in-person Annual Meeting	By telephone at +1.800.690.6903	Over the Internet at www.proxyvote.com	By mailing your completed proxy card in the envelope provided
By Order of the Board of Directors, Joanne F. Catanese Associate General Counsel and Corporate Secretary April 19, 2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on June 2, 2021 (the “Annual Meeting”): We mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement for the Annual Meeting and our 2020 Annual Report on or about April 19, 2021. Our Proxy Statement and Annual Report are available online at www.proxyvote.com.

PROXY SUMMARY	i

PROXY STATEMENT FOR 2021 ANNUAL MEETING OF SHAREHOLDERS	1

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	2

ADDITIONAL INFORMATION	6

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES	7
The Director Nomination Process	7
Independence of Directors	10
Proposal No. 1—Elect as Directors the Eight Nominees Named in the Proxy Statement	11
Information about the Nominees for Director	12
Director Attendance at Meetings	16
Committees of the Board of Directors	16
Compensation of Non-Employee Directors and Policy on Non-Employee Director Equity Ownership	20

CORPORATE GOVERNANCE	23
Governance Principles	23
Our Significant Corporate Governance Policies and Practices	23
Board Leadership Structure	24
Oversight of Risk Management	24
Compensation-Related Risks	25
Board and Committee Self-Assessments	25
Corporate Social Responsibility Oversight	25
Succession Planning	26
Coronavirus Disease 2019 (COVID-19)	26
Code of Conduct	26
Shareholder Nominees for Director	27
Communications with Directors	27

OTHER PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING OF SHAREHOLDERS	28
Proposal No. 2—Ratify the Appointment of KPMG LLP as FTI Consulting, Inc.’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2021	28
Proposal No. 3—Vote on an Advisory (Non-Binding) Resolution to Approve the Compensation of the Named Executive Officers for the Year Ended December 31, 2020 at the 2021 Annual Meeting of Shareholders	29

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	31

INFORMATION ABOUT OUR EXECUTIVE OFFICERS AND COMPENSATION	33
Executive Officers and Key Employees	33
Compensation Discussion and Analysis	34
Report of the Compensation Committee of the Board of Directors	59
Summary Compensation Table	60
Equity Compensation Plans	62
Employment Agreements and Termination and Change in Control Payments	67
CEO Pay Ratio	72

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	73
Review and Approval of Related Party Transactions	73
2020 Related Party Transactions	73

PROXY SUMMARY
This Proxy Summary highlights certain information contained elsewhere in this proxy statement (“Proxy Statement”) for the annual meeting of shareholders on June 2, 2021. This Proxy Summary does not contain all the information that you should consider. Please read the entire Proxy Statement carefully before voting.
GENERAL INFORMATION
Date:	June 2, 2021
Time:	9:30 a.m., Eastern Daylight Time
Location: *	FTI Consulting, Inc. 555 12th Street NW Washington, D.C. 20004
Record Date:	Close of business on March 4, 2021
Stock Symbol:	FCN
Exchange:	New York Stock Exchange
Common Stock Outstanding as of the Close of Business on the Record Date Entitled to Vote at the Annual Meeting:	34,217,718 shares of common stock, par value $0.01 per share (“Common Stock”)
Registrar and Transfer Agent:	American Stock Transfer & Trust Company
State of Incorporation:	Maryland
Year of Incorporation:	1982
Public Company Since:	1996
Corporate Website:	www.fticonsulting.com
*
The 2021 annual meeting of shareholders is currently scheduled to be held at 555 12th Street NW, Washington, D.C. 20004. However, as part of our precautions regarding the coronavirus disease 2019 (COVID-19), we are planning for the possibility that the annual meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by the Company and available at https://ir.fticonsulting.com/press-releases and https://www.virtualshareholdermeeting.com/FCN2021 where you will also find information on how to attend the virtual meeting.

Forward-Looking Information Statement
. This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, including statements regarding our environmental and other sustainability plans and goals, made in this document are forward-looking. We use words such as anticipates, believes, expects, future, intends and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 25, 2021. Website references and references to policies and reports throughout this document are provided for convenience only, and the content of referenced websites, policies and reports is not incorporated by reference into this document.
i

ABOUT FTI CONSULTING

FIVE SEGMENTS, ONE PURPOSE
FTI Consulting is a global business advisory firm dedicated to helping organizations manage change, mitigate risk and resolve disputes: financial, legal, operational, political and regulatory, reputational and transactional. With more than 6,300 employees located in 28 countries, we are the firm our clients call on when their most important issues are at stake.

2020 ACHIEVEMENTS
2020 presented unprecedented challenges for individuals and organizations across the globe. FTI Consulting’s top-line growth in the face of the coronavirus disease 2019 (COVID-19) (“COVID-19”) pandemic, in the face of all the challenges it has created for our clients and for our teams is a powerful testament to the strength of our enterprise, its relevance to clients facing major events, and, most important, the dedication and resilience of our more than 6,300 employees across the globe.

$2.46 Billion

Maintained **multi-year revenue growth trajectory**, reflecting a **4.6%** increase compared to 2019

$5.99

Adjusted EPS of **$5.99**, our sixth consecutive year of growth

Diverse Businesses

Global Platform

Revenues outside of the U.S. increased **14.9%** compared to 2019

5,067 Professionals

Billable headcount increased **14.5%** compared to 2019

Delta Partners

Acquired **Delta Partners**, a leading TMT-focused strategy consulting and investment banking firm

$353.4 Million

Returned **$353.4 million** to shareholders through common stock repurchases

$292.2 Million

Free Cash Flow of **$292.2 million**, compared to $175.8 million in 2019

$3.9 Billion

Equity Market Capitalization, **doubling** since 2017 (1)

Russell 1000®

FCN was selected to join the **FTSE Russell 1000® Index**

(1)	Equity market capitalization has been calculated by multiplying the number of total shares of Common Stock outstanding on December 31, 2020, by the closing price per share on December 31, 2020.
See Appendix B
for the definitions of earnings per diluted share (“EPS”), as adjusted (“Adjusted EPS”), Free Cash Flow and other non-GAAP financial measures for financial reporting purposes referred to in this Proxy Statement and the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

OUR STRATEGY FOR SUSTAINABLE GROWTH
Sustainable growth in professional services comes from attracting, developing and promoting great professionals with ambitions to grow their businesses. Over the last several years, our financial results have shown that if we do the right things for our business over any medium-term period, even though quarters and market conditions can fluctuate, through those efforts we can build a powerful growth engine.
This means not overreacting to temporary factors that are out of management’s control and being willing to support our strong businesses and professionals in the face of short-term market headwinds because we believe over any multi-year period, the financial performance of great professional services firms is dictated by the fundamentals of the business, such as:
•	Investing to promote, support and attract talented professionals who can strengthen and build leading positions in areas of critical client needs.
•	Investing EBITDA behind key growth areas in which we have a right to win.
•	Leveraging investments to build positions that will support profitable growth on a sustained basis through a variety of economic conditions.
•	Actively evaluating and considering opportunistic acquisitions but committing on a day-in, day-out basis to growth by organic means.
•	Maintaining a strong balance sheet and committing to using our strong cash flow generation to enhance shareholder returns.
•	Creating a diverse, inclusive and high-performing culture where our professionals can grow their career and achieve their full potential.
•	Being a responsible corporate citizen that drives positive change in the communities in which we do business.
v

Our Strategy in Action – A Powerful Platform for Sustainable Growth

(1)
See Appendix B
for the definitions of Adjusted EBITDA, Adjusted EPS and other non-GAAP financial measures for financial reporting purposes referred to in this Proxy Statement and the reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures. Certain of these non-GAAP financial measures are not defined the same as the similarly named financial measures used to establish annual incentive pay (“AIP”).

(2)	2017 GAAP EPS includes $44.9 million, or $1.14 per share, benefit from the impact of adopting the 2017 U.S. Tax Cuts and Jobs Act.

LIVING OUR CORE VALUES IN TRYING TIMES – OUR RESPONSE TO COVID-19
In a year that brought so many challenges, our teams did an incredible job of keeping our people safe and supporting them and their families, all while delivering for our clients and supporting our communities in unprecedented ways.
Our People

By April 2020, approximately 95% of our people around the world were working remotely, a level that has been largely maintained through the beginning of 2021. To address the evolving restrictions across the 28 countries in which FTI Consulting does business, our Chief Human Resources Officer and Chief Risk and Compliance Officer formed a Global COVID-19 Taskforce of professionals representing human resources, real estate and facilities, information technology and communications to keep our people both safe and informed. We also committed to supporting our people in various ways:
•	Continued to pay our employees whose job responsibilities normally reside in the office.
•	Enhanced our focus and commitment to flexible work hours to allow our people to meet personal and family commitments.
•	Global COVID-19 Taskforce updated all staff on a weekly basis on COVID-19-related developments and policies.
•	Increased investment and support for information technology services, enabling business continuity.
•	Expanded our employee assistance program offerings and policies, including introducing enhanced childcare, elder care and mental health services.
•	Maintained investment in developing our people, by providing talent development training to 96% of professionals by swiftly virtualizing our talent development offering to support remote learning.
•	Facilitated virtual teaming events to maintain strong morale and connectivity across our global workforce.
•	Provided those who are working in our offices with personal protective equipment (“PPE”).
•	Established policies and procedures for a safe return to work, where applicable.
Our Clients

From the onset of the pandemic, our teams leveraged their expertise, collaborating and innovating to deliver for our clients as they faced unparalleled challenges, including, among other examples:
•	Advising numerous clients within industries most impacted by the COVID-19 pandemic, e.g., airlines, REITs, restaurants, entertainment venues and gyms, on their liquidity issues.
•
Working with the Office of the Mayor of the City of New York to help source, vet and recommend qualified suppliers for 12 critical categories of medical PPE items, ultimately sourcing and distributing over $300 million worth of PPE.

•	Helping New York City-based Mt. Sinai Health face the unprecedented COVID-19 surge by planning for its tremendous needs in terms of clinical staffing, system deployment and surge capacity.
•	Supporting numerous vaccine producers with attaining regulatory approval of their COVID-19 vaccines within countries and across continents.
•	Moving client data from our review centers to a secure and virtually managed review platform, ensuring business continuity.
•	Implementing new processes for digital forensics to collect and analyze data remotely.
•	Introducing proprietary tools to support enhanced virtual testimony for our backlogged court system.

Our Communities

The COVID-19 pandemic shaped the course of 2020 and has continued to impact people around the world in many different ways. The global crisis caused or created lasting effects on communities and industries of all kinds, from healthcare and food security, to elderly and disabled care, to educational and professional development, and more. While many events were canceled, and traditional volunteering opportunities grew increasingly limited, FTI Consulting experts responded to the COVID-19 pandemic in various creative ways with one common goal: to help make a difference.
Of the many ways FTI Consulting employees rolled up their sleeves and helped their communities persevere through the pandemic, some of the highlights include:
•	Supporting frontline healthcare workers by cooking and delivering healthy meals to COVID-19 testing sites and hospitals, as well as making charitable donations to support healthcare organizations.
•	Making and distributing masks in their communities by utilizing their sewing skills and by procuring personal protective equipment to share with FTI Consulting colleagues in other parts of the world.
•
Assisting vulnerable members of their communities, from mowing lawns and shoveling driveways to working with community organizations to coordinate food deliveries and making time to connect with vulnerable individuals whose mental health could benefit from connection and support.

•
Providing pro bono expertise to organizations that work to alleviate the effects of COVID-19, including analyzing the economic and social impacts of COVID-19 in developing countries for the Humanitarian Aid Relief Trust and serving as internal communications and public relations experts for the UK National Health Service.

•	Donating funds allocated for office holiday parties to charitable organizations dedicated to addressing global hunger in the wake of COVID-19.
•
In addition to the tremendous volunteering and pro bono efforts, FTI Consulting employees raised more than $500,000 through donations and corporate matching to support over 75 community-based organizations helping those most impacted by the COVID-19 pandemic.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE PRACTICES, POLICIES, PROGRESS AND ACHIEVEMENTS
The Company’s policies relating to Environmental, Social & Governance (“ESG”) topics can be found on the Governance section of the Company’s website at www.fticonsulting.com/about/governance. FTI Consulting’s core values guide our approach to ESG topics:
Environmental: FTI Consulting recognizes that climate change is a global threat and one of the most significant environmental challenges of our time. The Company and our employees are committed to doing our part in addressing climate change and reducing the Company’s collective environmental impact.
Social: We seek to foster a diverse and inclusive culture, to be the Company of choice for professionals to build and advance in their career and to empower our people to do good in our communities.
Governance: Our approach to corporate governance is informed by principled actions, effective decision making and appropriate monitoring of compliance, risks and performance.
Environmental

Sustainability
•	18% reduction in global office square footage per employee from 2018 to 2020.
•	36% reduction in total energy consumed (megawatt hours) from 2018 to 2020.
•	Reduced emissions intensity per employee from 7.05 MT CO2e in 2018 to 6.53 MT CO2e in 2019 and 2.59 MT CO2e in 2020.
•	65% of employees sit in LEED-certified (or equivalent) buildings.
•	Commitment to reducing environmental impact from the Company’s office locations by focusing on:
—	Occupying building locations that are LEED-certified (or equivalent).
—	Implementing energy efficiency measures for all new office build outs.
—	Utilizing materials that meet stringent guidelines for reduced emissions.
—	Minimizing the creation of waste and implementing waste diversion practices regarding office operations.
•	Recent office build outs that include installations of bottle filler stations have offset the landfill waste associated with 100,000 single-use plastic bottles annually.
•	Server infrastructure has been 90+% virtualized.
•
For more information about FTI Consulting’s Environmental practices and the methodology used to calculate environmental impact, please review the Company’s Environmental Responsibility & Climate Change Disclosure Policy.

Social

Corporate Citizenship
•	Participant of the United Nations’ Global Compact.
•	FTI Consulting professionals supported more than 1,500 charitable organizations in 2020 through the Company’s Corporate Citizenship Program.
•	Since 2018, FTI Consulting professionals have provided more than 15,000 hours of volunteer service.
•	Since 2018, FTI Consulting professionals have donated more than $5.7 million in pro bono services to community-based organizations.
•	Employees are provided up to 35 hours each year to participate in a pro bono project that count toward their utilization.
•	Employees receive a full day of FTI Consulting-sponsored volunteer time and are eligible to participate in the Company’s Employee Matching Gift Program.
•	More than 85 Corporate Citizenship Champions across the globe serve as advocates for corporate citizenship at the local office level.
Diversity, Inclusion & Belonging
•	Signatory of the CEO Action for Diversity & Inclusion™ pledge.
•	Introduced our Action Plan to Turbocharge Diversity, Inclusion & Belonging Initiatives, centered around four pillars:
—	Reinvigorate our efforts to support, promote and retain diverse talent.
—	Double-down on efforts to attract diverse talent.
—	Leverage our expertise to help the world more broadly.
—	Keep the dialogue alive.
•	Created, hired and assimilated Global Diversity, Inclusion & Belonging Team to drive efforts globally.
•	80% of our Named Executive Officers represent diverse groups.
•	40% of our Executive Committee represents diverse groups.
•	Published our workforce gender and ethnicity demographics data for U.S.- and UK-based employees.
•	Reached goal of 100 female Senior Managing Directors in 2020, an increase of 15% compared to 2019.
•	Increased women in management positions by 37% in 2020 compared to 2018.
•	Achieved 50/50 gender balance in university and graduate hiring in 2020.
•	Increased hiring of Black professionals by 43% in the U.S. and 70% in the UK in 2020 compared to 2019.
•	Increased hiring of Asian professionals by 36% in the U.S. in 2020 compared to 2019.
•	Set goal of reaching 165 female Senior Managing Directors by 2025, an increase of 65% compared to 2020.
•	Set goal of reaching 120 underrepresented minority (“URM”) Senior Managing Directors by 2025, representing a more than doubling of URM Senior Managing Directors compared to 2020.
•	Extended our 50/50 gender balance hiring target to include Consultant and Senior Consultant levels in 2020.
•	1,621 Director level and above professionals have completed inclusive culture training, with 350 participating virtually in 2020.
•	For more information, please view our Global Diversity, Inclusion & Belonging Strategy.
x

Human Capital
•	Employee voluntary turnover rate of 8% in 2020, marking the lowest voluntary turnover rate in Company history.
•	Achieved the highest-ever annual employee engagement scores, with 85% job satisfaction in 2020 (1).
•	Expanded employee assistance program offerings and policies, including introducing enhanced childcare, elder care and mental health services.
•	Our Global Health & Safety and Human Rights policies protect the health and safety of our people and uphold individual human rights across our global platform.
•	Established policies and procedures in response to the COVID-19 pandemic for a safe return to work, where applicable.
Professional Development
•	96% of employees participated in talent development training programs in 2020, up from 83% in 2019.
•	Employees logged 74,678 total training hours in 2020, more than double the 31,268 hours logged in 2019.
•	Average annual training hours per employee of 13.0 hours in 2020 compared to 7.1 hours in 2019.
•	Globalized FTI University, resulting in a doubling of professionals attending FTI University compared to 2019.
•	895 professionals were selected for and completed leadership training programs in 2020.
•	Offered 595 webinar training sessions in 2020 to support our remote workforce.
•	Employees reported an 87% satisfaction rating for talent development courses taken in 2020.
•	Over 1,000 professionals promoted in 2020, a record number.
Governance

Board Oversight
•	The Nominating, Corporate Governance and Social Responsibility Committee oversees FTI Consulting’s ESG strategy and performance.
Best Practice Board Leadership
•	87.5% of the Board represents independent directors.
•	Independent non-employee Chairman of the Board.
•	100% independent committee membership.
•	Annual election of directors by majority in uncontested elections, with director resignation policy.
•	25% of directors are female.
•	25% of directors are based outside of the U.S.
(1)	Employee engagement statistics are based on employee responses to the Company’s 2020 Great Place to Work® survey.

Shareholder Rights
•	No poison pill.
•	No outstanding enhanced voting rights shares.
Compliance & Business Ethics
•	Code of Ethics and Business Conduct Policy supported by training offered to all employees globally.
•	Privacy Policy and mandatory periodic information technology security and privacy training.
•	Third-party contractors must acknowledge FTI Consulting’s Anti-Corruption Policy and Vendor Code of Conduct.
•	Policy on Reporting Concerns and Non-Retaliation and access to anonymous FTI Consulting Integrity Helpline.
•	Policy on Insider Information and Insider Trading supported by training offered to all employees globally.
•	Maintain policies related to specific legal and business requirements, such as anti-corruption laws, privacy laws and international sanctions rules.

KEY ELEMENTS OF 2020 COMPENSATION PROGRAM
Executive compensation is strongly linked to the financial and operational performance of the Company. The charts below demonstrate that the Company’s executive compensation program of base pay, AIP and long-term incentive pay (“LTIP”) balances fixed and at-risk pay, with 86.7% of the CEO’s target annual total compensation at-risk and 66.7% of our other named executive officers’ target annual total compensation at-risk:
2020 CEO’s Compensation at Target	2020 Other NEOs’ Compensation at Target

2020 SHAREHOLDER ENGAGEMENT AND OUTREACH
CONSIDERATION OF MOST RECENT SAY-ON-PAY VOTE RESULTS
At our 2020 annual meeting of shareholders, our shareholders expressed support for our executive compensation program with approximately 99.3% of the votes cast in favor of our say-on-pay proposal approving named executive officer compensation for the year ended December 31, 2019. Our compensation decisions were informed by discussions in the second half of 2019 with our shareholders holding approximately 60.0% of our outstanding shares. These discussions reinforced our belief that the changes we have adopted over the past several years were responsive to our shareholders’ feedback. See the section titled “Information about Our Executive Officers and Compensation—Compensation Discussion and Analysis—What Guides Our Program—How We Make Compensation Decisions—The Decision-Making Process” beginning on page 42 of this Proxy Statement.
ROBUST SHAREHOLDER ENGAGEMENT AND OUTREACH
We have a robust shareholder engagement program that proactively offers shareholders access to management and the Board at multiple touchpoints throughout the year. We regularly speak with a broad spectrum of our shareholders on a variety of topics. Such communications allow us to provide perspective on Company policies and practices, stay attuned to shareholder sentiment on a variety of issues, and address shareholder concerns with our policies and practices, when appropriate. Generally, we communicate with our major shareholders through our executive management and investor relations professionals. Periodically, our Chairman of the Board and Chair of the Compensation Committee communicate with major shareholders as well, which allows our directors to directly solicit and receive our shareholders’ views on our strategy, performance and executive compensation program.

Fall
Informed by our summer report, we extend an invitation to our 20 largest shareholders to assess corporate governance and compensation trends and practices that are important to them.

Winter
Report shareholder feedback from our fall meetings to the Board and use shareholder feedback to enhance our proxy disclosure and make appropriate changes to our governance practices and executive compensation program.

Spring
Conduct follow-up conversations with our largest shareholders and extend an invitation to our 20 largest shareholders to discuss important issues that will be considered at our upcoming annual meeting.

Summer
Prepare a report for the Board that includes a review of voting results and feedback we received from our shareholders during the proxy season. This discussion informs outreach and engagement plans for our meetings with shareholders during the fall.

BOARD COMPOSITION AND CHARACTERISTICS
Our director nominees are a diverse group of experienced business leaders who provide unique perspectives to the Company’s business discussions and strategic plans, which we believe is critical to ensuring that we maintain a high-functioning Board. Collectively, the tenure of our director nominees balances deep experience at the Company with fresh perspectives. Our director nominees also have diverse expertise and skills that enable them to effectively carry out their duties and responsibilities. Since 2014, we have added three new directors as part of our ongoing Board refreshment process, improving the Board’s gender diversity by adding a second female director and enhancing the Board’s collective expertise — notably in finance and accounting, global business and other public company board experience.
87.5% Independent Directors	25% Female Directors	9.4 Years Average Tenure (50% - 5 to 7 years)	67 Average Age	25% Directors Based Outside of U.S.
Detailed information on each of our eight nominees can be found in the section titled “Information about the Board of Directors and Committees—Information about the Nominees for Director” beginning on page 12 of this Proxy Statement.
				Committee Membership
Director	Age	Director Since	Independent Directors	Audit	Compensation	Nominating, Corporate Governance and Social Responsibility
Gerard E. Holthaus Lead Independent Director of WillScot Mobile Mini Holdings Corp.	71	2004		•	•
Steven H. Gunby President and Chief Executive Officer of FTI Consulting, Inc.	63	2014
Brenda J. Bacon President and Chief Executive Officer of Brandywine Senior Living LLC	70	2006	✔		•	C
Mark S. Bartlett Former Partner at Ernst & Young LLP	70	2015	✔	•
Claudio Costamagna Chairman of CC e Soci S.r.l.	65	2012	✔		C
Sir Vernon Ellis Former Chair of the Board of Trustees of the British Council	73	2012	✔	•		•
Nicholas C. Fanandakis Senior Advisor to the Chief Executive Officer of DuPont de Nemours, Inc.	65	2014	✔	C
Laureen E. Seeger Chief Legal Officer of the American Express Company	59	2016	✔		•	•
Independent Chairman of the Board
C	Committee Chair

SUMMARY OF VOTING PROPOSALS AND BOARD RECOMMENDATIONS
Proposal Number	Proposal	Board Voting Recommendation
No. 1	Elect as directors the eight nominees named in the Proxy Statement	FOR each nominee

Each of the eight incumbent directors has been nominated by the Board to stand for reelection as directors of the Company. Each nominee, if elected, will serve as a director for a term until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies, or until his or her death, resignation, retirement or removal (whichever occurs first). (See page 11)

No. 2	Ratify the appointment of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2021	FOR

Our Audit Committee has appointed KPMG LLP (“KPMG”) as the independent registered public accounting firm to audit our books and records for the year ending December 31, 2021. KPMG has acted as our auditor since 2006. We are offering shareholders the opportunity to ratify the appointment of our independent registered public accounting firm as a matter of good corporate governance practice. (See page 28)

No. 3	Vote on an advisory (non-binding) resolution to approve the compensation of the named executive officers for the year ended December 31, 2020 at the 2021 annual meeting of shareholders	FOR

In accordance with applicable law and the preference of our shareholders to cast an advisory (non-binding) vote on say-on-pay every year, we are affording our shareholders the opportunity to cast an advisory (non-binding) vote to approve the following resolution:

“RESOLVED, that the shareholders approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers for the year ended December 31, 2020 as described in the Proxy Statement for the 2021 Annual Meeting of Shareholders.” (See page 29)

	The transaction of any other business that may properly come before the meeting or any postponement or adjournment thereof	N/A

555 12th Street NW
Washington, D.C. 20004
+1.202.312.9100
April 19, 2021
PROXY STATEMENT for 2021 ANNUAL MEETING of SHAREHOLDERS
The Annual Meeting of Shareholders of FTI Consulting, Inc., a Maryland corporation (the “Company” or “FTI Consulting”), will be held on June 2, 2021 (the “Annual Meeting”), at 9:30 a.m., Eastern Daylight Time, at FTI Consulting’s principal executive office, which is located at 555 12th Street NW, Washington, D.C. 20004.
Our Board of Directors (our “Board”) is soliciting our shareholders’ proxies to be voted at our Annual Meeting. Shareholders of the Company as of the close of business on March 4, 2021, the record date for the Annual Meeting (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment of the Annual Meeting.
This proxy statement (“Proxy Statement”) provides information that you should read before you vote (or authorize a proxy to vote) on the proposals that will be presented to you at the Annual Meeting and is intended to assist you in deciding how to vote your shares of common stock, par value $0.01 per share (“Common Stock”), of the Company.
On or about April 19, 2021, we began mailing or emailing to shareholders of record as of the close of business on the Record Date a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this Proxy Statement and our Annual Report to Shareholders for the year ended December 31, 2020 (the “Annual Report”) online, and we began sending a full set of the proxy materials and Annual Report to shareholders who previously requested paper copies.
Finally, the Annual Meeting is currently scheduled to be held at 555 12th Street NW, Washington, D.C. 20004. However, as part of our precautions regarding the coronavirus disease 2019 (COVID-19), we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by the Company and available at https://ir.fticonsulting.com/press-releases and https://www.virtualshareholdermeeting.com/FCN2021 where you will also find information on how to attend the virtual meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
WHY AM I RECEIVING THESE PROXY MATERIALS?
You are invited to attend the Annual Meeting and are entitled to consider and vote on the items of business described in this Proxy Statement. The proxy materials include the Notice and our Annual Report. If you received a paper copy of these materials by mail or email, the proxy materials also include a proxy card or voting instruction card for the Annual Meeting.
The information in this Proxy Statement describes (i) the proposals to be considered and voted on at the Annual Meeting, (ii) the voting process, (iii) the eight nominees for director named in this Proxy Statement, (iv) information about our Board and committees of our Board (collectively, the “Committees”), (v) the compensation of our named executive officers (each an “NEO,” and collectively, the “NEOs”) and non-employee directors for the year ended December 31, 2020, and (vi) certain other information we are required or have chosen to provide to you.
WHY DID I RECEIVE A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS?
We are sending a Notice, by mail or email, to many shareholders instead of paper copies of the proxy materials and Annual Report. All shareholders receiving the Notice will find instructions on how to access this Proxy Statement and our Annual Report on the website referred to in the Notice or how to request a printed set of these materials at no charge. Choosing to receive future proxy materials and annual reports over the Internet or by email will save us the cost of printing and mailing documents and will reduce the impact on the environment of holding annual meetings. Your election to receive the proxy materials and annual reports over the Internet or by email will remain in effect until it is terminated. Your Notice will contain instructions on how to:
•	view our proxy materials for the Annual Meeting on the Internet;
•	view our Annual Report on the Internet;
•	vote your shares of Common Stock of the Company or authorize a proxy to vote your shares; and
•	instruct us to send future proxy materials to you by mail or electronically by email.
WHY DID I RECEIVE PAPER COPIES OF THE PROXY MATERIALS AND ANNUAL REPORT?
We are providing some of our shareholders, including shareholders who have previously requested paper copies of the proxy materials and Annual Report and some of our shareholders who live outside the United States (“U.S.”), with paper copies of this Proxy Statement and the Annual Report, instead of the Notice. In addition, any shareholder may request to receive proxy materials and annual reports in printed form by mail or electronically by email or over the Internet on an ongoing basis.
HOW CAN I REQUEST PAPER COPIES OF THE PROXY MATERIALS AND ANNUAL REPORT?
Shareholders will find instructions about how to obtain paper copies of the proxy materials and Annual Report in the Notice or the email you receive. Additionally, we will promptly send a copy of the Annual Report to you at no charge upon written request to our Corporate Secretary at FTI Consulting, Inc., 6300 Blair Hill Lane, Suite 303, Baltimore, MD 21209 or by email to FTI2021annualmeeting@fticonsulting.com.
WHEN AND WHERE WILL THE COMPANY HOLD THE ANNUAL MEETING?
The Annual Meeting will be held on Wednesday, June 2, 2021, at 9:30 a.m., Eastern Daylight Time. If held in person, the Annual Meeting will be held at our executive office located at 555 12th Street NW, Washington, D.C. 20004, telephone no. +1.202.312.9100.
However, as part of our precautions regarding the coronavirus disease 2019 (COVID-19), we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by the Company and available at https://ir.fticonsulting.com/ press-releases and https://www.virtualshareholdermeeting.com/FCN2021 where you will also find information on how to attend the virtual meeting.

WHO MAY VOTE AT THE ANNUAL MEETING?
You may vote all of the shares of our Common Stock that you own as of the close of business on the Record Date. You may cast one vote for each share that you own. As of the close of business on the Record Date, 34,217,718 shares of our Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.
WHAT IS A QUORUM?
A quorum must be present at the Annual Meeting in order to transact business. A quorum will be established if shareholders entitled to cast a majority of all votes entitled to be cast are represented at the Annual Meeting, either in person or by proxy. If a quorum is not established, no business may be conducted at the Annual Meeting, in which case the Annual Meeting may be adjourned without a vote of shareholders by the chairman of the Annual Meeting until such time as a quorum is present, with no notice other than announcement at the Annual Meeting.
Proxies received and marked as abstentions from voting on a proposal and broker non-votes are counted for determining whether a quorum is present. A “broker non-vote” results when a trust, broker, bank, or other nominee or fiduciary that holds shares for another person has not received voting instructions from the owner of the shares and, under the applicable rules of the New York Stock Exchange (the “NYSE”), does not have the discretionary authority to vote on a matter. If a properly executed proxy has not been returned, the holder is not present for quorum purposes unless actually present in person at the Annual Meeting.
WHAT AM I VOTING ON, HOW MANY VOTES ARE REQUIRED TO ELECT DIRECTORS AND APPROVE THE OTHER PROPOSALS, AND HOW DOES THE BOARD RECOMMEND I VOTE?
Proposal No. 1: Elect as directors the eight nominees named in the Proxy Statement
As there are eight nominees for the eight director seats up for election, each nominee will be elected as a director if he or she receives the affirmative vote of a majority of the total votes cast “FOR” and “WITHHELD” with respect to his or her election as a director at the Annual Meeting. Any abstentions or broker non-votes are not counted as votes cast either “FOR” or “WITHHELD” with respect to a director’s election and will have no effect on the election of directors.

The Board recommends a vote FOR the election of each nominee as a director.

Proposal No. 2: Ratify the appointment of KPMG LLP (“KPMG”) as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2021
Ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2021 requires a majority of the votes cast on the proposal at the Annual Meeting to be voted “FOR” this proposal. Abstentions will not count as votes cast either “FOR” or “AGAINST” Proposal No. 2 and will have no effect on the results of the vote on this proposal. Discretionary voting is permitted by the NYSE on this proposal, and, therefore, we do not anticipate any broker non-votes for this proposal.

The Board recommends a vote FOR the ratification of the appointment of KPMG.

Proposal No. 3: Vote on an advisory (non-binding) resolution to approve the compensation of the named executive officers for the year ended December 31, 2020 at the 2021 Annual Meeting of Shareholders
The approval of an advisory resolution approving the compensation of our named executive officers for the year ended December 31, 2020 as described in this Proxy Statement for the Annual Meeting requires a majority of the votes cast on this proposal at the Annual Meeting to be voted “FOR” this proposal. Abstentions and broker non-votes will not be counted as votes cast either “FOR” or “AGAINST” Proposal No. 3 and will have no effect on this proposal. However, this proposal is an advisory (non-binding) proposal.

The Board recommends a vote FOR the advisory (non-binding) resolution to approve the compensation of our named executive officers for the year ended December 31, 2020 as described in the Proxy Statement for the 2021 annual meeting of shareholders.

If you sign, date and return a proxy card but do not complete voting instructions for a proposal, your shares will be voted with respect to such proposal by the named proxies in accordance with the Board’s above recommendations and in the discretion of the proxy holder on any other matter that may properly come before the Annual Meeting or any postponement or adjournment thereof.
CAN I VOTE MY SHARES BY FILLING OUT AND RETURNING THE NOTICE?
No. The Notice identifies the items to be considered and voted on at the Annual Meeting, but you cannot vote by marking and returning the Notice. The Notice provides instructions on how to authorize a proxy to vote your shares of Common Stock by Internet, by telephone or by requesting a paper proxy card, or how to vote in person by attending and submitting a ballot at the Annual Meeting.
WHO PAYS THE COSTS OF THE PROXY SOLICITATION?
The Company will pay the cost of soliciting proxies. In addition to the mailing or emailing of the Notice, the proxy materials and the Annual Report, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our officers, directors and employees, who will not receive any additional compensation for such solicitation activities.
WHAT DOES IT MEAN IF I RECEIVED MORE THAN ONE PROXY CARD OR VOTING INSTRUCTION CARD?
If you receive more than one proxy card or voting instruction card, it means that you have multiple accounts with our transfer agent and/or a broker, trust, bank, or other nominee or fiduciary or you may hold shares in different ways or in multiple names (such as through joint tenancy, trusts and custodial accounts). Please vote all your shares.
WILL MY SHARES BE VOTED IF I DO NOT COMPLETE, SIGN, DATE AND RETURN MY PROXY CARD OR VOTING INSTRUCTION CARD, OR VOTE BY SOME OTHER METHOD?
If you are a registered “record” shareholder and you do not authorize a proxy to vote your shares of Common Stock by Internet, by telephone or by completing, signing, dating and returning a paper proxy card or voting instruction card, your shares will not be voted unless you attend the Annual Meeting and vote in person. In addition, if you sign, date and return a proxy card but do not complete voting instructions for a proposal, your shares will be voted with respect to such proposal by the named proxies in accordance with the Board’s recommendations and in the discretion of the proxy holder on any other matter that may properly come before the Annual Meeting or any postponement or adjournment thereof.
If your shares are held in a brokerage account or by a trust, bank, or other nominee or fiduciary, you are considered the “beneficial owner” of shares held in “street name,” and the Notice or proxy materials were forwarded to you by that organization. In order to vote your shares, you must follow the voting instructions forwarded to you by or on behalf of that organization. Brokerage firms, trusts, banks, and other nominees and fiduciaries are required to request voting instructions for shares they hold on behalf of customers and others. As the beneficial owner, you have the right to direct the record holder how to vote, and you are also invited to attend the Annual Meeting. We encourage you to provide instructions to your broker, trust, bank, or other nominee or fiduciary on how to vote your shares. Since a beneficial owner is not the record shareholder, you may not vote the shares at the Annual Meeting unless you obtain a legal proxy from the record holder giving you the right to vote the shares at the meeting. We note that obtaining a legal proxy may take several days.
Even if you do not provide voting instructions on your voting instruction card, if you hold shares through an account with a broker, trust, bank, or other nominee or fiduciary, your shares may be voted. Brokerage firms have the authority under NYSE rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. Proposal No. 2, to ratify the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2021, is considered a routine matter for which brokers, trusts, banks, and other nominees and fiduciaries may vote in the absence of specific instructions.
When a proposal is not considered “routine” and the broker, trust, bank, or other nominee or fiduciary has not received voting instructions from the beneficial owner of the shares with respect to such proposal, such firm cannot vote the shares on that proposal. All proposals, other than Proposal No. 2, are non-routine proposals. Votes that cannot be cast by a broker, trust, bank, or other nominee or fiduciary on non-routine matters are known as “broker non-votes.”

HOW CAN I REVOKE MY PROXY AND CHANGE MY VOTE PRIOR TO THE ANNUAL MEETING?
You may change your vote at any time prior to the vote taken at the Annual Meeting. You may revoke or change your vote in any one of four ways:
•
You may notify our Corporate Secretary, at our office at 6300 Blair Hill Lane, Suite 303, Baltimore, MD 21209 or by email to FTI2021annualmeeting@fticonsulting.com, in writing that you wish to revoke your proxy.

•	You may submit a proxy dated later than your original proxy.
•
You may attend the Annual Meeting and vote by ballot if you are a shareholder of record. Merely attending the Annual Meeting will not by itself revoke a previously authorized proxy. You must submit a ballot and vote your shares of Common Stock at the Annual Meeting.

•
For shares you hold beneficially or in street name, you may change your vote by following the specific voting instructions provided to you by the record holder to change or revoke any instructions you have already provided or, if you obtained a legal proxy from your broker, trust, bank, or other nominee or fiduciary giving you the right to vote your shares, by attending the Annual Meeting and voting. Again, attendance alone will not by itself revoke a previously authorized proxy.

HOW DO I ATTEND THE ANNUAL MEETING?
The Annual Meeting is currently scheduled to be held at 555 12th Street NW, Washington, D.C. 20004. However, as part of our precautions regarding the coronavirus disease 2019 (COVID-19), we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by the Company and available at https://ir.fticonsulting.com/press-releases and https://www.virtualshareholdermeeting.com/FCN2021 where you will also find information on how to attend the virtual meeting.
If you plan to attend the Annual Meeting, you must register in advance by no later than May 20, 2021 and follow these instructions to gain admission. Attendance at the Annual Meeting is limited to shareholders as of the close of business on the Record Date or their authorized proxy holders or representatives. Cameras, sound or video recording equipment, cellular telephones, smartphones or other similar equipment, and electronic devices will not be allowed in the meeting room. To gain admission to an in-person Annual Meeting, you must present an admission ticket and valid picture identification, such as a driver’s license or passport.
•
If You Vote by Mail. If you are a shareholder of record and receive your proxy materials by mail, you must mark the box on the proxy card you return to the Company indicating that you will attend the Annual Meeting. Your admission ticket is attached to your proxy card.

•
If You Vote by Internet. If you are a shareholder of record and receive your materials electronically and authorize a proxy to vote your shares of Common Stock via the Internet, there will be instructions to follow when voting to register to attend the Annual Meeting and print out your admission ticket.

•
Beneficial Owners. If you are a beneficial owner, bring the notice or voting instruction card that you received from the record holder to be admitted to the Annual Meeting. You will also be asked to present your brokerage statement reflecting your ownership of shares as of the close of business on the Record Date. You will not be able to vote your shares at the Annual Meeting without a legal proxy from the record holder.

•
Authorized Proxy Holder or Named Representatives. If you are a shareholder as of the close of business on the Record Date and intend to appoint another individual as a proxy holder or authorized named representative to attend the Annual Meeting on your behalf, you must send a written request for an admission ticket by regular mail to our Corporate Secretary at FTI Consulting, Inc., 6300 Blair Hill Lane, Suite 303, Baltimore, MD 21209, by fax to +1.410.951.4878 or by email to FTI2021annualmeeting@fticonsulting.com. Each shareholder may appoint only one proxy holder or authorized representative to attend the meeting on his or her behalf. Requests for authorized proxy holders or named representatives to attend the Annual Meeting must be received by no later than Thursday, May 20, 2021. Please include the following information when submitting your request: (i) your name and complete mailing address; (ii) proof that you own shares of Common Stock of the Company as of the close of business on the Record Date (such as a brokerage statement showing your name and address or a letter from the brokerage firm, trust, bank, or other nominee or fiduciary holding your shares); (iii) a signed authorization appointing such individual to be your authorized named representative at the meeting, which includes the individual’s name, mailing address, telephone number and email address, and a description of the extent of his or her authority; and (iv) a legal proxy if you intend such representative to vote your shares at the meeting.
•	We reserve the right to deny entry to the Annual Meeting if the above conditions are not satisfied.
ADDITIONAL INFORMATION
On or about April 19, 2021, we began sending a Notice of Internet Availability of Proxy Materials, including Internet availability of the Annual Report, or the Notice of the Annual Meeting, this Proxy Statement and the Annual Report in paper copies, to the Company’s shareholders of record as of the close of business on the Record Date. The Annual Report does not constitute a part of the proxy solicitation materials. The Annual Report provides you with additional information about the Company. Copies of our Notice of Annual Meeting, Proxy Statement and Annual Report are available on the Company’s website at https://www.fticonsulting.com under “About—Governance— Annual Reports & Proxy Statements—Annual Reports” and “About—Governance—Annual Reports & Proxy Statements—Proxy Statements.”

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES
THE DIRECTOR NOMINATION PROCESS
IDENTIFICATION OF CANDIDATES AS DIRECTORS FOR ELECTION AT THE ANNUAL MEETING
Our Board currently consists of eight directors, seven of whom are independent. During the first quarter of each year, the Board and each Committee conducts a self-assessment, which helps to inform the director nomination process. The Nominating, Corporate Governance and Social Responsibility Committee works with our Board to develop the qualifications, attributes and experience required of Board nominees in light of current Board composition, our business and operations, our long-term and short-term plans, applicable legal and listing requirements, and other factors the Nominating, Corporate Governance and Social Responsibility Committee considers relevant.
The Nominating, Corporate Governance and Social Responsibility Committee is authorized, in its sole discretion, to engage outside search firms and consultants to assist with the process of identifying and qualifying candidates for nomination as directors and has the sole authority to negotiate the fees and terms of the retention of such advisors.
The Nominating, Corporate Governance and Social Responsibility Committee evaluates incumbent directors for reelection each year as if they were new candidates. It may identify other candidates for nomination as directors, if necessary, through recommendations from our directors, management, employees, shareholders or outside consultants, as well as through the formal shareholder nomination process described under the section titled “Corporate Governance—Shareholder Nominees for Director” on page 27 of this Proxy Statement. The Nominating, Corporate Governance and Social Responsibility Committee will evaluate candidates in the same manner, regardless of the source of the recommendation.
As part of its refreshment efforts, the Nominating, Corporate Governance and Social Responsibility Committee focuses on ensuring that the non-employee director candidates are independent and have a diverse skill set based on industry and company specific knowledge and will bring unique perspectives to the Board. The Nominating, Corporate Governance and Social Responsibility Committee will also consider gender and other diversity-related attributes when evaluating candidates. Specifically, the refreshment process entails:

Key director attributes that are considered by the Nominating, Corporate Governance and Social Responsibility Committee and the Board include:
•
Leadership Experience. Experience holding a significant leadership position in a complex organization or experience dealing with complex problems, including a practical understanding of strategy, processes, risk management and other factors that accelerate growth and change.

•	Finance or Accounting Experience. Experience with finance and/or financial reporting that demonstrates an understanding of finance and financial information and processes.
•
Services or Industry Experience. Experience with our key practice offerings or client industries — such as capital markets, mergers and acquisitions, restructuring, consulting, energy, financial institutions, healthcare and telecom, media and technology — to deepen the Board’s understanding and knowledge of our business.

•	Government Experience. Experience working constructively and proactively with governments and agencies, both foreign and domestic.
•
Other Public Company Board Experience. Experience serving on the boards and board committees of other public companies provides an understanding of corporate governance practices and trends and insights into board management and the relationships among the board, the chief executive officer and other members of senior management.

•
Global Experience. Experience managing or growing companies outside the U.S. or with global companies to broaden our knowledge, help direct our global expansion and help navigate the hurdles of doing business outside the U.S.

•
Diversity. Diversity of gender, background, professional skills and work experience to bring unique perspectives to the Board to help broaden the Company’s understanding and knowledge of the markets we serve.

In addition, the Nominating, Corporate Governance and Social Responsibility Committee and the Board consider other factors, as they determine to be appropriate, including:
•	Integrity and Credibility. High ethical standards and strength of character in the candidate’s personal and professional dealings and a willingness to be held accountable.
•	Business Judgment. Mature and practical judgment and a history of making good business decisions in good faith and in a manner that will be in the best interests of the Company and its stakeholders.
•	Collaborative Work Ethic. Ability to work together with other directors and management to carry out his or her duties in the best interests of the Company and its stakeholders.
•	Need for Expertise. The extent to which the candidate has some quality or experience that would fill a present need on the Board.
•
Sufficient Time. The candidate is willing to devote sufficient time and effort to the affairs of the Company, as well as other factors related to the ability and willingness of the candidate to serve on the Board.

•
Independence. The non-employee director candidate qualifies as independent under the rules of the Company’s Categorical Standards of Director Independence, which can be found in the Governance section of the Company’s website at www.fticonsulting.com/about/governance, and the NYSE’s corporate governance rules.

QUALIFICATIONS OF THE INCUMBENT DIRECTORS
Our director nominees are a diverse group of experienced business leaders who provide unique perspectives to the Company’s business discussions and strategic plans, which we believe is critical to ensuring that we maintain a high-functioning Board. Collectively, the tenure of our director nominees balances deep experience at the Company with fresh perspectives. Our director nominees also have diverse expertise and skills that enable them to effectively carry out their duties and responsibilities.
Director	Leadership	Finance and Accounting	Services or Industry	Government	Other Public Company Board Experience	Global	Diversity	Independence
Brenda J. Bacon	•	•	•	•	•		•	•
Mark S. Bartlett	•	•	•		•	•		•
Claudio Costamagna	•	•	•		•	•		•
Vernon Ellis	•	•	•	•		•		•
Nicholas C. Fanandakis	•	•	•		•	•		•
Steven H. Gunby	•	•	•		•	•
Gerard E. Holthaus	•	•	•		•	•		•
Laureen E. Seeger	•		•		•	•	•	•
During the first quarter of 2021, the Nominating, Corporate Governance and Social Responsibility Committee discussed with each incumbent director his or her ability to continue to serve as a director if he or she were to be nominated by the Board and reelected by shareholders at the Annual Meeting. All of the incumbent directors welcome the opportunity to continue to serve as a director of the Company if reelected by shareholders at the Annual Meeting.

CHARACTERISTICS OF THE INCUMBENT DIRECTORS
Since 2014, we have added three new directors, improving the Board’s gender diversity by adding a second female director and enhancing the Board’s collective expertise — notably in finance and accounting, global business and other public company board experience. Director refreshment has resulted in a diverse group of independent directors with low average tenure, gender diversity and significant experience.
87.5% Independent Directors	25% Female Directors	9.4 Years Average Tenure (50% - 5 to 7 years)	67 Average Age	25% Directors Based Outside of U.S.
2021 NOMINATIONS OF CANDIDATES AS DIRECTORS FOR ELECTION AT THE ANNUAL MEETING
Following its consideration of the above factors, as well as the qualifications of the incumbent directors, including their ability to continue to serve as directors of the Company following the Annual Meeting, the Nominating, Corporate Governance and Social Responsibility Committee recommended, and the Board nominated, all eight of the incumbent directors to stand for reelection by shareholders at the Annual Meeting:
2021 Director Nominees
Brenda J. Bacon	Nicholas C. Fanandakis
Mark S. Bartlett	Steven H. Gunby
Claudio Costamagna	Gerard E. Holthaus
Vernon Ellis	Laureen E. Seeger
INDEPENDENCE OF DIRECTORS
The Board has established Categorical Standards of Director Independence, which are the same as the NYSE Section 303A standards governing director independence as currently in effect, and recognizes that a director is “independent” if he or she does not have a material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), considering all facts and circumstances that the Board determines are relevant. Our Categorical Standards of Director Independence are available on the Company’s website at https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/categorical-standards-for-director-independence.pdf. Based on those standards, the Board, upon the recommendation of the Nominating, Corporate Governance and Social Responsibility Committee, affirmatively determined that, other than Steven H. Gunby, the seven current non-employee directors named above who are standing for reelection at the Annual Meeting are independent. Steven H. Gunby is not considered independent since he is our President and Chief Executive Officer (our “CEO”).
In making its independence determinations, the Board considered that Brenda J. Bacon is Chief Executive Officer of Brandywine Senior Living LLC, and Laureen E. Seeger is Chief Legal Officer of the American Express Company, each a client of the Company. The Board found that Ms. Bacon and Ms. Seeger are each independent, after concluding that the Company’s engagements with each employer and its subsidiaries are in the ordinary course of the Company’s business on substantially the same terms as transactions with other clients of the Company for similar services, and neither Ms. Bacon nor Ms. Seeger has received any direct or indirect personal and pecuniary benefits from any such client engagements or transactions. The aggregate fees from such engagements with each of Brandywine Senior Living LLC and its subsidiaries and the American Express Company and its subsidiaries amounted to less than the greater of $1.0 million or 2% of each of such company’s consolidated gross revenues for each year ended December 31, 2018, December 31, 2019 and December 31, 2020.
In addition, during each of the years ended December 31, 2018, December 31, 2019 and December 31, 2020, the Company has not made charitable contributions to any organization in which a director serves as an employee, officer, director or trustee, which in any single year exceeded the greater of $1.0 million or 2% of such organization’s gross revenues.

PROPOSAL NO. 1—ELECT AS DIRECTORS THE EIGHT NOMINEES NAMED IN THE PROXY STATEMENT
Each of the eight incumbent directors nominated by the Board is standing for reelection at the Annual Meeting. Each nominee, if elected, will serve as a director until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies or until his or her death, resignation, retirement or removal (whichever occurs first).
We do not know of any reason why any nominee would be unable to serve as a director, if elected. If any nominee is unable to serve or for good cause will not serve, which is not anticipated, the Nominating, Corporate Governance and Social Responsibility Committee may identify and recommend a candidate or candidates to the Board as a potential substitute nominee or nominees, and, if the Board agrees with the Nominating, Corporate Governance and Social Responsibility Committee’s recommendation, it will nominate such person(s). If that happens, all valid proxies will be voted “FOR” the election of the substitute nominee or nominees designated by the Board. Alternatively, the Board may determine to keep a vacancy open or reduce the size of the Board. Shareholders may not vote for a greater number of persons than the number of nominees named.
More detailed information about each of the eight nominees is provided in the section of this Proxy Statement titled “Information about the Board of Directors and Committees—Information about the Nominees for Director” beginning on page 12 of this Proxy Statement.
Our policy is that all incumbent directors are expected to attend the annual meeting of shareholders, except in cases of serious illness or extreme hardship.
Shareholder Approval Required. Each nominee will be elected as a director if he or she receives the affirmative vote of a majority of the total votes cast “FOR” and “WITHHELD” with respect to his or her election as a director at the Annual Meeting. Abstentions or broker non-votes are not counted as votes cast either “FOR” or “WITHHELD” with respect to a director’s election and will have no effect on the election of directors. Any incumbent director who does not receive the required vote will be subject to our mandatory resignation policy, which is described in the section of this Proxy Statement titled “Corporate Governance—Our Significant Corporate Governance Policies and Practices” beginning on page 23 of this Proxy Statement.
The Board of Directors Unanimously Recommends That You Vote FOR the Election of All Eight Nominees as Directors.

INFORMATION ABOUT THE NOMINEES FOR DIRECTOR
All of the nominees were elected as directors of the Company at the 2020 annual meeting of shareholders held on June 3, 2020 (the “2020 Annual Meeting”). Information about each of the eight incumbent directors nominated to stand for election at the Annual Meeting is detailed below:
2021 Nominees for Director	Principal Occupation and Business Experience
Brenda J. Bacon Independent Director Director Since: 2006 Age: 70
Brenda Bacon has been President and Chief Executive Officer of Brandywine Senior Living LLC for more than 15 years. Ms. Bacon co-founded Brandywine Living in 1996. Brandywine Senior Living LLC currently has 32 operating properties in seven states, with additional communities in development. Brandywine Living is a growing platform for luxury senior living with supportive services. Ms. Bacon served as Chief of Management and Planning, a cabinet-level position for the State of New Jersey under former New Jersey Governor James J. Florio from 1989 to 1993. During President Clinton’s first term, Ms. Bacon was on loan to the Presidential Transition Team, as co-chair for the transition of the Department of Health and Human Services.
Public Company Directorships and Committees:
Hilton Grand Vacations Inc. [Member of Audit Committee and Nominating and Corporate Governance Committee]
Other Select Non-Public Directorships and Committees:
Argentum [Director]
Rowan University [Trustee] [Member of University Advancement Committee]

Mark S. Bartlett Independent Director Director Since: 2015 Age: 70
Mark Bartlett has extensive accounting and financial services experience, having retired as a Partner of Ernst & Young LLP, a leading accounting firm, in June 2012. Mr. Bartlett joined Ernst & Young in 1972 and worked there until his retirement, serving as Managing Partner of the firm’s Baltimore office and Senior Client Service Partner for the Mid-Atlantic region. He is a certified public accountant.
Public Company Directorships and Committees:
Rexnord Corporation [Lead Independent Director] [Member of Audit Committee and Executive Committee]
T. Rowe Price Group, Inc. [Chair of Audit Committee and Member of Executive Compensation and Management Development Committee]
WillScot Mobile Mini Holdings Corp. [Chair of Audit Committee and Member of Compensation Committee and Related Party Transactions Committee]
Past Public Company Directorships:
WillScot Corp.
Other Select Non-Public Directorships and Committees:
The Baltimore Life Companies [Chair of Audit Committee]

2021 Nominees for Director	Principal Occupation and Business Experience
Claudio Costamagna Independent Director Director Since: 2012 Age: 65
Claudio Costamagna is Chairman of CC e Soci S.r.l., a financial advisory firm he founded in June 2007, and CC Holdings S.r.L., its parent. Mr. Costamagna has extensive experience in investment banking, having served for 18 years, until April 2006, in various positions with The Goldman Sachs Group, Inc., culminating as Chairman of the Investment Banking Division in Europe, the Middle East and Africa from December 2004 to March 2006.
Past Public Company Directorships:
Advanced Accelerator Applications S.A. [Chairman]
Other Select Non-Public Directorships and Committees:
CC e Soci S.r.l. [Chairman]
Finavedi S.p.A.
Italiana Petroli S.p.A.
Salini Costruttori S.p.A

Sir Vernon Ellis Independent Director Director Since: 2012 Age: 73
Sir Vernon Ellis served as Chair of the Board of Trustees of the British Council, the United Kingdom’s international organization for cultural relations and education opportunities, from March 2010 to March 2016. He has extensive experience in international management consulting, having retired from Accenture (UK) Limited, a leading global professional services firm, in March 2010, after holding the position of Senior Advisor from January 2008 to March 2010 and International Chairman from January 2001 to December 2007 and holding other major operational roles prior to 2001.
Other Select Non-Public Directorships and Committees:
Martin Randall Travel Ltd. [Chairman]

2021 Nominees for Director	Principal Occupation and Business Experience
Nicholas C. Fanandakis Independent Director Director Since: 2014 Age: 64
Nicholas Fanandakis has served as Senior Advisor to the Chief Executive Officer of DuPont de Nemours, Inc. (“DuPont”), a leading global research and technology-based science company, since February 2020. In June 2019, Mr. Fanandakis retired as an Executive Vice President of DuPont after 40 years of service. Mr. Fanandakis helped lead the company through the merger with The Dow Chemical Company and then subsequent separations. From November 2009 to September 1, 2017, Mr. Fanandakis served as Chief Financial Officer and Executive Vice President of DuPont and led the company through major portfolio transformations. Mr. Fanandakis joined DuPont in 1979 as an accounting and business analyst. Mr. Fanandakis also served in a variety of plant, marketing, product management and business director roles. Mr. Fanandakis served as Group Vice President of DuPont Applied BioSciences from 2008 to 2009. Mr. Fanandakis also served as Vice President and General Manager of DuPont Chemical Solutions Enterprise from 2003 until February 2007, when he was named Vice President of DuPont Corporate Plans.
Public Company Directorships and Committees:
Duke Energy Corp. [Member of Audit Committee and Finance and Risk Management Committee]
ITT Inc. [Member of Audit Committee and Compensation Committee]

Steven H. Gunby Director Since: 2014 Age: 63
Steven Gunby joined the Company as its President and Chief Executive Officer on January 20, 2014. Mr. Gunby has extensive experience in the consulting services industry, having formerly been employed by The Boston Consulting Group, a leading business strategy consulting services firm, for more than 30 years beginning in August 1983. The positions he held with The Boston Consulting Group include Global Leader, Transformation, from January 2011 to January 2014, and Chairman, North and South America, from December 2003 to December 2009. He also held other major managerial roles in his capacity as a Senior Partner and Managing Director since 1993, including serving as a member of The Boston Consulting Group’s Executive Committee.
Public Company Directorships and Committees:
Arrow Electronics, Inc. [Member of Audit Committee and Chair of Compensation Committee]

2021 Nominees for Director	Principal Occupation and Business Experience
Gerard E. Holthaus Independent Director Chairman of the Board Since: 2013 Director Since: 2004 Age: 71
Gerard Holthaus serves as the Lead independent Director of WillScot Mobile Mini Holdings Corp., a leading provider of modular space solutions in North America. Mr. Holthaus served as independent non-executive Chairman of the Board of WillScot Corp. from November 2017 up to and until the merger of Mobile Mini Corp. into WillScot Corp. in July 2020. Prior to November 2017, Mr. Holthaus served as non-executive Chairman of the Board of Algeco Scotsman Global S.a.r.l. and its holding company, Algeco/Scotsman Holdings S.a.r.l., a leading global provider of modular space solutions, positions that he held since April 2010. From October 2007 to April 2010, Mr. Holthaus held the positions of Executive Chairman of the Board and Chief Executive Officer of Algeco Scotsman Global S.a.r.l.
Public Company Directorships and Committees:
WillScot Mobile Mini Holdings Corp. [Lead Independent Director] [Member of Audit Committee, Chair of Nominating and Corporate Governance Committee and Member of Related Party Transactions Committee]
Past Public Company Directorships:
BakerCorp International, Inc.
Neff Corporation
Nesco Holdings, Inc.
WillScot Corp.
Other Select Non-Public Directorships and Committees:
The Baltimore Life Companies [Chairman of the Board] [Member of Nominating and Corporate Governance Committee]

Laureen E. Seeger Independent Director Director Since: 2016 Age: 59
Laureen Seeger is Chief Legal Officer of the American Express Company, a diversified financial services company, having previously held the title of Executive Vice President and General Counsel from July 2014 to July 2018. From March 2006 through June 2014, Ms. Seeger served as Executive Vice President, General Counsel and Chief Compliance Officer at McKesson Corporation, the largest healthcare services company in North America, where she led the Law, Public Affairs, Compliance and Corporate Secretary functions, while guiding the Company through complex legal and regulatory environments and contributing to its financial growth. Ms. Seeger joined McKesson in 2000 as General Counsel of its Technology Division. In this role, she provided leadership through complex merger and acquisition transactions and product evolutions, while building the Law Department and enhancing client service.
Other Select Non-Public Directorships and Committees:
Central Park Conservancy
University of Wisconsin Foundation and Alumni Association [Member of Development Committee and Governance Committee]

DIRECTOR ATTENDANCE AT MEETINGS
DIRECTOR ATTENDANCE AT BOARD AND COMMITTEE MEETINGS
Our Board and its Committees meet throughout the year on a set schedule, hold special meetings as needed and act by written consent from time to time. Each director is expected to attend all meetings of the Board and each Committee of the Board on which he or she serves unless excused for reasons of serious illness or extreme hardship. During each director’s term of office in 2020, each director attended 75% or more of the total number of regular and special meetings held by the Board and each Committee on which he or she served during the period in which he or she served as a director.
In 2020, the Board and each Committee held the following number of meetings:
	Board of Directors	Audit Committee	Compensation Committee	Nominating, Corporate Governance and Social Responsibility Committee
Total Meetings Held	11	5	8	5
For purposes of presenting this information, each joint meeting of the Board and any Committee has been counted as a separate meeting of the Board and the applicable Committee. Meetings that were adjourned one day and reconvened on another day have been counted as one meeting. A meeting at which the Board or a Committee has convened for a limited joint purpose has been counted as the meeting of the primary meeting holder.
DIRECTOR ATTENDANCE AT OTHER MEETINGS
Our independent directors meet in closed (executive) sessions, without the presence of management, periodically throughout the year. The non-executive, independent Chairman of the Board chairs the meetings of the independent directors, which coincide with regular meetings of the Board. During 2020, our independent directors met in closed (executive) sessions four times without management, and all independent directors attended 75% or more of such sessions.
Our policy is that all director nominees attend the annual meeting of shareholders except in cases of serious illness or extreme hardship. All nominees for director who were elected as directors of the Company on June 3, 2020 attended our 2020 Annual Meeting.
COMMITTEES OF THE BOARD OF DIRECTORS
COMMITTEE MEMBERSHIP
Name	Audit	Compensation	Nominating, Corporate Governance and Social Responsibility
Brenda J. Bacon		•	Chair
Mark S. Bartlett	•
Claudio Costamagna		Chair
Vernon Ellis	•		•
Nicholas C. Fanandakis	Chair
Gerard E. Holthaus	•	•
Laureen E. Seeger		•	•

The Audit Committee, Compensation Committee and Nominating, Corporate Governance and Social Responsibility Committee operate under written Committee Charters. The Committee Charters are reviewed annually, and more frequently as necessary, to address any new rules or best practices relating to the responsibilities of the applicable Committee or changes to such rules and best practices. Each Committee approves its own Committee Charter amendment and submits it to the Nominating, Corporate Governance and Social Responsibility Committee, which recommends action by the Board. All Committee Charter amendments are submitted to the Board for approval.
Copies of the Charter of the Audit Committee, Charter of the Compensation Committee and Charter of the Nominating, Corporate Governance and Social Responsibility Committee are available on the Company’s website under “About—Governance” at https://www.fticonsulting.com/about/governance, as follows:
Committee	Website Link
Audit Committee	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/charter-of-the-audit committee-of-the-board-of-directors.pdf
Compensation Committee	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/charter-of-the-compensation -committee-of-the-board-of-directors.pdf
Nominating, Corporate Governance and Social Responsibility Committee	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/charter-of-the-nominating- and-corporate-governance-committee-of-the-board-of-directors.pdf
AUDIT COMMITTEE
The Board has determined that all Audit Committee members are independent under the Company’s Categorical Standards of Director Independence and pursuant to the NYSE’s corporate governance rules and applicable rules of the Securities and Exchange Commission (the “SEC”). One Audit Committee member, Mr. Bartlett, serves as a member of more than three public company audit committees (including the Company’s Audit Committee), and the Board has determined that such simultaneous service does not impair the ability of Mr. Bartlett to effectively serve on our Audit Committee. The Board has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” within the meaning stipulated by the SEC.
Functions of the Audit Committee
•	selects, oversees and retains our independent registered public accounting firm;
•	reviews and discusses the scope of the annual audit and written communications by our independent registered public accounting firm to the Audit Committee and management;
•	oversees our financial reporting activities, including the annual audit and the accounting standards and principles we follow;
•	approves audit and non-audit services by our independent registered public accounting firm and applicable fees;
•	reviews and discusses our periodic reports filed with the SEC;
•	reviews and discusses our earnings press releases and communications with financial analysts and investors;
•	oversees our internal audit activities;
•	oversees our disclosure controls and procedures;
•	reviews Section 404 of the Sarbanes-Oxley Act of 2002, internal control over financial reporting;
•	oversees and monitors our Policy on Reporting Concerns and Non-Retaliation and related reports;
•	reviews and discusses risk assessment and risk management policies and practices;
•	oversees the administration of the Code of Ethics and Business Conduct and other ethics policies;
•	reviews, discusses and approves insider and affiliated person transactions;
•	administers the policy with respect to the hiring of former employees of the Company’s independent registered public accounting firm;

•	performs an annual self-evaluation of the Audit Committee;
•	reviews its Committee Charter and recommends changes to the Nominating, Corporate Governance and Social Responsibility Committee for submission to the Board for approval; and
•	prepares the Audit Committee Report required to be included in the annual proxy statement.
COMPENSATION COMMITTEE
The Board has determined that all Compensation Committee members are non-employee directors and qualify as independent directors under the Company’s Categorical Standards of Director Independence and the NYSE’s corporate governance rules, including the additional independence standards adopted by the NYSE on January 11, 2013 specific to compensation committee membership. In making its determinations regarding the independence of each of the Compensation Committee members, the Board has considered all factors specifically relevant to determining whether a director has a relationship with the Company that would materially impair the director’s ability to make independent judgments about executive officer compensation, including: (i) the source of such director’s compensation; (ii) any consulting, advisory or other compensatory fees paid by the Company to the director; and (iii) any other affiliations the director has with the Company and its affiliates, including engagements by clients that are companies or affiliates of companies for which members of the Compensation Committee serve as officers or directors.
Each member of the Compensation Committee qualifies as a “non-employee” director under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Role of Management
The Compensation Committee and the Board solicit recommendations from our CEO and other officers regarding compensation matters, including the compensation of executive officers and key employees other than our CEO. They assist the Compensation Committee by providing information such as financial results, short-term and long-term business and financial plans, and strategic objectives, as well as their views on our executive compensation program and pay levels. Our CEO attended all Compensation Committee meetings held during 2020, other than meetings and executive sessions to which he was not invited. Our CEO did not participate in the Compensation Committee discussions regarding his individual performance and final annual compensation. Only members of the Compensation Committee vote on matters before that Committee.
Role of the Compensation Advisors
Under its Committee Charter, the Compensation Committee is authorized to select, retain and direct the activities, and terminate the services, of compensation advisors, as well as approve fees and expenses of such advisors. During 2020, the Compensation Committee retained the services of Pearl Meyer & Partners, LLC (“Pearl Meyer”) to provide advice to the Compensation Committee on certain executive compensation matters. In addition, during 2020, the Compensation Committee consulted Dechert LLP (“Dechert”) on certain legal aspects of executive officer compensation. During 2020, the Compensation Committee requested advice on a variety of issues from Pearl Meyer, including short-term and long-term executive incentive compensation program design, our 2020 proposal to shareholders to increase the number of authorized shares of common stock under our employee equity compensation plan, the composition of our compensation peer group and executive contract matters, as well as our say-on-pay proposal and other compensation disclosures included in our proxy statement for our 2020 Annual Meeting. Neither Pearl Meyer nor the Company provided any services to the other during 2020, apart from the advisory services provided by Pearl Meyer to the Compensation Committee. Dechert provided services to the Company as outside executive compensation counsel. In such capacity, Dechert advised the Company regarding executive officer contract and compensation matters and our 2020 proposal to shareholders to increase the number of authorized shares of common stock under our employee equity compensation plan, as well as our say-on-pay proposal and other compensation disclosures in our proxy statement for our 2020 Annual Meeting. The Company routinely is engaged by Dechert to provide services to it or its clients in the ordinary course of our business. After consideration of the above factors, including any relationships with any Compensation Committee member or executive officer of the Company, if applicable, as well as information supplied by Pearl Meyer, including its independence letter, the Compensation Committee concluded that Pearl Meyer was independent and not subject to any conflicts of interest when providing services to the Compensation Committee. After considering Dechert’s relationships to the Company and its subsidiaries, and Dechert’s conflicts of interest policy and practices, the Compensation Committee concluded that Dechert is not independent but determined that it offers unique, well-rounded perspectives on our executive officer compensation and other matters, and the advice it provides is aligned with the interests of the Company. The Compensation Committee currently intends to continue to consult with Pearl Meyer and applicable outside counsel on executive officer compensation and other matters from time to time.

Functions of the Compensation Committee
•	approves the compensation of our CEO;
•	approves the compensation of other executive officers;
•	administers our equity-based compensation plans and approves awards under such plans;
•	establishes objective performance goals, individual award levels, and operative and subjective performance measures and oversees all aspects of executive officer incentive compensation;
•	reviews and approves, or recommends that the Board approve, employment, consulting and other contracts or arrangements with present and former executive officers;
•	reviews the compensation disclosures in the annual proxy statement and Annual Report on Form 10-K filed with the SEC and discusses the disclosures with management;
•
performs annual performance evaluations of our CEO and reviews the CEO’s annual performance evaluations of other executive officers, in conjunction with the independent Chairman of the Board or other presiding director, as applicable, and Chair of the Nominating, Corporate Governance and Social Responsibility Committee;

•	performs an annual self-evaluation of the Compensation Committee;
•	reviews its Committee Charter and recommends changes to the Nominating, Corporate Governance and Social Responsibility Committee for submission to the Board for approval;
•	prepares the Compensation Committee Report included in the annual proxy statement;
•
submits all equity-based compensation plans, executive officer compensation plans and material revisions to such plans to a vote of the Board and to a vote of shareholders if shareholder approval is required; and

•
ensures that shareholders have the opportunity to vote on (i) an advisory (non-binding) resolution to approve the compensation of the Company’s NEOs in accordance with the frequency selected by shareholders and (ii) the frequency of the shareholder advisory (non-binding) vote to approve the resolution approving the compensation of the NEOs at least once every six years.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During the year ended December 31, 2020, no director who served as a member of the Compensation Committee has served as one of our officers or employees at any time. No executive officer serves as a member of the board or compensation committee of any other company that has an executive officer serving as a member of our Board or Compensation Committee.
NOMINATING, CORPORATE GOVERNANCE AND SOCIAL RESPONSIBILITY COMMITTEE
The Nominating, Corporate Governance and Social Responsibility Committee consists of only non-employee directors, who qualify as independent directors under our Categorical Standards of Director Independence and the NYSE’s corporate governance rules.
Functions of the Nominating, Corporate Governance and Social Responsibility Committee
•	identifies and qualifies the annual slate of directors for nomination by the Board;
•	reviews non-employee director compensation and recommends changes to the Board for approval;
•	assesses the independence of directors for the Board;
•	identifies and qualifies the candidates for Chairman of the Board and for membership and chairmanship of the Committees for appointment by the Board;
•	identifies and qualifies candidates to fill vacancies occurring between annual meetings of shareholders for election by the Board;
•
monitors compliance with, and reviews proposed changes to, our Corporate Governance Guidelines, the Committee Charters and other policies and practices relating to corporate governance for submission to the Board for approval;

•	monitors and reviews responses to shareholder communications with non-management directors together with the independent Chairman of the Board or presiding director, as applicable;
•	oversees the process for director education;
•	oversees the process for Board and Committee annual self-evaluations;

•	oversees the process for performance evaluations of our executive officers in conjunction with our independent Chairman of the Board and the Compensation Committee;
•	oversees the process relating to succession planning for our CEO and other executive officer positions;
•	reviews directors’ and officers’ liability insurance terms and limits;
•	oversees, and reports to the Board and other interested Committees, regarding social responsibility, human capital and environmental, social and governance (“ESG”) factors;
•	reviews and discusses with management the Company’s corporate citizenship report, human capital report and other reports that address ESG-related topics;
•	reviews its Committee Charter and recommends changes to the Board for approval;
•	reviews the annual proxy statement disclosures, including those pertaining to the nomination of directors, the election of directors, the independence of directors, corporate governance and ESG; and
•	performs an annual self-evaluation of the Nominating, Corporate Governance and Social Responsibility Committee.
COMPENSATION OF NON-EMPLOYEE DIRECTORS AND POLICY ON NON-EMPLOYEE DIRECTOR EQUITY OWNERSHIP
GENERAL
Non-employee directors receive annual retainer and equity compensation as described below pursuant to the FTI Consulting, Inc. Non-Employee Director Compensation Plan, amended and restated effective as of January 1, 2016 (the “Director Plan”). We reimburse our non-employee directors for their out-of-pocket expenses incurred in the performance of their duties as our directors (including expenses related to spouses when spouses are invited to attend Board events). We do not pay fees for attendance at Board and Committee meetings.
NON-EMPLOYEE DIRECTOR COMPENSATION
The following table describes the components of non-employee director compensation for 2020:
Compensation Elements	2020 Director Compensation Values (1) (5) ($)	Alternative Forms of Payment
Annual Retainer: (2) (5) (6)	50,000	Cash or Deferred Stock Units
Annual Committee Chair Fees: (2) (5)	10,000 — Chair of Audit Committee 7,500 — Chair of Compensation Committee 5,000 — Chair of Nominating, Corporate Governance and Social Responsibility Committee	Cash or Deferred Stock Units
Additional Annual Non-Executive Chairman of the Board Fee: (2) (5)	200,000	Cash or Deferred Stock Units
Annual Equity Award: (2) (3) (4) (5) (6)	250,000	Restricted Stock, Restricted Stock Units, Deferred Restricted Stock Units or Cash
(1)
Following each annual meeting of shareholders, continuing non-employee directors receive payment of the annual retainer and annual equity award, and Chairman of the Board or Committee Chair fee, if applicable, as of the date of such annual meeting. A new non-employee director receives a prorated annual retainer and equity award upon first being elected to the Board other than at an annual meeting. A non-employee director, who is appointed to a chairmanship other than following an annual meeting, receives a prorated non-executive Chairman of the Board or Committee Chair fee, as applicable.

(2)
U.S. non-employee directors are permitted to voluntarily defer annual retainer payments (including any annual fee to the non-executive Chairman of the Board or a Committee Chair) and/or annual equity compensation awards in the form of deferred stock units or deferred restricted stock units, respectively. Deferred stock units awarded on account of deferred annual retainer and Chairman of the Board and/or Committee Chair fees are vested in full on the grant date. Deferred restricted stock units granted on account of deferred annual equity compensation awards vest in full on the first anniversary of the grant date unless vesting is accelerated as described in footnote (4) below. Each deferred stock unit and deferred restricted stock unit represents the right to receive one share of Common Stock upon the earliest of (i) a separation from service event, (ii) an elected payment date, and (iii) certain other permissible payment events, in each case in accordance with Section 409A (“Code Section 409A”) of the U.S. Internal Revenue Code of 1986, as amended.

(3)
The annual equity award, unless deferred, is in the form of shares of restricted stock, in the case of U.S. non-employee directors, and restricted stock units, in the case of non-U.S. non-employee directors. Each restricted stock unit represents the right to receive one share of Common Stock upon vesting. Annual equity awards are non-transferable and vest in full on the first anniversary of the grant date unless vesting is accelerated as described in footnote (4) below.

(4)
All unvested shares of restricted stock and restricted stock units will immediately vest in full upon a non-employee director’s (i) death, (ii) “Disability” (as defined in the Director Plan), (iii) cessation of service within one year following a Change in Control unless other accommodations are made with respect to such awards, (iv) cessation of service at the expiration of his or her term as a director due to the Company’s failure to renominate such director for service on the Board (other than for “Cause” (as determined by the Board, in its good-faith discretion), due to the request of such director or as a result of a voluntary resignation), or (v) cessation of service due to failure of the Company’s shareholders to reelect such director for service on the Board (other than for “Cause” (as determined by the Board, in its good-faith discretion)).

(5)
The number of (i) deferred stock units awarded to a non-employee director as annual retainer compensation (including any annual fee to the non-executive Chairman of the Board or a Committee Chair) and (ii) shares of restricted stock, restricted stock units and deferred restricted stock units awarded to a non-employee director as annual equity compensation will be determined by dividing (a) the U.S. dollar value of such award, by (b) the closing price per share of Common Stock reported on the NYSE for the grant date. Fractional restricted shares, restricted stock units, deferred stock units and deferred restricted share units are rounded down to the nearest whole share.

(6)
If we do not have sufficient shares of Common Stock authorized under our shareholder-approved equity compensation plan to fund annual retainer and equity awards in stock-based awards, such awards will be funded in cash. The payout of such cash amounts will be subject to the terms of the applicable deferred compensation payment and vesting and accelerated vesting conditions, including the requirements of Code Section 409A. Such cash amounts generally will accrue interest at the rate of 6% per annum.

DIRECTOR SUMMARY COMPENSATION TABLE
The table below summarizes the compensation paid by the Company to non-employee directors for the year ended December 31, 2020:
Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (1)	All Other Compensation (2)	Total
	($) (a)	($) (b)	($) (c)	($) (d)	($) (e)
2020 Non-Employee Directors:
Brenda J. Bacon	55,000	249,888	—	—	304,888
Mark S. Bartlett	50,000	249,888	—	—	299,888
Claudio Costamagna	57,500	249,888	—	—	307,388
Vernon Ellis	50,000	249,888	—	—	299,888
Nicholas C. Fanandakis	60,000	249,888	—	—	309,888
Gerard E. Holthaus	250,000	249,888	—	—	499,888
Laureen E. Seeger	50,000	249,888	—	—	299,888
(1)	The balances of each non-employee director’s equity-based awards as of December 31, 2020 (excluding vested shares of Common Stock) are set forth in the table below:
Name	Unvested Restricted Shares or Restricted Stock Units	Vested Deferred Stock or Deferred Restricted Stock Units	Unvested Deferred Stock or Deferred Restricted Stock Units	Unexercised Stock Options
2020 Non-Employee Directors:
Brenda J. Bacon	1,994	—	—	—
Mark S. Bartlett	1,994	—	—	—
Claudio Costamagna	1,994	—	—	—
Vernon Ellis	1,994	—	—	—
Nicholas C. Fanandakis	—	—	1,994	—
Gerard E. Holthaus	1,994	37,500	—	—
Laureen E. Seeger	1,994	—	—	—
(2)	No current director received perquisites or other benefits aggregating more than $10,000 in 2020.

POLICY ON NON-EMPLOYEE DIRECTOR EQUITY OWNERSHIP
Our Policy on Non-Employee Director Equity Ownership demonstrates our Board’s continuing commitment to shareholder interests. The policy sets each non-employee director’s total investment level at five times (5x) the value of the annual retainer. A non-employee director will be required to meet the ownership level in effect when he or she first joins the Board within three years following receipt of his or her first director compensation payment. Non-employee directors have three years to meet any increased ownership level during their tenure. In addition, under the policy, a non-employee director may not sell, transfer or dispose of shares of Common Stock if he or she does not attain or maintain the applicable equity ownership investment level at the initial ownership measurement date, or at June 30 of each year thereafter, except as necessary to pay or repay the cost of exercising a stock option or any tax obligations associated with the exercise of a stock option or vesting of stock-based awards, or as otherwise approved by the Compensation Committee, in its sole discretion.
Shares of Common Stock that are, directly or indirectly, (i) beneficially owned by a non-employee director or (ii) held in a trust over which such non-employee director has more than 50% of the beneficial interest and controls the management of the assets will count toward attaining and maintaining the applicable equity ownership level. Also, restricted stock, restricted stock units, deferred stock units and deferred restricted stock units, whether or not vested, will count toward attaining and maintaining the non-employee director’s applicable equity ownership level. Stock options, whether or not vested, will not count toward meeting the equity ownership requirement. The securities counted toward attaining and maintaining each non-employee director’s ownership level will be valued at the average of the closing price per share of Common Stock reported on the NYSE for each trading day in the 90-calendar-day period immediately preceding the applicable measurement date. As of December 31, 2020, all non-employee directors were in compliance with our Policy on Non-Employee Director Equity Ownership.

CORPORATE GOVERNANCE
GOVERNANCE PRINCIPLES
Our following governance policies can be found on the Company’s website under “About—Governance” at https://www.fticonsulting.com/ about/governance. Our policies and the other information on our website do not constitute a part of this Proxy Statement. Paper copies of our policies (as well as the Charters of the Committees) may be obtained, without charge, upon request by contacting the Corporate Secretary, FTI Consulting, Inc., 6300 Blair Hill Road, Suite 303, Baltimore, MD 21209 or by email to FTI2021annualmeeting@fticonsulting.com. Our governance policies can be accessed at the below website links:
Name of Policy	Website Link
Standards of Director Independence	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/categorical-standards- for-director-independence.pdf
Corporate Governance Guidelines	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/fti-consulting-corporate governance- guidelines.pdf
Code of Ethics and Business Conduct	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/fti-code-of-conduct.pdf
Anti-Corruption Policy	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/anti-corruption-policy.pdf
Policy on Reporting Concerns and Non-Retaliation	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/policy-on-reporting concerns- and-non-retaliation.pdf
Policy on Disclosure Controls	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/policy-on-disclosure controls. pdf
Policy on Inside Information and Insider Trading	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/policy-statement-on- inside- information-and-insider-trading.pdf
The Nominating, Corporate Governance and Social Responsibility Committee regularly reviews corporate governance developments and recommends modifications or new policies for adoption by the Board and the Committees, as appropriate, to enhance our corporate governance policies and practices and to comply with the laws and rules of the SEC, the NYSE and other regulators.
OUR SIGNIFICANT CORPORATE GOVERNANCE POLICIES AND PRACTICES
The Board is committed to maintaining strong corporate governance practices, which include:
•
Annual Director Elections. Shareholders elect our directors annually to hold office until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies or until his or her death, resignation, retirement or removal (whichever occurs first).

•
Non-Employee Independent Chairman of the Board. Gerard E. Holthaus is our non-employee independent Chairman of the Board. More information about our Chairman of the Board may be found in the section titled “—Board Leadership Structure” on page 24 of this Proxy Statement.

•
Majority Voting in Uncontested Director Elections. A nominee in an uncontested election shall be elected as a director only if such nominee receives the affirmative vote of a majority of the total votes cast “FOR” and “WITHHELD” as to such nominee at an annual meeting. Any abstentions or broker non-votes are not counted as votes cast either “FOR” or “WITHHELD” with respect to a director’s election and will have no effect on the election of directors.

•
Director Resignation. Our Corporate Governance Guidelines provide that in an uncontested election, if an incumbent director fails to receive the required majority vote, he or she must offer to resign from the Board. The Nominating, Corporate Governance and Social Responsibility Committee will (a) consider such offer to resign, (b) determine whether to accept such director’s resignation, and (c) submit such recommendation for consideration by the Board. The director whose offer to resign is under consideration may not participate in any deliberation or vote of the Nominating, Corporate Governance and Social Responsibility Committee or the Board regarding his or her offer of resignation. In the event that all directors offer to resign in accordance with our resignation policy, the Nominating, Corporate Governance and Social Responsibility Committee will make a final determination as to whether to recommend to the Board to accept all offers to resign, including those offers made by members of the Nominating, Corporate Governance and Social Responsibility Committee. The Nominating, Corporate Governance and Social Responsibility Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s offer to resign. Within 90 days after the date of certification of the election results, the Board will publicly disclose the Board’s decision of whether or not to accept an offer of resignation. If such incumbent director’s offer to resign is not accepted by the Board, such director will continue to serve until his or her successor is duly elected and qualifies or until his or her death, resignation, retirement or removal (whichever occurs first). If a director’s offer to resign is accepted by the Board, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the Company’s Bylaws or reduce the size of the Board.
•	Executive Sessions. Our Board meets regularly in executive sessions without the presence of management, including our CEO.
•	Shareholder Rights Plan. We do not have a shareholder rights plan and are not currently considering adopting one.
•
Shareholder Power to Amend Bylaws. Our shareholders, by the affirmative vote of the holders of a majority of the shares of Common Stock, have the power to adopt, alter or repeal any Bylaw of the Company.

BOARD LEADERSHIP STRUCTURE
Our Corporate Governance Guidelines provide the Board with flexibility to choose the leadership structure that it deems best for the Company based upon our business needs, prospects, opportunities and strategic goals at the time, including separating the roles of Chairman of the Board and CEO. In December 2013, the Board appointed Gerard E. Holthaus as its non-employee independent Chairman of the Board. In determining who should hold the position of Chairman, the Board considered Mr. Holthaus’ experience since 2006 as the Board’s independent Presiding Director. The Board also considered each director’s individual experience and his or her experience serving as a director of other companies, particularly the experience of non-U.S. directors serving on the board of companies in locations where non-executive or independent chairmanships are common. The Board believes that Mr. Holthaus’ continuing service as Chairman of the Board provides continuity in leadership and governance. The Board periodically reviews its leadership structure and may make changes in the future.
The Board also believes that separation of the CEO and Chairman of the Board positions balances the role of the Board to oversee the Company’s business, on the one hand, and management’s responsibilities to manage the Company’s operations on a day-to-day basis, on the other hand. Our CEO is responsible for setting the strategic vision of the Company, leading the Company’s day-to-day business, managing the executive officers and other key employees directed with implementing plans and carrying out operations, and reporting to the Board. The Chairman of the Board structures the agendas for the Board meetings to ensure that topics deemed important by the independent directors are addressed, as well as to allow the Board to express its views on the Company’s management, operations, material transactions, strategy and execution. As Chairman, Mr. Holthaus (i) presides over meetings and executive sessions of the Board and executive sessions of the independent directors, (ii) acts as a liaison between management and the independent directors, (iii) consults with our CEO, (iv) ensures that the Board and our CEO understand each other’s views on critical matters, (v) monitors significant issues occurring between Board meetings and ensures Board involvement when appropriate, (vi) ensures the adequate and timely exchange of information and supporting data between the Company’s management and the Board, and (vii) receives shareholder communications addressed to the independent directors.
OVERSIGHT OF RISK MANAGEMENT
The Board has delegated the critical responsibility for overall risk oversight to the Audit Committee, which reports to the Board. Management of the Company has primary responsibility for performing risk assessments, identifying and monitoring risks, establishing policies and processes, implementing and carrying out corporate responses, and reporting to the responsible Committee of the Board. The Audit Committee reviews and discusses the enterprise risk management profile that management of the Company prepares and the policies and guidelines that management of the Company uses to manage risks. In addition, the Audit Committee reviews and evaluates the performance and operations of our risk management function, which is managed by our Enterprise Risk Management Committee, consisting of members of management and employees with responsibilities for critical functions, such as accounting, information technology, internal audit, ethics, compliance and risk management.
We are exposed to a number of risks, including financial risks, operational risks, reputational risks, strategic risks, human capital risks, competitive risks, risks relating to operating in foreign countries, day-to-day management risks, information privacy and data and cybersecurity risks, general economic and business risks, and legal, regulatory and compliance risks, including risks associated with the Foreign Corrupt Practices Act (the “FCPA”) and foreign anti-bribery laws. Our risk and compliance officer manages our internal enterprise risk management function, working closely with members of our Enterprise Risk Management Committee and our executive management, business segments and corporate functions, to identify and assess risks and mitigate exposures. Our head of information technology works closely with our risk and compliance officer to assess our cybersecurity risks and implement technology and other measures to mitigate those risks. Our risk and compliance officer and our head of information technology each regularly report to and discuss with our executive management and Audit Committee our policies and procedures to identify and assess critical risk exposures, including cybersecurity risks, and the plans and actions that have been identified or taken by our corporate functions to correct, rehabilitate or mitigate risks facing the Company. Directors who are not members of the Audit Committee may attend these meetings as well. The Audit Committee periodically requests additional reports on critical risk areas identified by management, such as the FCPA, the UK Anti-Bribery Act of 2010 and cybersecurity. The Audit Committee also reports to the Board on a regular basis to apprise them of the Company’s risk profile and risk management and holds discussions with our executive management, risk and compliance officer and head of internal audit. The Audit Committee ensures that the Chair of each other Committee with oversight of an applicable function is aware of the most recent risk assessment of that function.
Each of the two other standing Committees of the Board also considers risks within its area of responsibility. For example, the Nominating, Corporate Governance and Social Responsibility Committee reviews human capital risks, corporate social responsibility and other ESG-related risks and legal and regulatory compliance risks as they relate to corporate governance, including the listing requirements of the NYSE. The Compensation Committee reviews and discusses risks relating to the executive compensation policies and practices. These Committees also keep the Board apprised of governance-, human capital-, ESG- and compensation-related risks.
COMPENSATION-RELATED RISKS
At the request and direction of the Compensation Committee and the Audit Committee, management conducted an assessment of risks associated with the Company’s compensation policies and practices for the year ended December 31, 2020. This assessment included the: (i) review of programs, plans, policies, procedures and practices relating to the components of executive officer and employee compensation; (ii) review of incentive-based equity and cash compensation; (iii) identification of compensation design features that could potentially encourage excessive or imprudent risk taking; (iv) identification of business risks that these features could potentially encourage; (v) consideration of the presence or absence of controls, oversight or other factors that mitigate potential risks; (vi) assessment of potential risks; and (vii) consideration of the potential for such risks to result in a material adverse effect on the Company and its subsidiaries taken as a whole. Based on the assessment and factors described above, the Company determined that the risks associated with its compensation programs, policies and practices are not reasonably likely to result in a material adverse effect on the Company and its subsidiaries taken as a whole.
BOARD AND COMMITTEE SELF-ASSESSMENTS
The Nominating, Corporate Governance and Social Responsibility Committee, pursuant to its charter, is formally charged with administering the annual self-assessments by the Board and Committees. During the first quarter of 2021, the Board and Committees conducted their annual self-assessments to identify issues critical to their success. All directors completed the assessments. The results were discussed by the Board and the Committees at a joint meeting held in February 2021 during which they discussed the results and provided thorough, objective feedback, which will be used to implement performance enhancements going forward.
CORPORATE SOCIAL RESPONSIBILITY OVERSIGHT
The Nominating, Corporate Governance and Social Responsibility Committee, pursuant to its charter, is formally charged with oversight of corporate social responsibility and human capital matters, including those pertaining to ESG. The Company’s Chief Human Resources Officer regularly reviews the Company’s policies, practices and strategies addressing the environment and sustainability, corporate citizenship and community engagement, and workforce diversity, inclusion and equal opportunity matters. The Nominating, Corporate Governance and Social Responsibility Committee provides feedback and direction on the Company’s approach to these issues. It also reports on subjects of interest to the full Board and other interested Committees.

The Nominating, Corporate Governance and Social Responsibility Committee also reviews and discusses the Company’s annual corporate citizenship report, global human capital report and other reports relating to ESG published by the Company, which can be found on the Governance section of the Company’s website at www.fticonsulting.com/about/governance and at the below website links:
Name of Policy	Website Link
Diversity, Inclusion & Belonging Strategy	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/fti-consulting-diversity inclusion-belonging-strategy.pdf
Environmental Responsibility & Climate Change Disclosure Policy	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/fti-consulting environmental-climate-change-disclosure-policy.pdf
Global Health & Safety Policy	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/fti-consulting-global- health-safety-policy.pdf
Human Rights Policy	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/fti-consulting-human rights-policy.pdf
Vendor Code of Conduct	https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/vendor-code-of conduct.pdf
SUCCESSION PLANNING
The Nominating, Corporate Governance and Social Responsibility Committee reviews succession and development plans with management. In 2019, the Nominating, Corporate Governance and Social Responsibility Committee established a process to plan for the succession of our CEO, which includes an annual discussion of potential in-house candidates identified by our CEO, a timeline for identification and selection of likely successors, and a timeline for identifying a successor in emergency circumstances. During 2020, the Nominating, Corporate Governance and Social Responsibility Committee held discussions about the qualifications of potential in-house candidates identified to succeed our CEO.
CORONAVIRUS DISEASE 2019 (COVID-19)
During 2020, the Board reviewed and discussed with management the impact of the coronavirus disease 2019 (COVID-19) pandemic on the Company’s business, employees, clients and vendors, and our policies and practices to respond to, and mitigate, its impact. Among other things, the Board discussed FTI Consulting and client protocols for performing services, visiting offices, attending meetings and functions, and traveling on business.
CODE OF CONDUCT
Our written Code of Ethics and Business Conduct (“Code of Ethics”) and Anti-Corruption Policy (together with our Code of Ethics, our “Code of Conduct”) applies to financial professionals, including our Chief Financial Officer, corporate Controller and Chief Accounting Officer, and corporate Treasurer, as well as our CEO and all other officers, directors, employees and independent contractors of the Company and its affiliates. We require all individuals subject to our Code of Conduct to avoid conflicts of interest, comply with applicable laws (including the FCPA, other anti-bribery laws, and legal and regulatory requirements of the jurisdictions in which we have offices and/or conduct business), protect Company assets, conduct business in an honest and ethical manner, and otherwise act with integrity, in our best interests and in accordance with the Code of Conduct. The Code of Conduct prohibits insiders from knowingly taking advantage of corporate opportunities for personal benefit and taking unfair advantage of our business associates, competitors and employees through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other practice of unfair dealing. Our Code of Ethics and Anti-Corruption Policy are publicly available and can be found on the Company’s website under “About—Governance” at https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/fti-code-of-conduct.pdf and https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/anti-corruption-policy.pdf, respectively. If we make substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of such policy to any officer, financial professional or person performing similar functions, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K filed with the SEC. Our Code of Ethics was last updated in February 2020.

SHAREHOLDER NOMINEES FOR DIRECTOR
We did not receive any notices of shareholder nominees for director prior to the deadline for 2021 nominations described in our proxy statement for our 2020 Annual Meeting. Under our current Bylaws, nominations for director at an annual meeting of shareholders may be made by a shareholder who is (a) a shareholder of record both at the time of (i) the giving of the notice by the shareholder and (ii) the date of the annual meeting; and (b) entitled to vote at the meeting in the election of each individual so nominated or on any other business; provided such shareholder delivers notice along with the additional information and materials required by our current Bylaws, including, as to each person whom the shareholder proposes to nominate for election as a director, all information relating to such person that is required by the SEC’s proxy rules to be disclosed in connection with solicitations of proxies for the election of directors, to the Corporate Secretary at our principal executive office of the Company located at 555 12th Street NW, Washington, D.C. 20004, not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of shareholders. For the annual meeting of shareholders in 2022, you must deliver this notice no earlier than November 20, 2021 and no later than December 20, 2021. In the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting of shareholders, notice by the shareholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. In the event that the number of directors to be elected to the Board is increased and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a shareholder’s notice will also be considered timely but only with respect to nominees for any new positions created by such increase, if it is delivered to the Corporate Secretary at our principal executive office, not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which we first make such public announcement. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.
You may obtain a copy of our Bylaws, without charge, from our Corporate Secretary at FTI Consulting, Inc., 6300 Blair Hill Lane, Suite 303, Baltimore, MD 21209, phone no. +1.410.951.4867 or by email to FTI2021annualmeeting@fticonsulting.com. We filed a copy of our Bylaws, as amended and restated through June 1, 2011, with the SEC on June 2, 2011 as an exhibit to our Current Report on Form 8-K dated June 1, 2011, and we filed copies of Amendments No. 1 and No. 2 to our Bylaws through December 13, 2013 and September 17, 2014 as exhibits to our Current Reports on Form 8-K filed with the SEC on December 16, 2013 and September 22, 2014, respectively. Our Bylaws are included as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 25, 2021.
COMMUNICATIONS WITH DIRECTORS
Shareholders, employees and other interested persons may communicate with our Board or any individual director using the FTI Consulting Integrity Hotline, which allows interested persons to place confidential reports by either telephone or the Internet, without divulging their name or other personal information. The reporting website may be accessed from any Internet-enabled computer at www.fticonsulting.ethicspoint.com. Telephone reports may be placed through the FTI Consulting Integrity Hotline by calling in the U.S. +1.866.294.3576 (toll free). Reports submitted through the FTI Consulting Integrity Hotline will be sent to designated recipients within the Company, which includes our Vice President – Chief Risk and Compliance Officer. If interested persons do not feel comfortable using the FTI Consulting Integrity Hotline, they may communicate with our Board, the Chairman of the Board, an individual director or the independent directors as a group by contacting our Vice President – Chief Risk and Compliance Officer, by telephone to Matthew Pachman, at +1.202.312.9100, by mail to his attention at FTI Consulting, Inc., 555 12th Street NW, Washington, D.C. 20004 or by email to matthew.pachman@fticonsulting.com. Communications directed to the Board, Chairman of the Board, an individual director or the independent directors as a group, depending upon the subject matter, will be directed to the Chairman of the Board, Chair of the Audit Committee or Chair of the Nominating, Corporate Governance and Social Responsibility Committee or other appropriate person who is responsible for ensuring that the concerns expressed are investigated and appropriately addressed. The Company will not filter any such communications.

OTHER PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING OF SHAREHOLDERS
In addition to Proposal No. 1 to elect as directors the eight nominees named in this Proxy Statement, we will present the two additional proposals described below at the Annual Meeting. We have described in this Proxy Statement all the proposals that we expect will be made at the Annual Meeting. We do not know of any other matters to come before the Annual Meeting. If, however, any other matters properly come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters as permitted under applicable law.
PROPOSAL NO. 2—RATIFY THE APPOINTMENT OF KPMG LLP AS FTI CONSULTING, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2021
The firm of KPMG has served as the Company’s independent registered public accounting firm since 2006. KPMG has confirmed to the Audit Committee and the Company that it complies with all rules, standards and policies of the Public Company Accounting Oversight Board and the SEC governing auditor independence.
The Audit Committee has appointed KPMG as the independent registered public accounting firm to audit the Company’s books and accounts for the year ending December 31, 2021. We are seeking shareholder ratification of that action. Although shareholder ratification of the appointment of KPMG is not required, we are submitting the selection of KPMG for ratification as a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint an alternative independent registered public accounting firm if it deems such action appropriate. If shareholders do not ratify KPMG’s appointment, the Audit Committee will take that into consideration, together with such other factors it deems relevant, in determining whether to continue KPMG’s engagement as independent registered public accounting firm for the year ending December 31, 2021.
KPMG’s representative will be present, in person or by conference telephone, at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from shareholders. See the section titled “Principal Accountant Fees and Services” on page 74 of this Proxy Statement for a description of the services provided by, and fees paid to, KPMG for the fiscal years ended December 31, 2019 and December 31, 2020 and other matters relating to the procurement of services.
Shareholder Approval Required. The ratification of the appointment of KPMG as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2021 requires a majority of the votes cast at the Annual Meeting on the proposal to be voted “FOR” this proposal. Abstentions will not be counted as votes cast either “FOR” or “AGAINST” Proposal No. 2 and will have no effect on the results of the vote on this proposal. Brokers and other designees have discretionary authority to vote on this proposal so we do not expect any broker non-votes on this proposal.
The Board of Directors Unanimously Recommends That You Vote FOR Proposal No. 2.

PROPOSAL NO. 3—VOTE ON AN ADVISORY (NON-BINDING) RESOLUTION TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS FOR THE YEAR ENDED DECEMBER 31, 2020 AT THE 2021 ANNUAL MEETING OF SHAREHOLDERS
Our shareholders have the opportunity to vote on an advisory (non-binding) resolution (“say-on-pay”) to approve the compensation of our NEOs identified in the section titled “Information about Our Executive Officers and Compensation—Compensation Discussion and Analysis —Named Executive Officers” for the year ended December 31, 2020 beginning on page 34 of this Proxy Statement. The Compensation Discussion and Analysis (“CD&A”) beginning on page 34 of this Proxy Statement describes the material elements of our NEO compensation policies and program, and the principles and objectives that informed our compensation decisions, for the year ended December 31, 2020.
We conduct continuous investor outreach throughout the year. Page 40 of the CD&A describes our shareholder engagement and outreach, and pages 45 to 56 of the CD&A describe the 2020 executive compensation program adopted by our Compensation Committee in 2020. In addition, we listened to our shareholders, and the section of the CD&A titled “Information about Our Executive Officers and Compensation — Compensation Discussion and Analysis—What Guides Our Program—How We Make Compensation Decisions—Role of Peer Companies” beginning on page 43 describes the peer group that we have selected for the purpose of benchmarking our CEO compensation.
The design of our compensation program has remained consistent year-over-year. In February 2020, the Compensation Committee established the financial performance metrics governing AIP and long-term incentive pay (“LTIP”) awards to the NEOs for the bonus year ended December 31, 2020. During 2020, the Compensation Committee did not modify such AIP and LTIP performance metrics or the individual pay opportunities due to the coronavirus disease 2019 (COVID-19) pandemic. When making compensation decisions for 2020, the Compensation Committee considered the significant efforts of the NEOs to deliver solid financial results while successfully navigating a period of unprecedented change and volatility as a result of the ongoing COVID-19 pandemic, financial crisis and social unrest, as well as management’s ability to meet the evolving needs of our employees, clients and shareholders. Our NEOs’ 2020 compensation program has been designed to:
•	PROVIDE our NEOs with competitive total pay opportunities to retain, motivate and attract talented executive officers.
•	MAINTAIN continuity of executive management by delivering opportunities for our CEO and other NEOs to earn competitive compensation.
•
Structure our executive compensation program to ALIGN THE INTERESTS of our CEO and other NEOs with those of our shareholders by encouraging solid corporate growth and the prudent management of risks and rewards.

•	BALANCE the emphasis on short-term and long-term compensation opportunities, focusing on the attainment of financial and strategic goals that contribute to the creation of shareholder value.
•	Place a significant percentage of each NEO’s total compensation opportunity AT-RISK and subject to the attainment of financial goals that drive or measure the creation of shareholder value.
•	Pay-for-PERFORMANCE.
•	Manage our executive compensation program CONSISTENTLY among our CEO and other participating NEOs.
•	Limit perquisites and other non-performance-based entitlements.
The say-on-pay vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs for 2020 as described in the Proxy Statement for the Annual Meeting.
The say-on-pay vote being presented pursuant to Section 14A of the Exchange Act is advisory and not binding on the Company, the Compensation Committee or the Board. Although the vote is non-binding, the Committee will review the voting results in connection with its ongoing evaluation of the Company’s executive compensation program, principles and objectives. We seek the advisory vote of our shareholders on say-on-pay annually. The next such advisory vote on say-on-pay will be held at the 2022 annual meeting of shareholders.

We believe that the information provided in this Proxy Statement demonstrates our commitment and the commitment of our Compensation Committee to our pay-for-performance philosophy. The Board recommends that you approve the 2020 compensation of our NEOs for the year ended December 31, 2020 at the Annual Meeting by approving the following advisory (non-binding) resolution:
“RESOLVED, that the shareholders approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers for the year ended December 31, 2020 as described in the Proxy Statement for the 2021 Annual Meeting of Shareholders.”
Shareholder Approval Required. The approval of the advisory (non-binding) resolution approving the compensation of our NEOs for the year ended December 31, 2020 requires a majority of the votes cast on this proposal at the Annual Meeting to be voted “FOR” this proposal. Abstentions and broker non-votes will not be counted as votes cast either “FOR” or “AGAINST” Proposal No. 3 and will have no effect on the results of the vote on this proposal.
The Board of Directors Unanimously Recommends That You Vote FOR Proposal No. 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
There were 34,217,718 shares of our Common Stock issued and outstanding as of the close of business on the Record Date. The following table shows the beneficial ownership of our Common Stock by:
•	each of the NEOs named in this Proxy Statement;
•	each person known by us to own beneficially more than 5% of our outstanding shares of Common Stock;
•	each of our directors and director nominees; and
•	all of our executive officers and directors as a group.
For the executive officers, directors and director nominees, the beneficial ownership information is presented as of the close of business on the Record Date. For the shareholders who own beneficially more than 5% of our outstanding shares of Common Stock, the information is presented as of the date of the most recent Schedule 13G/A filed by each such shareholder with the SEC as of the date of this Proxy Statement.
The amounts and percentages of shares of Common Stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities with respect to which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in the footnotes to this table, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of Common Stock and has not pledged any of our securities to secure or serve as collateral for any indebtedness or other obligations.
Name of Beneficial Owner (1)	Number of Common Shares Owned	Unvested Restricted Shares	Right to Acquire Vested and Exercisable Stock-Based Options (2)	Total Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
Steven H. Gunby	392,340	36,754	227,904	656,998	1.92
Ajay Sabherwal	7,772	5,568	13,065	26,355	*
Paul Linton	32,246	5,569	92,805	130,620	*
Curtis P. Lu	21,942	5,569	13,663	41,174	*
Holly Paul	30,361	5,569	20,059	55,989	*
Brenda J. Bacon	19,000	1,994	—	20,994	*
Mark S. Bartlett	28,559	1,994	—	30,553	*
Claudio Costamagna	43,353	—	—	43,353	*
Vernon Ellis	25,093	—	—	25,093	*
Nicholas C. Fanandakis (3)	6,800	—	—	6,800	*
Gerard E. Holthaus (4)	66,643	1,994	—	68,637	*
Laureen E. Seeger	21,757	1,994	—	23,751	*
BlackRock, Inc. (5) 55 East 52nd Street New York, NY 10055	3,071,517	—	—	3,071,517	8.6
Kayne Anderson Rudnick Investment Management LLC (6) 1800 Avenue of the Stars, 2nd Floor Los Angeles, CA 90067	3,778,414	—	—	3,778,414	11.03
The Vanguard Group (7) 100 Vanguard Blvd. Malvern, PA 19355	3,268,376	—	—	3,268,376	9.16
All directors and executive officers as a group (13 persons)	696,815	73,006	367,496	1,137,317	3.32
* = Less than 1%

(1)	Unless otherwise specified, the address of these persons is c/o FTI Consulting, Inc.’s executive office at 555 12th Street NW, Washington, D.C. 20004.
(2)	No stock options, stock-based units or other rights to acquire shares of Common Stock will vest or become exercisable within 60 days of the Record Date.
(3)	The reported beneficial ownership of Nicholas Fanandakis excludes 1,994 shares of Common Stock issuable on account of unvested deferred stock units.
(4)	The reported beneficial ownership of Gerard Holthaus excludes 37,500 shares of Common Stock issuable on account of vested deferred stock units.
(5)
Information is based on Schedule 13G/A filed with the SEC on January 29, 2021 reporting (i) sole power to vote or direct the vote of 2,939,540 shares, (ii) shared power to vote or direct the vote of zero shares, (iii) sole power to dispose or direct the disposition of 3,071,517 shares, and (iv) shared power to dispose or direct the disposition of zero shares of the Company’s Common Stock. BlackRock, Inc. reports that various other persons have the right to receive or the power to direct the receipt of dividends or the proceeds from the sale of our Common Stock, and no one person’s interest is more than 5% of our total outstanding shares of Common Stock.

(6)
Information is based on Schedule 13G/A filed with the SEC on March 10, 2021 reporting (i) sole power to vote or direct the vote of 2,817,996 shares, (ii) shared power to vote or direct the vote of 960,418 shares, (iii) sole power to dispose or direct the disposition of 2,817,996 shares, and (iv) shared power to dispose or direct the disposition of 960,418 shares of the Company’s Common Stock.

(7)
Information is based on Schedule 13G/A filed with the SEC on February 10, 2021 reporting (i) sole power to vote or direct the vote of zero shares, (ii) shared power to vote or direct the vote of 24,167 shares, (iii) sole power to dispose or direct the disposition of 3,215,409 shares, and (iv) shared power to dispose or direct the disposition of 52,967 shares of the Company’s Common Stock.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS AND COMPENSATION
EXECUTIVE OFFICERS AND KEY EMPLOYEES
Executive Officers and Key Employees	Principal Business Experience for the Past Five Years
Ajay Sabherwal Chief Financial Officer Officer Since: 2016 Age: 55
Ajay Sabherwal joined the Company in August 2016 as Chief Financial Officer. From July 2010 to August 2016, Mr. Sabherwal was the Executive Vice President and Chief Financial Officer of FairPoint Communications, Inc., a provider of telecommunications services primarily in Northern New England. Mr. Sabherwal is a director of Prairie Provident Resources Inc., a corporation engaged in the exploration and development of oil and natural gas properties, which is listed on the Toronto Stock Exchange.

Paul Linton Chief Strategy and Transformation Officer Officer Since: 2014 Age: 50
Paul Linton joined the Company in August 2014 as Chief Strategy and Transformation Officer. From September 2000 to August 2014, Mr. Linton was a management consultant with The Boston Consulting Group, a leading business strategy consulting services firm, where he was most recently a Partner and Managing Director.

Curtis P. Lu General Counsel Officer Since: 2015 Age: 55
Curtis Lu joined the Company in June 2015 as General Counsel. From June 2010 to June 2015, Mr. Lu was the General Counsel of LightSquared, Inc., a wireless Internet services company. During Mr. Lu’s term as an officer of LightSquared, Inc., it sought Chapter 11 bankruptcy protection, having filed in May 2012. Mr. Lu began his legal career at Latham & Watkins LLP, an international law firm, where he was a litigation partner.

Holly Paul Chief Human Resources Officer Officer Since: 2014 Age: 50
Holly Paul joined the Company in August 2014 as Chief Human Resources Officer. From 2013 to August 2014, Ms. Paul was Senior Vice President and Chief Human Resources Officer of Vocus, Inc., a publicly traded company offering marketing and public relations software. Prior to 2013, Ms. Paul spent 18 years with PricewaterhouseCoopers LLP, a global public accounting firm, serving in various roles, ultimately rising to become the firm’s most senior talent acquisition leader.

Brendan J. Keating Chief Accounting Officer and Controller Officer Since: 2019 Age: 57
Brendan Keating has held the positions of Chief Accounting Officer and Controller since March 2019. From September 2011 to March 2019, Mr. Keating was Vice President – Assistant Controller of the Company. Mr. Keating served as a Senior Vice President of Accounting Policy and Reporting at Discovery, Inc., a mass media company, from 2008 to 2011.

Matthew Pachman Vice President – Chief Risk and Compliance Officer Officer Since: 2012 Age: 56
Matthew Pachman has held the position of Vice President – Chief Risk and Compliance Officer since June 2016. Prior to assuming the duties of Chief Risk Officer of the Company in February 2015, Mr. Pachman also held the position of Vice President and Chief Ethics and Compliance Officer from July 2012 to June 2016. Prior to joining FTI Consulting, Mr. Pachman built and led compliance programs at various other companies, including Altegrity Risk International, Inc., a global risk consulting and information services company, the Federal Home Loan Mortgage Corporation, a public government-sponsored enterprise operating in the secondary mortgage market, and MCI Communications Corp., a telecommunications company.

Our officers are elected by, and serve at the pleasure of, our Board, subject to the terms of the written employment arrangements that we have with them.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) section describes the material elements of our executive compensation program and policies and practices for 2020, and the principles and objectives of our decisions with respect to 2020 compensation for our named executive officers (each an “NEO,” and collectively, our “NEOs”).
Despite the significant effect that the coronavirus disease 2019 (COVID-19) (“COVID-19”) pandemic had on the Company’s financial results, no adjustments were made to the targets and payment opportunities under the executive compensation program for 2020. In light of the challenges of the COVID-19 pandemic to the overall economic and business environment, the Company delivered solid financial performance within its revised guided range during fiscal 2020. Revenues increased 4.6%, EBITDA, as adjusted (“Adjusted EBITDA”), declined 3.4% and earnings per diluted share (“EPS”), as adjusted (“Adjusted EPS”), grew 3.3% compared to 2019.
When making compensation decisions for fiscal 2020, the Compensation Committee considered the significant efforts of the executive team to deliver these solid financial results while successfully navigating a period of unprecedented change and volatility as a result of the ongoing COVID-19 pandemic, financial crisis and social unrest, as well as management’s ability to meet the evolving needs of FTI Consulting’s professionals, clients, shareholders and communities.
NAMED EXECUTIVE OFFICERS
Our NEOs determined as of December 31, 2020 include the following current executive officers of the Company:
Name	Title
Steven H. Gunby	President and Chief Executive Officer (“CEO”)
Ajay Sabherwal	Chief Financial Officer (“CFO”)
Paul Linton	Chief Strategy and Transformation Officer (“CSTO”)
Curtis P. Lu	General Counsel (“GC”)
Holly Paul	Chief Human Resources Officer (“CHRO”)

EXECUTIVE SUMMARY
2020 Company Performance Update
2020 presented unprecedented challenges for individuals and organizations across the globe. FTI Consulting’s top-line growth in the face of COVID-19, in the face of all of the challenges it has created for our clients and for our teams is a powerful testament to the strength of our enterprise, its relevance to clients facing major events, and, most important, the dedication and resilience of our more than 6,300 employees across the globe.

$2.46 Billion

Maintained **multi-year revenue growth trajectory**, reflecting a **4.6%** increase compared to 2019

$5.99

Adjusted EPS of **$5.99**, our sixth consecutive year of growth

Diverse Businesses

Global Platform

Revenues outside of the U.S. increased **14.9%** compared to 2019

5,067 Professionals

Billable headcount increased **14.5%** compared to 2019

Delta Partners

Acquired **Delta Partners**, a leading TMT-focused strategy consulting and investment banking firm

$353.4 Million

Returned **$353.4 million** to shareholders through common stock repurchases

$292.2 Million

Free Cash Flow of **$292.2 million**, compared to $175.8 million in 2019

$3.9 Billion

Equity Market Capitalization, **doubling** since 2017 [1]

Russell 1000®

FCN was selected to join the **FTSE Russell 1000® Index**

(1)	Equity market capitalization has been calculated by multiplying the number of total shares outstanding on December 31, 2020, by the closing price per share on December 31, 2020.
See Appendix B for the definitions of Adjusted EPS, Free Cash Flow and other non-GAAP financial measures for financial reporting purposes referred to in this CD&A and the reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures. Certain of these non-GAAP financial measures are not defined the same as the similarly named financial measures used to establish annual incentive pay (“AIP”) for the year ended December 31, 2020 (“2020 AIP”). See Appendix C for the definitions of similarly named non-GAAP financial measures for determining 2020 AIP and reconciliations to the most directly comparable GAAP financial measures.

Business Overview
FTI Consulting is a global business advisory company dedicated to helping organizations manage change, mitigate risk and resolve disputes. With more than 6,300 employees located in 28 countries, we are the company our clients call on when their most important issues are at stake.
The Company is organized into five business segments. Each segment seeks to be a global leader in its field by committing to playing a major role in how our clients confront and manage change and mitigate risk.
Corporate Finance & Restructuring 37% of Revenues (1)
Focuses on the strategic, operational, financial, transactional and capital needs of clients and delivers a wide range of service offerings related to restructuring, business transformation and transactions.

Forensic and Litigation Consulting 20% of Revenues (1)	Provides a range of multidisciplinary and independent services related to risk advisory, investigations and disputes.
Economic Consulting 24% of Revenues (1)	Analyzes complex economic issues for use in legal, regulatory and international arbitration proceedings, strategic decision making and public policy debates.
Technology 9% of Revenues (1)	Offers a comprehensive portfolio of consulting and services for information governance, privacy and security, electronic discovery (e-discovery) and insight analytics.
Strategic Communications 10% of Revenues (1)
Designs and executes communications strategies to manage financial, regulatory and reputational challenges, navigate market disruptions, articulate corporate brands, stake competitive positions and preserve freedom to operate.

(1)	Revenue percentages based on consolidated Company revenues for the year ended December 31, 2020.
The coronavirus disease 2019 (COVID-19) pandemic has created global volatility, economic uncertainty and general market disruption. Throughout 2020, each of our business segments was impacted differently by the COVID-19 pandemic. In general, our professionals were limited in our ability to serve our clients due to social distancing, travel restrictions, regulatory moratoriums, and postponements of legal proceedings and investigations. At the same time, in the first half of 2020, the adverse economic impact of the COVID-19 pandemic drove increased demand for restructuring and bankruptcy services provided by our Corporate Finance & Restructuring segment, and in the second half of 2020, access to inexpensive capital resulted in a surge in mergers and acquisitions (“M&A”) activity, which drove demand for M&A-related antitrust and “second request” services in our Economic Consulting and Technology segments. As a result, although some parts of our business operated at record low levels of utilization at certain points in the year due to pandemic-related challenges, FTI Consulting still delivered record revenues in 2020, reflecting the progress we have made on a multi-year basis in terms of our client relationships, the breadth and diversity of our offerings, the capabilities of our people and the strength of our balance sheet.
Our Commitment to Sustainable Growth
Sustainable growth in professional services results from attracting, developing and promoting great professionals who have ambitions to grow their businesses. Over the last several years, our financial results have shown that if we do the right things for our business over any medium-term period, even though quarters and market conditions can fluctuate, we can build a powerful growth engine through those efforts.
This means not overreacting to temporary factors that are out of management’s control and being willing to support our strong businesses and professionals in the face of short-term market headwinds because we believe over any multi-year period, the financial performance of great professional services firms is dictated by the fundamentals of the business, such as:
•	Investing to promote, support and attract talented professionals who can strengthen and build leading positions in areas of critical client needs.
•	Investing EBITDA behind key growth areas in which we have a right to win.
•	Leveraging investments to build positions that will support profitable growth on a sustained basis through a variety of economic conditions.
•	Actively evaluating and considering opportunistic acquisitions but committing on a day-in, day-out basis to growth by organic means.
•	Maintaining a strong balance sheet and committing to using our strong cash flow generation to enhance shareholder returns.
•	Creating a diverse and inclusive and high-performing culture where our professionals can grow their career and achieve their full potential.
•	Being a responsible corporate citizen that drives positive change in the communities in which we do business.

Our Strategy in Action – A Powerful Platform for Sustainable Growth

(1)
See Appendix B for the definitions of Adjusted EBITDA, Adjusted EPS and other non-GAAP financial measures used for financial reporting purposes referred to in this CD&A and the reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.

(2)	2017 GAAP EPS includes $44.9 million, or $1.14 per share, benefit from the impact of adopting the 2017 U.S. Tax Cuts and Jobs Act.

Strong Track Record of Delivering Enhanced Shareholder Returns
The strength of our financial performance and strategic accomplishments over the past five years is reflected in our total shareholder return (“TSR”). The following graph compares the annual TSR for the five-year period ended December 31, 2020 of FTI Consulting’s common stock, par value $0.01 per share (“Common Stock”), with the Standard & Poor’s 500® (the “S&P 500”) Index, assuming an investment of $100.00 on December 31, 2015 for fiscal years ending December 31 in such stock or index, including reinvestment of dividends. As of December 31, 2020, such initial $100.00 investment in the Company’s Common Stock and the S&P 500 Index would have been valued at $322.33 and $203.04, respectively.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among FTI Consulting, Inc., the S&P 500 Index,
and a Peer Group

$350
$300
$250
$200
$150
$100
$50
$0
12/15
12/16
12/17
12/18
12/19
12/20
$322.33
$203.04
FTI Consulting, Inc.
S&P 500 Index

*$100 invested on 12/31/15 in stock or index, including reinvestment of dividends.
Fiscal year ending December 31.

Copyright© 2021 Standard & Poor's, a division of S&P Global. All rights reserved.

Evolution of Executive Compensation Best Practices
The Compensation Committee has instituted a number of changes to our executive compensation program since 2017 to align with evolving competitive and governance practices, respond to feedback from our shareholders, and strengthen the link to performance and the rigor of our program. These changes have included, among others:
•	ENHANCED PAY-FOR-PERFORMANCE ALIGNMENT by increasing total at-risk compensation for our CEO to 86.7% in 2020 from 70.8% in 2017 and for our other NEOs to 66.7% in 2020 from 58.3% in 2017.
•	INCREASED FOCUS ON FINANCIAL PERFORMANCE by increasing the weighting of AIP opportunity based on financial performance metrics to 75% from 66.7% for the CEO in 2018.
•	REDUCED WEIGHTING OF INDIVIDUAL PERFORMANCE by decreasing the individual performance component of AIP to 25% from 33.3% for the CEO in 2018.
•
BOLSTERED PERCENTAGE OF PERFORMANCE-BASED EQUITY AWARDS by increasing the percentage of performance-based restricted stock units (“Performance RSU”) to 66.7% from 50% and to 60% from 50% for our CEO and other NEOs, respectively, with the balance in awards of shares of restricted stock (“RSA”) in 2018.

•
INCREASED RIGOR OF LTIP METRICS by increasing the performance percentiles for the long-term incentive pay (“LTIP”) metric based on FTI Consulting’s TSR compared to the TSR of the adjusted S&P 500 (“Relative TSR”), at target and maximum to 55th and 80th percentiles from 50th and 75th percentiles, respectively, for the CEO in 2018.

•	CAPPED LTIP PAYOUTS FOR NEGATIVE RELATIVE TSR performance at 100% of target in 2017.
•	ENHANCED PROXY DISCLOSURE around the individual performance component of our AIP for our CEO and other NEOs in 2019.
2020 Executive Compensation Program and Decisions at a Glance
The below diagrams describe the key elements of our executive compensation program and decisions for the year ended December 31, 2020:
Award	CEO COMPENSATION
	Form	Performance Metrics	2020 Final Pay Outcome
Annual Base Salary	Fixed Cash $1,000,000	N/A	$1,000,000
Total AIP Opportunity at Target $2,000,000 (2.0x Annual Base Salary)
AIP	AIP Target Opportunity as % of Annual Base Salary Threshold – 100% ($1,000,000) Target – 200% ($2,000,000) Maximum – 300% ($3,000,000)	Metric as % of Total AIP Opportunity Adjusted EPS – 37.5% Adjusted EBITDA – 37.5% Individual Performance – 25%	$2,135,169 (106.8% of Target)
Form of Payment as % of Total AIP Cash – 75% RSAs – 25%

Total LTIP Opportunity at Target $4,500,000 (4.5x Annual Base Salary) (increased from 4.0x Annual Base Salary in 2019)
LTIP	Time-Based RSAs
	RSA Opportunity as % of Total LTIP Opportunity at Target 33.33% ($1,499,850)	N/A	Three-Year Pro Rata Vesting Period
Performance RSUs

Performance RSU Opportunity as % of Total LTIP
Opportunity at Target

66.67% ($3,000,150) (“CEO Performance RSU Target”)

Performance RSU Payout Opportunity as % of CEO
Performance RSU Target

Threshold – 50% ($1,500,075)
Target – 100% ($3,000,150)
Maximum – 150% ($4,500,225)
		Company Relative TSR Threshold – 25th Percentile Target – 55th Percentile Maximum – 80th Percentile	Three-Year Performance Period Ending 12/31/2022

Award	NEOs (Other than CEO) COMPENSATION
	Form	Performance Metrics	2020 Final Pay Outcome
Annual Base Salary	Fixed Cash $600,000	N/A	$600,000
Total AIP Opportunity at Target $600,000 (1.0x Annual Base Salary)
AIP	AIP Target Opportunity as % of Annual Base Salary Threshold – 50% ($300,000) Target – 100% ($600,000) Maximum – 150% ($900,000)	Metric as % of Total AIP Opportunity Adjusted EPS – 33.33% Adjusted EBITDA – 33.33% Individual Performance – 33.34%	$652,712 (108.8% of Target )
Form of Payment as % of Total AIP Cash – 100%

LTIP	Total LTIP Opportunity at Target $600,000 (1.0x Annual Base Salary)
Time-Based RSAs
	RSA Opportunity as % of Total LTIP Opportunity at Target 40% ($240,000)	N/A	Three-Year Pro Rata Vesting Period
Performance RSUs

Performance RSU Opportunity as % of Total LTIP
Opportunity at Target

60% ($360,000) (“NEO Performance RSU Target”)

Performance RSU Payout Opportunity as % of NEO
Performance RSU Target

Threshold – 50% ($180,000)
Target – 100% ($360,000)
Maximum – 150% ($540,000)
		Company Relative TSR Threshold – 25th Percentile Target – 50th Percentile Maximum – 75th Percentile	Three-Year Performance Period Ending 12/31/2022
2020 SHAREHOLDER ENGAGEMENT AND OUTREACH
 Most Recent Say-on-Pay Vote Results
At our 2020 annual meeting of shareholders (the “2020 Annual Meeting”), our shareholders expressed support for our executive compensation program with approximately 99.3% of the votes cast in favor of our say-on-pay proposal approving NEO compensation for the year ended December 31, 2019. Our compensation decisions were informed by discussions in the second half of 2019 with our shareholders holding approximately 60.0% of our outstanding shares. These discussions reinforced our belief that the changes we have adopted over the past several years were responsive to our shareholders’ feedback.
Following our 2020 Annual Meeting, feedback on the compensation changes we enacted over the past several years was positive. We continued to reach out to our top 20 shareholders, representing an aggregate of 62.0% of our outstanding shares of Common Stock as of December 31, 2020, throughout 2020 to offer them one-on-one meetings where we discussed key topics, including our executive compensation program, equity compensation, disclosure, peer group selection, and environmental, social and governance topics. See the section of this CD&A titled “—What Guides Our Program—Compensation Philosophy” and “—What Guides Our Program—How We Make Compensation Decisions— Role of Peer Companies” for a discussion of our guiding compensation principles and our peer group beginning on page 41 and 43, respectively.

COMPENSATION GOVERNANCE PRACTICES
Our executive compensation program is administered by our independent Compensation Committee. In addition to designing an executive compensation program that incentivizes long-term value creation, our program is contingent upon achieving specific financial goals, and our compensation practices include a number of key features highlighted below:
✔	Pay-for-performance — with approximately 86.7% of compensation at-risk for our CEO in 2020.
✔	Appropriate balance between short-term and long-term pay.
✔	Robust stock ownership requirements: CEO (5x annual base salary) and NEOs (1x annual base salary).
✔	No automatic acceleration of equity awards on a “Change in Control” (as defined in the applicable equity compensation plan).
✔	Anti-hedging and pledging policies.
✔	Robust clawback policy on incentive pay.
✔	Use of independent consultant to advise Compensation Committee.
WHAT GUIDES OUR PROGRAM
Compensation Philosophy
Our Compensation Committee strongly believes that NEO compensation—both pay opportunities and pay realized—should be linked with the Company’s operational performance and the creation of shareholder value. Our Compensation Committee designs our executive compensation program to accomplish our goals of:
•	ATTRACTING executive officer candidates with competitive compensation opportunities that are appropriate for our business, size and geographic diversity.
•	MAINTAINING continuity of executive management by delivering opportunities for our NEOs to earn competitive compensation.
•	Structuring our executive compensation program to ALIGN THE INTERESTS of our NEOs with those of our shareholders by encouraging solid corporate growth and the prudent management of risks and rewards.
•	BALANCING the emphasis on short-term and long-term compensation opportunities, focusing on the attainment of financial and strategic goals that contribute to the creation of shareholder value.
•
Placing a significant percentage of each NEO’s total compensation opportunity AT-RISK and subject to the attainment of financial- or market-based goals that drive or measure the creation of shareholder value.

•	Paying for PERFORMANCE.
•	Managing our executive compensation program for our non-CEO executives CONSISTENTLY among our participating NEOs.
•	LIMITING perquisites and other non-performance-based entitlements.

How We Make Compensation Decisions
 The Decision-Making Process
The below diagram illustrates the continuous process that is followed to establish our executive compensation program, which aligns our NEOs’ interests with the interests of our shareholders by incentivizing shareholder value creation through challenging goals.
QUARTERLY	SECOND & THIRD QUARTERS	FOURTH QUARTER	FIRST QUARTER
• Management/Board review business strategy, Company performance and competitive environment • Compensation Committee evaluates management performance against Company results	• Management recommends compensation peer group • Compensation Committee selects peer group with its independent compensation advisor every other year
• Management makes executive compensation program design and payment opportunity recommendations for upcoming year

• Compensation Committee develops or adopts changes to the annual executive compensation program with advice from its independent compensation advisor

• Compensation Committee discusses CEO and NEO compensation compared with compensation reported for equivalent management positions by peers with its independent compensation advisor

• Compensation Committee consults the Audit Committee to evaluate Company financial performance prior to formal announcement of year-end financial results

• Compensation Committee evaluates CEO individual performance

• CEO evaluates individual performance of other NEOs and advises Compensation Committee

• Compensation Committee establishes payments for applicable bonus year

• Management presents budget for upcoming fiscal year

• Compensation Committee finalizes executive compensation program design and payment opportunities for current fiscal year with advice from its independent compensation advisor

• Compensation Committee sets CEO annual individual performance goals

• CEO sets annual individual performance goals of other NEOs

 Role of Compensation Committee
The Compensation Committee oversees the executive compensation program for our NEOs. The Compensation Committee is composed of independent, non-employee members of the Board. The Compensation Committee works very closely with its independent advisors and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Committee’s authority and responsibilities are specified in the Compensation Committee Charter, which may be accessed on the Company’s website at https://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/charter-of-the-compensation-committee- of-the-board-of-directors.pdf.
 Role of Management
The Compensation Committee and the Board solicit recommendations from our CEO and other officers regarding compensation matters, including the compensation of executive officers and key employees other than our CEO. They assist the Compensation Committee by providing information such as financial results, short-term and long-term business and financial plans, and strategic objectives, as well as their views on compensation programs and levels. Our CEO attended all Compensation Committee meetings held during 2020, other than meetings and executive sessions to which he was not invited. Our CEO did not participate in the Compensation Committee discussions regarding his individual performance and final annual compensation. Only members of the Compensation Committee vote on matters before that Committee.
 Role of the Compensation Advisors
Under its Committee Charter, the Compensation Committee is authorized to select, retain and direct the activities, and terminate the services, of compensation advisors, as well as approve fees and expenses of such advisors. During 2020, the Compensation Committee retained the services of Pearl Meyer & Partners, LLC (“Pearl Meyer”) to provide advice to the Compensation Committee on certain executive compensation matters. In addition, during 2020, the Compensation Committee consulted Dechert LLP (“Dechert”) on certain legal aspects of executive officer compensation. During 2020, the Compensation Committee requested advice on a variety of issues from Pearl Meyer, including short-term and long-term executive incentive compensation program design, our 2020 proposal to shareholders to increase the number of authorized shares of common stock under our employee equity compensation plan, the composition of our compensation peer group and executive contract matters, as well as our say-on-pay proposal and other compensation disclosures included in our proxy statement for our 2020 Annual Meeting. Neither Pearl Meyer nor the Company provided any services to the other during 2020, apart from the advisory services provided by Pearl Meyer to the Compensation Committee. Dechert provided services to the Company as outside executive compensation counsel. In such capacity, Dechert advised the Company regarding executive officer contract and compensation matters and our 2020 proposal to shareholders to increase the number of authorized shares of common stock under our employee equity compensation plan, as well as our say-on-pay proposal and other compensation disclosures in our proxy statement for our 2020 Annual Meeting. The Company routinely is engaged by Dechert to provide services to it or its clients in the ordinary course of our business. After consideration of the above factors, including any relationships with any Compensation Committee member or executive officer of the Company, if applicable, as well as information supplied by Pearl Meyer, including its independence letter, the Compensation Committee concluded that Pearl Meyer was independent and not subject to any conflicts of interest when providing services to the Compensation Committee. After considering Dechert’s relationships to the Company and its subsidiaries, and Dechert’s conflicts of interest policy and practices, the Compensation Committee concluded that Dechert is not independent but determined that it offers unique, well-rounded perspectives on our executive officer compensation and other matters, and the advice it provides is aligned with the interests of the Company. The Compensation Committee currently intends to continue to consult with Pearl Meyer and applicable outside counsel on executive officer compensation and other matters from time to time. See the section titled “Information about the Board of Directors and Committees—Committees of the Board of Directors—Compensation Committee—Role of the Compensation Advisors” on page 18 of this Proxy Statement for additional information regarding the Company’s relationships with the Compensation Committee’s advisors.
 Role of Peer Companies
The Compensation Committee periodically reviews various data sources to understand the competitive pay environment. One such data source is a custom peer group of publicly traded companies selected based on the following process:
•	consideration of ValueLine industry groupings, analyst coverage, market knowledge and companies FTI Consulting works alongside/competes with on M&A and restructuring engagements;
•	companies that self-selected the Company as a peer;
•	companies that ranked alongside the Company in third-party industry league tables; and
•	companies that compete with the Company for talent.

The Head of Investor Relations also engaged with shareholders to solicit their feedback in the fall of 2020. Overall, shareholders expressed support for the selection process and the Company’s self-selected peer group that was adopted in September 2018.
While developing the peer group, the Compensation Committee observed that many of the Company’s direct competitors were not publicly held and that there was limited or no compensation information available. As a result, FTI Consulting’s peer group (“Peer Companies”) generally consists of competitors for which public information is available, that are part of the same or similar industry, that provide one or more of the same or similar services, or are similar in size or scope of the Company’s global operations. In addition to these general criteria, the Compensation Committee selected the Peer Companies based on organizations that meet one or more of the following principles:
•	publicly traded companies listed on a U.S. stock exchange;
•	companies in the specialty consulting sector;
•	companies that compete with or work alongside the Company on restructuring and M&A engagements; and
•	companies that compete with the Company for talent.
Based on the above-mentioned analysis and key principles, the Company self-selected the following companies, which collectively represent the Peer Companies:
Affiliated Managers Group, Inc. Artisan Partners Asset Management Inc. CRA International, Inc. Eaton Vance Corp. Evercore Inc. Franklin Resources, Inc.	Greenhill & Co., Inc. Houlihan Lokey, Inc. Huron Consulting Group, Inc. Invesco Ltd. Lazard Ltd. Legg Mason, Inc.	Moelis & Co. Oppenheimer Holdings, Inc. Piper Sandler Companies PJT Partners, Inc. Stifel Financial Corp. T. Rowe Price Group, Inc.
The above listed Peer Companies were selected by the Company and approved by the Compensation Committee during 2018 for the competitive market analysis that was conducted in 2019 and used to inform 2020 executive compensation decisions. In July 2020, Legg Mason, Inc. was acquired by Franklin Resources, Inc. Also during 2020, the Compensation Committee determined that the development of a peer group and the related competitive market analysis would occur every other year. Accordingly, no such peer group review or competitive market analysis occurred during 2020. The next such review and analysis is scheduled to occur during 2021 with the related competitive market analysis being used to inform 2022 executive compensation decisions. We believe the Peer Companies selected continue to reflect our current mix of services.
The below chart ranks the Company as compared to the Peer Companies as a group (the “Peer Group”), by revenues and market capitalization as of December 31, 2019 (the year in which the Peer Group was developed).
FTI Consulting vs. Peer Group (1)

(1)	Reflects trailing 12-month revenues as of December 31, 2019.
The Compensation Committee will continue to use a variety of sources, including compensation surveys and Peer Company data, to establish market practices and will consider these data when assessing the competitiveness of the Company’s executive compensation. Although the type of review may change over time, the Compensation Committee generally reviews salaries, annual incentives, long-term incentives, incentive designs, severance practices, change in control practices, employment contract provisions and other pay features as needed to assess the Company’s pay programs and ensure they support the Company’s strategic objectives and remain market competitive.

When setting 2020 CEO compensation, the Compensation Committee considered the compensation of our CEO compared to each of the 25th, 50th and 75th percentiles of companies comprising the Peer Group. In addition, the Compensation Committee considered other factors, including the Company’s financial performance and total shareholder return as compared to the 2020 Peer Group. The elements of our executive compensation program were substantially consistent with those offered by such peers, and our CEO’s total compensation ranked at the 37.8th percentile as compared to that group.
The Compensation Committee did not rely solely on Peer Group data to establish the compensation for our NEOs. Furthermore, the Compensation Committee does not target a specific competitive position versus the market in determining the compensation of our NEOs. The Compensation Committee believes that, because of the Company’s diverse mix of services, strictly benchmarking against the Peer Group would not provide a meaningful basis for establishing compensation. While the Compensation Committee believes the Peer Group data are helpful in assessing our competitive position, it also referred to other sources, including public compensation data for other potential competitors for executive talent.
The Compensation Committee will continue to periodically consider the executive compensation information of its self-selected peer companies, as well as competitor pay, alongside our pay-for-performance and long-term value creation objectives, in determining the compensation for our executive officers that best aligns compensation and shareholder interests in the future.
2020 EXECUTIVE COMPENSATION PROGRAM
Components of Compensation
Our executive compensation program is comprised of three primary elements: annual base salary, AIP and LTIP. Each element is structured to complement one another and establish a balanced pay-for-performance structure, which aligns with our pay-for-performance compensation philosophy:
	Pay Component	Rationale
Annual	Base Salary	• Attracts and retains qualified talent
• Fairly compensates the executive based on experience, skills, responsibilities and abilities
• Provides only fixed source of cash compensation
	AIP Opportunity	• Motivates and rewards executive to achieve key financial and individual objectives
• Aligns executive and shareholder interests through performance measures that contribute to shareholder value creation
• Measures executive performance on accomplishment of pre-established strategic objectives
Long-Term	Performance RSU Opportunity	• Incentivizes and rewards for strong market performance as measured over a three-year period
• Three-year performance measurement period supports our leadership retention/stability objectives
	RSAs	• Aligns interest of the executive with those of shareholders and provides a direct link to growth in shareholder value
• Three-year vesting period supports our leadership retention/stability objectives
2020 Compensation Mix
Executive compensation is strongly linked to the financial and operational performance, as well as the stock performance, of the Company. The charts below describe the mix of 2020 target compensation and illustrate that our 2020 executive compensation program balances fixed and at-risk-pay, with 86.7% of our CEO’s target annual total compensation at-risk and 66.7% of our other NEOs’ target annual total compensation at-risk.
2020 CEO’s Compensation at Target	2020 Other NEOs’ Compensation at Target

2020 PAY OUTCOMES
 Base Salary
Generally, the Board considers annual cash base salary adjustments for the NEOs on a biannual basis. The Board adjusted the base salary of each NEO (other than the CEO) in 2020 to $600,000 from $550,000. Such NEOs’ base salary was increased in order to fairly compensate the executive based on the additional responsibilities associated with managing a larger organization, as well as experience, skills and abilities. See the section titled “Information about Our Executive Officers and Compensation—Summary Compensation Table” beginning on page 60 of this Proxy Statement for additional information regarding our CEO’s and other NEOs’ annual cash base salaries and other compensation for the year ended December 31, 2020.
 2020 Annual Incentive Pay
Program Design
Our 2020 AIP is an annual incentive program, which rewards our NEOs for achieving key annual non-GAAP financial metrics and personal objectives. The metrics and targets that the Compensation Committee selected for 2020 tie directly to our operational and strategic goals. The objectives and rationale for selecting the AIP performance metrics for the year ended December 31, 2020 were as follows:
AIP Program Design — CEO
Performance Metrics	Operational or Strategic Objectives	Rationale for Using Performance Metric	% of Total AIP Opportunity Based on Performance Metrics	Target AIP Opportunity as % of Annual Cash Base Salary
Adjusted EBITDA	Deliver Adjusted EBITDA growth	Measures the Company’s operating performance, excluding the impact of certain items	37.5%	200.0%
Adjusted EPS	Deliver Adjusted EPS growth	Measures the Company’s ability to generate income per share, excluding the impact of certain items, which is indicative of shareholder value	37.5%
Individual Performance	Incentivize executives to achieve pre-established short-term and long-term strategic and business objectives	Measures CEO success	25.0%
AIP Program Design — Other NEOs
Performance Metrics	Operational or Strategic Objectives	Rationale for Using Performance Metric	% of Total AIP Opportunity Based on Performance Metrics	Target AIP Opportunity as % of Annual Cash Base Salary
Adjusted EBITDA	Deliver Adjusted EBITDA growth	Measures the Company’s operating performance, excluding the impact of certain items	33.3%	100.0%
Adjusted EPS	Deliver Adjusted EPS growth	Measures the Company’s ability to generate income per share, excluding the impact of certain items, which is indicative of shareholder value	33.3%
Individual Performance	Incentivize executives to achieve pre-established short-term and long-term strategic and business objectives	Measures individual NEO success	33.4%

Process and Setting of 2020 AIP Financial and Individual Performance Metrics
During the first quarter of 2020, the Compensation Committee set the targets for each of the financial metrics and outlined the key individual goals for our CEO for the 2020 bonus year. For other NEOs, the CEO established their individual goals in consultation with them. The financial metrics were set taking into account the Company’s strategic initiatives, historical financial performance, internal budgeting for the relevant year, external guidance and expected market conditions.
Financial Metrics
During 2020, the Compensation Committee did not modify the financial metrics established in February 2020 for the impact of the COVID-19 pandemic on the Company. The Compensation Committee believes that the financial metrics and AIP opportunities were useful to focus the NEOs’ attention on factors that drive business growth and shareholder value during a very challenging year.
The 2020 target for Adjusted EBITDA of $344.8 million was set in February 2020 and was set at the same time as the 2020 Adjusted EPS metrics. The threshold and maximum Adjusted EBITDA metrics were set at 20% below and above the target at $275.8 million and $413.8 million, respectively.
The 2020 target Adjusted EPS metric of $5.75 was set in February 2020. The 2020 target for Adjusted EPS was established at the midpoint of the external guidance range announced by the Company in February 2020, based on management’s expectations at the time. The threshold and maximum Adjusted EPS metrics were set at 20% below and above the target at $4.60 and $6.90, respectively.
At the time that the 2020 financial performance metrics were set, the record levels of financial results reported for 2019 were not expected to recur for the following reasons, which were shared with shareholders by management during the Company’s February 25, 2020 earnings call:
•
The Company’s 2020 annual guidance, initially provided on February 25, 2020, assumed lower revenue growth compared to the record revenues achieved in 2019. The lower revenue growth was driven by the expectation that the Company’s intake of, and success rate in winning, new business might moderate given the event-driven nature of our business.

•	The Company’s record collection of success fees in 2019, which are uncertain in any given year, were not likely to be repeated.
•	The Company’s ability to replace large event-driven engagements, which supported record financial performance in 2019.
•
The Company anticipated higher costs related to record levels of hiring and promotions in 2019. Moreover, management cautioned that the Company might have lower utilization in 2020 given the surge in hiring in the second half of 2019 and continued hiring in 2020.

•
The Company’s expectations and Adjusted EPS guidance were shaped by the Company’s relatively fixed cost structure. Given the Company’s fixed cost structure, small shifts in revenues have a much larger impact, both positive and negative, on Adjusted EBITDA and Adjusted EPS in the short term.

Individual Performance Metrics
For 2020 AIP, 25% of the CEO’s AIP was contingent on achieving individual performance goals specific to the CEO, and one-third of the other NEOs’ AIP was contingent on achieving individual performance goals specific to such NEO. For the CEO, these goals were established by the Compensation Committee at the beginning of 2020 and communicated to him. For all other NEOs, the CEO established the goals with review and input from the respective NEO. At the end of 2020, the CEO assessed the performance of each NEO and presented his recommendations on the NEO’s individual performance to the Compensation Committee in the first quarter of 2021 for approval. The CEO’s performance is assessed exclusively by the Compensation Committee. As part of the assessment of the individual performance portion of the AIP, the Compensation Committee has the authority to reduce the actual amount payable to the CEO and each other NEO under their awards.
For 2020, the CEO and each other NEO were awarded AIP for individual performance at 125% of target. These awards are reflective of both the Company’s financial performance in 2020 and the CEO’s and other NEOs’ tangible evidence of accomplishing individual performance goals notwithstanding the challenging business environment. The 2020 performance assessments—noting both 2020 goals and achievements for the CEO and each NEO—are detailed on the following pages:

Steven H. Gunby’s Individual Performance Highlights
2020 Goals	2020 Accomplishments
Refine and extend go-forward strategy, including growth beyond core
—Delivered 4.6% revenue growth, reflecting record revenues, in the face of COVID-19.
—Delivered record revenues and Adjusted Segment EBITDA in Corporate Finance &
Restructuring and Economic Consulting business segments, supported by multi-year investments to enhance core positions and extend geographic footprint, e.g., Germany,
Australia, Italy, the Middle East and Denmark.
—Delivered 14.9% revenue growth in geographies outside of the U.S. compared to 2019.
—Aggressively invested in senior lateral talent in key adjacencies, regardless of the short term impacts of the COVID-19 pandemic on certain businesses; e.g., cybersecurity, health solutions, data & analytics, company-side restructuring, non-M&A-related antitrust, business transformation and transactions.
—Continued to invest in growing the Company outside of the U.S., with 57% of Senior
Managing Director hires in 2020 based outside of the U.S.

Continue trend of sustained year-over-year Adjusted EPS growth	—2020 marked six consecutive years of Adjusted EPS growth. Prior to 2014, the Company had not experienced more than three consecutive years of Adjusted EPS growth.
Foster an inclusive leadership culture with discipline and accountability
—Invested deeply in employee engagement and connectivity to support morale in a virtual working environment, resulting in the Company’s highest ever scores on our employee engagement survey, with 85% overall job satisfaction and the lowest ever voluntary turnover rate of 8%.
—Hosted more than 30 internal “Engaging to Make a Difference” forums attended by nearly 500 professionals to discuss and share diversity-related topics and stories.
—Introduced FTI Consulting’s Action Plan to Turbocharge Diversity, Inclusion & Belonging
Initiatives.
—Became a signatory of the CEO Action for Diversity & Inclusion™ pledge.
—Introduced weekly Executive Committee updates on the pipeline of underrepresented minority (“URM”) lateral hire candidates at the Senior Managing Director and
Managing Director levels.
—Integrated review of diversity initiatives implemented and progress made into quarterly strategy sessions with segment and regional leadership.
—Supported initiatives that allowed the Company to increase the percentage of female
Senior Managing Directors by 59% since 2017.
—Became a participant of the United Nations’ Global Compact.
—Introduced new ESG-related metrics, programs, policies and strategies to ensure robust disclosure and improved transparency.
—The Company ranked in the Top 10 on Consulting magazine’s Best Firms to Work For list for the third consecutive year.
—Received Great Places to Work certification in the U.S. and UK.
—Recognized by The Washington Post as the Top Workplaces 2020 Leadership Winner in
the large-employer category.

Steven H. Gunby’s Individual Performance Highlights (continued)
2020 Goals	2020 Accomplishments
Continue to drive effective use of cash
—Generated Free Cash Flow of $292.2 million at December 31, 2020, which compared to
$175.8 million at December 31, 2019.
—Returned $353.4 million to shareholders, repurchasing 3,268,906 shares of Common
Stock at an average price per share of $108.11 in 2020 under the Board-approved stock repurchase program.
—Negotiated and closed the acquisition of Delta Partners in July 2020.
—Exited 2020 with total debt, net of cash, of $21.3 million.

Drive next generation of growth
—Worked with business segment leaders to identify next set of investments and strategies to continue to move the Company forward.
—Identified and slated high-potential Managing Directors in Senior Managing Director promotion pipeline.
—Maintained investments to drive sustained long-term growth, increasing billable headcount by 14.5% compared to 2019, enhancing core positions and extending into new adjacencies and geographies.
—Record level of campus and graduate hires onboarded in 2020, up 17% compared to
2019.
—Actively worked with key accounts management and business development teams to strengthen and centralize the Company’s lead surfacing process.
—Led the process to develop top-down relationships with key contacts at law firms and corporates and participated in introductory meetings.
—Continued growth in cross-segment teaming to deliver enhanced client value, with revenues from matters involving more than one business segment totaling 31% in 2020, up from 24% in 2017.
—Continued to focus on making FTI Consulting more than the sum of its parts, with employee survey scores for collaboration reaching an all-time high of 88% and 50% of
Senior Managing Directors being recognized for contributions outside of their assigned business segment.

Ajay Sabherwal’s Individual Performance Highlights
2020 Goals	2020 Accomplishments
Continue to drive cost-effectiveness and cash optimization
—Selling, General & Administrative (“SG&A”) expenses as a percentage of revenues of
19.8% declined 160 basis points compared to 21.4% in 2019.
—Implemented tax strategies that resulted in both tax benefits and cash savings in 2020.
—Reduced bad debt as a percentage of revenues to 0.80% in 2020 from 0.83% in 2019.

Execute effective capital allocation strategy
—Generated Free Cash Flow of $292.2 million at December 31, 2020, which compares to
$175.8 million at December 31, 2019.
—Returned $353.4 million to shareholders, repurchasing 3,268,906 shares of Common
Stock at an average price per share of $108.11 in 2020, under the Board-approved stock repurchase program.
—Participated in the negotiation, documentation and closing of the acquisition of Delta
Partners in July 2020.
—Exited 2020 with total debt, net of cash, of $21.3 million.

Manage information technology excellence plan
—Led virtualization of workforce with improved service response to ensure business continuity and high-quality client service.
—Deployed Microsoft Teams to all professionals globally to support client service and collaboration in a virtual setting.
—Implemented global laptop provisioning program, improving consistency of quality and speed of laptop delivery to professionals.
—Completed the rollout of new global expense system, improving the performance, functionality and efficiency of expense entries for professionals.
—Completed the design and initiated global rollout of the new time entry system, improving functionality, efficiency and accuracy of time entry for professionals.
—Completed the design and build phase of the Company’s ERP project and initiated testing and training phase.
—Completed deployment of new conflicts system, enhancing risk management and client onboarding process.
—Completed implementation of email anti-spoofing tool for employees globally.

Ensure all financial statements filed with the Securities and Exchange Commission (the “SEC”) are accurate and timely	—All SEC filings were timely filed in 2020. —No significant deficiencies or material weaknesses reported for 2020.
Maintain and enhance relationships with investor community
—Maintained regular contact and credibility with shareholders, contributing to the 99.3%
and 97.8% support for the Company’s 2020 executive compensation and equity plan proposals, respectively.
—Attracted new high-quality active shareholders, who have built meaningful top 30 ownership positions.
—Participated in non-deal roadshows and conferences and hosted over 200 one-on-one meetings with current and potential investors.
—The Company was selected to transition from the Russell 2000® Index to the Russell
1000® Index.

Paul Linton’s Individual Performance Highlights
2020 Goals	2020 Accomplishments
Support business segments with revising strategies and driving prioritized initiatives
—Led growth strategy development to focus Technology segment efforts to accelerate revenue and EBITDA growth.
—Completed strategic reviews for multiple segments’ practices to identify growth opportunities and teamed with Senior Managing Directors to develop, execute and track progress.
—Supported business segments navigating the evolving business landscape in light of
COVID-19, e.g., navigating travel restrictions, staying abreast of moratoriums and government restrictions.
—Supported business segments with M&A due diligence and transaction processes.

Continue to build out and improve effectiveness of Core Operations teams and drive cost-effectiveness
—Supported multi-year goal to reduce SG&A as a percentage of revenues, moving from
21.4% in 2019 to 19.8% in 2020.
—Conducted operational diagnostics of internal functions to identify opportunities to better support our client-facing professionals. Prioritized opportunities, then teamed with functional leaders to implement.
—Partnered with Finance function to model and implement tax strategies that resulted in both tax benefits and cash savings in 2020.

Execute real estate projects and continue planning 2021/2022 projects
—Maintained costs below real estate cost target of 4.0% of revenues that was communicated at our 2017 Investor Day.
—Implemented workplace models to accommodate the Company’s 14.5% growth in billable headcount in 2020 and post-COVID-19, primarily through absorption in existing space.
—Completed lease negotiations for office space at 1166 Avenue of the Americas in New
York City, which, when completed, will consolidate two NYC office locations and improve the workplace environment for professionals while reducing the Company’s environmental footprint.
—Leveraged COVID-19-related disruption in the real estate market to renegotiate leases, where possible.
—In response to COVID-19, developed office safety, cleaning and procedure protocols to support office operations where permitted.
—Implemented a sustainability dashboard platform to track global energy consumption data, which allowed the Company to publicly report on and disclose energy consumption data in accordance with industry standards.

Foster diversity, inclusion & belonging
—Supported internal “Engaging to Make a Difference” forums attended by nearly 500 professionals to discuss and share diversity-related topics and stories.
—Using the outcomes generated from the forums, worked with the Executive Committee to develop and introduce FTI Consulting’s Action Plan to Turbocharge Diversity,
Inclusion & Belonging Initiatives, including mentorship programs, a relaunch of the firm’s pro bono program and internal communications channels.

Curtis P. Lu’s Individual Performance Highlights
2020 Goals	2020 Accomplishments
Manage litigation and claims
—Protected FTI Consulting brand by effectively overseeing claims, managing litigation and mitigating firmwide risks.
—Safeguarded human capital commitments through the enforcement of employment contracts.

Support M&A goals to help ensure value-added and accretive acquisitions	—Directed legal negotiation, documentation and closing of the acquisition of Delta Partners in July 2020. —Supported due diligence activities to ensure internal M&A processes are followed.
Manage and mitigate legal, compliance and regulatory risk
—Compliance department co-chairs the firm’s Global COVID-19 Taskforce, consisting of key stakeholders across the legal, information technology, human resources, communications and real estate departments to keep our professionals both safe and informed.
—Enhanced structure and resourcing of legal and conflicts departments to support global
24/7 service to FTI Consulting professionals.
—Managed complex conflict issues, ensuring the Company’s clearance and disclosure processes are consistently followed.
—Led installation of new conflicts system, which increased the efficiency of new client clearance and intake process.
—Managed and directed compliance with applicable laws, rules and regulations in the
U.S. and globally.
—Led internal audit efforts.

Support FTI Consulting in giving back to our communities and foster a culture of diversity, inclusion & belonging
—Assisted in a relaunch of FTI Consulting’s global pro bono program, including the establishment and leadership of a global, cross-segment Pro Bono Advisory Committee consisting of senior leaders across the firm, which selected, approved and launched
12 new pro bono initiatives in 2020, with a particular focus on partnering with organizations that have a mission to advance diversity & inclusion in the communities in which FTI Consulting does business.
—Oversaw the approval and implementation of a firmwide policy providing all employees with 35 hours of time to support pro bono engagements annually.
—Collaborated with clients and partners in the legal community on impactful pro bono engagements totaling more than $2.1 million of pro bono services in 2020.

Holly Paul’s Individual Performance Highlights
2020 Goals	2020 Accomplishments
Focus on disseminating core company culture attributes
—Achieved the highest ever scores on our employee engagement survey with 85% overall job satisfaction.
—Overall voluntary turnover rate of 8% was the lowest in Company history.
—Ranked in the Top 10 on Consulting magazine’s Best Firms to Work For list for the third consecutive year.
—Received Great Places to Work certification in the U.S. and UK.
—Delivered global Senior Managing Director meeting virtually, further enhancing consistent culture while working remotely.
—36% of employees participated in the Corporate Citizenship Program in 2020, with professionals volunteering more than 4,100 hours to support over 1,500 charitable organizations.
—Oversaw the execution of the Company’s seventh annual FTI Awards program, which recognized more than 470 professionals globally.
—Introduced Culture Champion Award as new FTI Award that recognizes outstanding efforts to promote and strengthen FTI Consulting’s culture and make the firm a better place to work.
—Led Global COVID-19 Taskforce of professionals representing human resources, real estate and facilities, information technology and communications to keep our professionals both safe and informed.
—Expanded employee assistance program offerings and policies, including introducing enhanced childcare, elder care and mental health services.
—Completed multi-year deployment of FTI Consulting’s leave management platform globally.
—Established policies and procedures for a safe return to work, where applicable.

Commit to strategic talent planning and enhanced recruiting to drive organic growth
—Continued to attract and retain leading professionals, with billable headcount increasing 14.5% compared to 2019.
—Led the integration of Delta Partners personnel, who joined the Company during the third quarter of 2020, including onboarding 151 billable professionals.
—Led structured succession planning process for the Company’s Executive Committee and key segment, regional and practice leaders.
—Developed and piloted first virtual Senior Managing Director Orientation Program to assimilate newly promoted and lateral hire Senior Managing Directors in the U.S. and globally to FTI Consulting.
—Maintained three-year Senior Managing Director promotion pipelines for every segment and region.
—Developed employee value proposition with Executive Committee and introduced
“Seize the Day” videos to highlight FTI Consulting’s employee value proposition to prospective candidates.
—Achieved acceptance rate of over 87% for experienced hire candidates.
—Record level of campus and graduate hires onboarded in 2020, up 17% compared to
2019.

Holly Paul’s Individual Performance Highlights (continued)
2020 Goals	2020 Accomplishments
Foster diversity, inclusion & belonging
—Reached goal of 100 female Senior Managing Directors by the end of 2020, an increase of 15% compared to 2019.
—Increased hiring of Black professionals by 43% in the U.S. and 70% in the UK compared to 2019.
—Increased hiring of Asian professionals by 36% in the U.S. compared to 2019.
—Achieved 50/50 gender balance in university and graduate hiring.
—Co-hosted internal “Engaging to Make a Difference” forums attended by nearly 500 professionals to discuss and share diversity-related topics and stories.
—Introduced FTI Consulting’s Action Plan to Turbocharge Diversity, Inclusion & Belonging
Initiatives.
—Created, hired and assimilated Global Diversity, Inclusion & Belonging team to drive efforts.
—Developed Gender Pay Gap Report and hosted internal meetings and presentations to discuss the analysis, findings and go-forward action plans.
—Managed key diversity campaigns, including Black History Month, International
Woman’s Day, LGBTQ+ Pride Month, International Day of Persons with Disabilities,
Hispanic Heritage Month, Women’s Equality Day, Veterans Day and Pink Pride Friday,
which were shared with external and internal audiences.
—Launched Global Diversity speaker series to engage FTI Consulting employees and clients in diversity-focused discussions.
—Launched internal Diversity Digest newsletter to help keep the dialogue alive among the
Company’s global employee base.
—1,621 Director level and above professionals have completed inclusive culture training, with 350 participating virtually in 2020.
—Piloted Diverse Leaders Rotational Program, targeted toward women and URM professionals, to create opportunities for diverse talent at the Consultant level to work across the Company’s business segments.

Align learning and development offerings with global competencies
—96% of employees participated in talent development training programs, up from 83%
in 2019.
—Employees logged 74,678 total training hours, more than double the 31,268 hours logged in 2019.
—Average annual training hours per employee of 13.0 hours compared to 7.1 hours in 2019.
—68% of Senior Managing Directors and Managing Directors received feedback through the 360 Feedback Program, supporting further development of their leadership skills.
—Globalized FTI University, moving from a bi-annual learning program for employees in the
Americas to a global virtualized live, instructor-led offering of more than 430 unique courses, resulting in a doubling of professionals attending FTI University compared to 2019.
—895 professionals were selected for and completed leadership training programs in 2020.
—Expanded, customized and virtualized learning and development offerings for business development at the segment level.
—Provided extensive technical, business and language courses, including content from renowned business, academic and technical partners, such as Yale University, Duke
University, Google, IBM and Imperial College London, among others.
—Employees reported an 87% satisfaction rating for talent development courses taken in
2020.
—Over 1,000 professionals promoted in 2020, a record number.

2020 Annual Incentive Payout Amounts
The table below sets forth the 2020 AIP paid out to each NEO based on the achievement of Adjusted EBITDA, Adjusted EPS and individual performance goals:
CEO	Adjusted EBITDA (1) Payout as % of Target (37.5% of Total AIP Opportunity)			Adjusted EPS (1) Payout as % of Target (37.5% of Total AIP Opportunity)			Individual Performance Payout as % of Target (25.0% of Total AIP Opportunity)			Total Target Incentive Opportunity	2020 Earned AIP (2)	2020 AIP Payout
	Threshold $275.8M	Target $344.8M	Maximum $413.8M	Threshold $4.60	Target $5.75	Maximum $6.90	Threshold $250,000	Target $500,000	Maximum $750,000	($)	($)	(% of Target)
Steven H. Gunby	50	100	150	50	100	150	50	100	150	2,000,000	2,135,169	106.8
Other NEOs	Adjusted EBITDA (1) Payout as % of Target (33.3% of Total AIP Opportunity)			Adjusted EPS (1) Payout as % of Target (33.3% of Total AIP Opportunity)			Individual Performance Payout as % of Target (33.4% of Total AIP Opportunity)			Total Target Incentive Opportunity	2020 Earned AIP (2)	2020 AIP Payout
	Threshold $275.8M	Target $344.8M	Maximum $413.8M	Threshold $4.60	Target $5.75	Maximum $6.90	Threshold $100,000	Target $200,000	Maximum $300,000	($)	($)	(% of Target)
Ajay Sabherwal	50	100	150	50	100	150	50	100	150	600,000	652,712	108.8
Paul Linton	50	100	150	50	100	150	50	100	150	600,000	652,712	108.8
Curtis P. Lu	50	100	150	50	100	150	50	100	150	600,000	652,712	108.8
Holly Paul	50	100	150	50	100	150	50	100	150	600,000	652,712	108.8
(1)
See Appendix B for the definitions of Adjusted EBITDA, Adjusted EPS and other non-GAAP financial measures used for financial reporting purposes referred to in this CD&A and the reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures. See Appendix C for the definitions of similarly named non-GAAP financial measures used for determining 2020 AIP and reconciliations to the most directly comparable GAAP financial measures. The Compensation Committee did not exercise its discretion to further adjust the financial performance metrics to determine 2020 AIP.

(2)
Mr. Gunby’s 2020 AIP was paid 75% in cash and 25% in the form of shares of restricted stock granted on March 10, 2021, which will vest on March 10, 2022, the first anniversary of the date of grant. The other NEOs’ 2020 AIP was paid 100% in cash.

 Annual Long-Term Incentive Pay
The annual LTIP opportunity is intended to incentivize strong financial performance over a three-year period aligning NEOs’ interests with those of our shareholders. Additionally, the LTIP acts as a retention tool by providing the executives with equity ownership that vests or is earned over multiple years. For 2020, LTIP grants were awarded in the form of Performance RSUs and time-based RSAs. In the case of our CEO, Performance RSUs represented 66.67% and RSAs represented 33.33% of the total LTIP opportunity. In the case of our other NEOs, Performance RSUs represented 60% and RSAs represented 40% of the total LTIP opportunity. For 2020, our CEO’s total target LTIP opportunity increased to four and one-half times (4.5x) from four times (4x) annual base salary to further incentivize and reward sustained Relative TSR growth over the applicable three-year period. The total target LTIP opportunity of each of our other NEOs was unchanged at one times (1x) annual base salary.
2020 LTIP Awards
Performance RSUs for 2020 are earned based on Relative TSR for the three-year period beginning January 1, 2020 and ending December 31, 2022 as set forth below. Linear interpolation will be applied for performance between payout levels.
% of Target Shares Granted	Relative TSR Performance Percentile	Relative TSR Performance Percentile
	CEO	Other NEOs
Threshold – 50%	25th	25th
Target – 100%	55th	50th
Maximum – 150%	80th	75th

The CEO and other NEOs were awarded the following 2020 LTIP:
Name	2020 Performance RSUs (1)			2020 RSAs
	Threshold (50%)	Target (100%)	Maximum (150%)
Steven H. Gunby
Number of LTIP Awards	10,912	21,824	32,736	13,019
Grant Date Fair Value	$1,500,075	$3,000,150	$4,500,025	$1,499,850
Ajay Sabherwal
Number of LTIP Awards	1,286	2,572	3,858	2,083
Grant Date Fair Value	$180,000	$360,000	$540,000	$240,000
Paul Linton
Number of LITP Awards	1,286	2,572	3,858	2,083
Grant Date Fair Value	$180,000	$360,000	$540,000	$240,000
Curtis P. Lu
Number of LTIP Awards	1,286	2,572	3,858	2,083
Grant Date Fair Value	$180,000	$360,000	$540,000	$240,000
Holly Paul
Number of LTIP Awards	1,286	2,572	3,858	2,083
Grant Date Fair Value	$180,000	$360,000	$540,000	$240,000
(1)
See “Part II, Item 8, Financial Statements and Supplementary Data—Notes to Consolidated Financial Statements—Note 1— Description of Business and Summary of Significant Accounting Policies—Share-Based Compensation and Note 7—Share-Based Compensation” of the Annual Report on Form 10-K for the year ended December 31, 2020 for a discussion of the Monte Carlo simulation technique used to determine the number of Performance RSUs subject to the performance-based LTIP awards.

Performance of 2018 LTIP Awards Measured as of December 31, 2020
The performance measurement period for the LTIP awards based on Relative TSR performance granted in 2018 (“2018 LTIP”) began on January 1, 2018 and ended on December 31, 2020 (the “2018 LTIP Awards”). For the measurement period, FTI Consulting achieved Relative TSR at the 96th percentile resulting in our CEO and other NEOs earning the maximum number of shares of Common Stock at 150% of target. The following table sets forth the number of shares of Common Stock earned by the NEOs under the 2018 LTIP Awards, certified as final by the Compensation Committee on February 19, 2021:
Name	Payout Percentage of Target as of December 31, 2020	Payout Method (# of Common Shares)
Steven H. Gunby	150%	55,702
Ajay Sabherwal	150%	8,917
Paul Linton	150%	8,917
Curtis P. Lu	150%	8,917
Holly Paul	150%	8,917
OTHER PROGRAMS, POLICIES AND GUIDELINES
Executive Officer Equity Ownership
Our Policy on Executive Officer Equity Ownership demonstrates our continuing commitment to shareholder values and is an important method to immediately align management and shareholder interests. Our CEO must attain an investment level in Company equity equal to at least five times (5x) his annual cash base salary. The Company’s other NEOs must attain an investment level in Company equity equal to at least one times (1x) his or her annual cash base salary. The officers must attain that ownership level within three years from his or her hire date or the date he or she advances to a new required ownership level. Sales and transfers of Company shares held by a covered officer will be restricted if he or she does not attain or maintain the applicable equity ownership investment level at the applicable time, except (i) as necessary to exercise a stock option, (ii) as necessary to pay taxes associated with the sale or vesting of equity awards, or (iii) with the prior written approval of the Compensation Committee, in its sole discretion. Shares of Company Common Stock that are directly or indirectly owned by the officer or owned through a trust, and unvested restricted shares, will count toward attaining and maintaining the applicable equity ownership level, while unvested and unexercised stock options, stock appreciation rights and unearned performance-based awards will not. The shares of Common Stock counted toward attaining and maintaining the applicable stock ownership level will be valued as the average of the closing prices per share of Common Stock reported on the NYSE for each trading day in the 90-calendar-day period immediately preceding the stock ownership determination date.
Our CEO met his requisite investment level in Company equity by or prior to the third anniversary of his hire date and as of the close of business on the Record Date. Each of the other NEOs met his or her requisite investment in Company equity at the $600,000 annual cash base salary level prior to the third anniversary of such salary increase and as of the close of business on the Record Date.
The following chart illustrates the (i) equity ownership levels in the Company actually held and required to be held by our CEO and (ii) average equity ownership level actually held by our NEOs (other than our CEO) as a group and required to be held by each such other NEO, in each case valued at $111.53 per share (which was the average of the closing price per share of our Common Stock reported on the NYSE for each trading day in the 90-calendar-day period immediately preceding and including the Record Date):
 Executive Officer Stock Ownership Levels

Restrictions on Entering into Derivative Transactions; Hedging and Pledging of Company Securities
The Company’s Policy on Inside Information and Insider Trading prohibits our executive officers, non-employee directors and employees from (i) purchasing, selling and trading in options (including publicly traded options), warrants, puts and calls or similar instruments relating to our securities, (ii) engaging in derivative securities transactions involving or relating to our securities, including hedging or monetization transactions, such as zero-cost collars and forward sale contracts that allow a person to lock in a portion of the value of his or her shares, often in exchange for all or part of the potential for upside appreciation in the shares, (iii) pledging and short selling our securities, (iv) purchasing our securities on margin, and (v) placing bets on the price movement of our securities, such as spread betting.
Clawback Policy
The Company’s Policy on Recovery of Incentive Compensation in the Event of Certain Financial Restatements (the “Clawback Policy”) provides for the recovery of the portion of any cash bonus and other incentive-based compensation (other than stock options) received or earned by any current or former executive officer of the Company on account of the achievement of performance goals that were based on financial results that become subject to a restatement of the Company’s financial statements on or after January 1, 2013. Such executive officers would be subject to the Clawback Policy if (i) the restatement was due to material non-compliance by the Company with any financial reporting requirement under applicable securities laws, other than as a result of any rule changes or interpretations of such rules, (ii) the Board determines that such executive officer was directly responsible for the non-compliance that resulted in the restatement, and (iii) the Board determines that it is in the best interests of the Company and the shareholders to seek repayment from such executive officer. In such event, if the amount received or earned by the executive officer exceeds the amount that would have been payable following the restatement of financial results, the executive officer will be required to repay such excess amount to the Company. The Board intends to revise the Clawback Policy to be consistent with the rules promulgated by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act to the extent such rules are finalized.

Chief executive officers and chief financial officers of public companies are also subject to Section 304 of the Sarbanes-Oxley Act of 2002, which requires them to forfeit their stock sale profits and bonuses earned when there has been a financial restatement resulting from misconduct.
Deductibility of NEO Compensation
Section 162(m) (“Code Section 162(m)”) of the U.S. Internal Revenue Code of 1986, as amended, limits the deductibility of compensation in excess of $1.0 million paid to a company’s chief executive officer and certain other executive officers. Beginning in 2018 and subject to very limited exceptions going forward, changes in federal tax law repealed the “qualified performance-based compensation” exception under Code Section 162(m), thus limiting the Company’s ability to deduct significant portions of the compensation paid to our NEOs. The Compensation Committee considers Code Section 162(m) when making compensation decisions, but other considerations, such as hiring qualified executive officers, providing our executive officers with competitive and adequate incentives to remain with and increase our business operations, financial performance and prospects, as well as rewarding extraordinary contributions, also significantly factor into the Compensation Committee’s decisions. As a result, the Company reserves the right to pay compensation that may not qualify for deduction under Code Section 162(m).
Timing of Equity Grants
The Compensation Committee is the administrator of our equity compensation plans and programs. The Compensation Committee typically makes annual short-term and long-term incentive compensation decisions during the first quarter of the year to allow dissemination of our fourth-quarter and year-end earnings announcements prior to the grant dates of such awards. In some cases, the Compensation Committee will grant awards that are contingent, which conditions precedent may include commencement of employment or the execution and delivery of employment or other documents, or may authorize awards as of future grant dates. All option awards are made at an exercise price equal to or exceeding the fair market value per share of our Common Stock on the grant date and have a 10-year term. The equity awards to the NEOs are also subject to contractual provisions governing the acceleration of vesting on specified events. The Compensation Committee has not delegated its authority to make equity awards or prescribe the terms (including vesting terms) to our management.
Compensation-Related Risks
At the request and direction of the Compensation Committee and the Audit Committee, management conducted an assessment of risks associated with the Company’s compensation policies and practices for the year ended December 31, 2020. This assessment included the: (i) review of programs, plans, policies, procedures and practices relating to the components of executive officer and employee compensation; (ii) review of incentive-based equity and cash compensation; (iii) identification of compensation design features that could potentially encourage excessive or imprudent risk taking; (iv) identification of business risks that these features could potentially encourage; (v) consideration of the presence or absence of controls, oversight or other factors that mitigate potential risks; (vi) assessment of potential risks; and (vii) consideration of the potential for such risks to result in a material adverse effect on the Company and its subsidiaries taken as a whole. Based on the assessment and factors described above, the Company determined that the risks associated with its compensation policies and practices are not reasonably likely to result in a material adverse effect on the Company and its subsidiaries taken as a whole.
OTHER COMPENSATION
Health and Welfare Benefits
We provide our NEOs with substantially the same benefits that we provide to employees generally, to promote NEO health and welfare, to facilitate their job performance and to tie their interests with those of the Company’s other employees. These benefits include medical, dental, vision, prescription drug and mental health insurance and/or a health savings account, pre-tax health and dependent care flexible spending accounts, parking and transportation reimbursement accounts, group life insurance, supplemental life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance coverage, and parental, family and medical leave.
Retirement Benefits
We do not maintain defined benefit pension plans. Retirement benefits to U.S. employees are currently provided through our 401(k) Plan. To align the interests of our NEOs with those of our employees, NEOs are eligible to participate in our 401(k) Plan on the same basis as our general U.S. employee population and, like our employees, are eligible to receive employer matching benefits.
Termination Payments
We have entered into employment arrangements with our CEO and other NEOs that broadly provide for the parameters of their employment with the Company and entitle them to receive specified severance payments and benefits upon certain qualifying terminations of employment. Under the employment agreement with the CEO dated as of December 13, 2013, as amended from time to time (the “CEO

Employment Agreement”), in connection with a termination by the Company without “Cause” or termination by the CEO with “Good Reason” (each, as defined in the CEO Employment Agreement), subject to the execution of a release of claims, the CEO generally will be eligible to receive (i) pro rata cash AIP for the year of termination, based on individual performance (if an applicable performance metric for the year of termination), in an amount determined based on the CEO’s individual performance AIP awarded and paid in the year prior to the year of termination and (ii) a lump sum cash severance payment equal to two times (2x) the sum of the CEO’s annual cash base salary and target bonus, payable within two and one-half months following the effective date of the CEO’s termination. The pro rata cash AIP component of the foregoing severance package is also payable in connection with a termination of the CEO as a result of the CEO’s “Disability” (as defined in the CEO Employment Agreement) and death. The foregoing severance opportunity is consistent with survey market data provided by the compensation advisor.
Under the employment letters with each of the CFO, CSTO, GC and CHRO, as amended from time to time (in each case, an “Officer Employment Letter,” and, collectively, the “Officer Employment Letters”), in connection with a termination by the Company without “Cause” or termination by such NEO with “Good Reason” (each as defined in the applicable Officer Employment Letter), subject to the execution of a release of claims, each such NEO generally will be entitled to one times (1x) annual cash base salary continuation for a period of 12 months following such termination, provided that such amount will be increased to one times (1x) the sum of (i) 12 months annual cash base salary, plus (ii) target bonus for the year of termination, if such NEO’s employment is terminated by the Company (or its successor) without Cause or by such NEO with Good Reason during the 18-month period following a “Change in Control” (as defined in the applicable shareholder approved equity compensation plan of the Company then in effect). In addition to the foregoing, each such NEO generally will be eligible to receive pro rata cash AIP for the year of termination consisting of: (i) for the financial components of AIP, an amount determined based on the actual performance of operating financial performance metric(s) established for the year of termination (with no exercise of negative discretion), payable when such AIP is paid to other executives of the Company, plus (ii) for the individual component of AIP (if an applicable performance measure for the year of termination), an amount determined based on such NEO’s individual performance awarded and paid in the year prior to the year of termination, payable within two and one-half months following the effective date of such NEO’s termination. The severance package is also payable in connection with a termination of such NEO as a result of Disability (as defined in the applicable Officer Employment Letter) and death.
We believe that it is in the best interests of the Company to have these employment arrangements and provide for termination payments thereunder as they tie the interests of the NEOs to those of the Company, secure the services of the NEOs and serve as a deterrent to an NEO voluntarily leaving the Company’s employ. In addition, the employment arrangements serve as consideration for the agreements of the NEOs not to compete with the Company, not to solicit employees and clients of the Company, and not to use or disclose proprietary information of the Company. For more detail on the terms and conditions of the CEO Employment Agreement and the Officer Employment Arrangements, see the section titled “Information about Our Executive Officers and Compensation—Employment Agreements and Termination and Change in Control Payments—Employment Arrangements” beginning on page 67 of this Proxy Statement.
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
The Compensation Committee of the Board of Directors (the “Board”) of FTI Consulting, Inc., a Maryland corporation (the “Company”), has reviewed and discussed the Compensation Discussion and Analysis section, to be included in the Proxy Statement relating to the Annual Meeting of Shareholders of the Company on June 2, 2021 (the “Annual Meeting”), with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this Proxy Statement relating to the Annual Meeting of the Company.
COMPENSATION COMMITTEE
Claudio Costamagna, Chair
Brenda J. Bacon
Gerard E. Holthaus
Laureen E. Seeger
April 19, 2021

SUMMARY COMPENSATION TABLE
The following table summarizes the compensation of our NEOs for the years ended December 31, 2018, 2019 and 2020 applying the SEC’s required disclosure rules. Footnotes (2), (3) and (6) to the table describe the vesting and performance conditions associated with the stock-based awards granted in 2020 that are reported in this table, none of which vested upon grant. Performance-based awards in this table are reported at target value. An NEO may not realize any value from an equity-based award, and any realized value upon the vesting, exercise or the end of the applicable performance period may be higher or lower than reported in this table, depending upon the price per share of our Common Stock on the vesting date or Company performance for the performance period, and such differences could be significant.
Name and Principal Position	Year	Salary (1)	Bonus (1)	Stock Awards (2) (3)	Option Awards	Non-Equity Incentive Plan Compensation (1) (4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation (5)	Total
	(a)	($) (b)	($) (c)	($) (d)	($) (e)	($) (f)	($) (g)	($) (h)	($) (i)
Steven H. Gunby (6) (7) President and Chief Executive Officer	2020 2019 2018	1,000,000 1,000,000 1,000,000	— — —	5,062,345 4,562,388 3,446,239	— — —	1,601,377 1,687,500 1,687,500	— — —	14,364 11,256 11,055	7,678,086 7,261,144 6,144,794
Ajay Sabherwal Chief Financial Officer	2020 2019 2018	586,154 550,000 536,539	— — —	599,962 549,954 549,997	— — —	652,712 825,000 825,000	— — —	14,364 29,505 11,055	1,853,192 1,954,459 1,922,591
Paul Linton Chief Strategy and Transformation Officer	2020 2019 2018	586,154 550,000 536,539	— — —	599,962 549,954 549,997	— — —	652,712 825,000 825,000	— — —	14,364 11,256 11,055	1,853,192 1,936,210 1,922,591
Curtis P. Lu General Counsel	2020	586,154	—	599,962	—	652,712	—	14,364	1,853,192
	2019	550,000	—	549,954	—	825,000	—	11,256	1,936,210
	2018	536,539	—	549,997	—	825,000	—	11,055	1,922,591
Holly Paul Chief Human Resources Officer	2020	586,154	—	599,962	—	652,712	—	14,364	1,853,192
	2019	550,000	—	549,954	—	825,000	—	11,256	1,936,210
	2018	536,539	—	549,997	—	825,000	—	11,055	1,922,591
(1)	All cash compensation is presented in Columns (b), (c), (f) and (h).
(2)
The aggregate grant date fair market values of the time-based restricted stock awards (“RSA”) reported in Column (d) for 2020 have been computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. For a discussion of the assumptions and methodologies used to value the RSAs, see “Part II, Item 8, Financial Statements and Supplementary Data— Notes to Consolidated Financial Statements—Note 1—Description of Business and Summary of Significant Accounting Policies— Share-Based Compensation and Note 7—Share-Based Compensation” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Form 10-K”). All RSAs awarded as LTIP for the year ended December 31, 2020 (“2020 LTIP”) are subject to time-based pro rata annual vesting over three years beginning with the first anniversary of the grant date. For additional information, see the section of this Proxy Statement captioned “Information about Our Executive Officers and Compensation—Equity Compensation Plans—Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2020” beginning on page 62 of this Proxy Statement.

The following table sets forth the time-based RSAs granted as 2020 LTIP at grant date dollar values:
Name	Restricted Stock Award Values
($)
Steven H. Gunby	1,499,850
Ajay Sabherwal	240,000
Paul Linton	240,000
Curtis P. Lu	240,000
Holly Paul	240,000

(3)
The performance-based restricted stock units (“Performance RSU”) reported in Column (d) for 2020 include the target aggregate values of the Performance RSUs awarded to participating NEOs as 2020 LTIP, based upon the probable outcome of the performance condition based on FTI Consulting’s total shareholder return (“TSR”) compared to the TSR of the adjusted S&P 500 (“Relative TSR”), consistent with the estimate of aggregate compensation costs to be recognized over the service period, excluding the effect of estimated forfeitures. Performance RSUs awarded as 2020 LTIP, measure performance based on Relative TSR over three years from January 1, 2020 through December 31, 2022. The fair value per unit of the Performance RSUs has been calculated using a Monte Carlo simulation method in accordance with FASB Topic 718, for equity awards with market-based conditions, which assesses probabilities of various outcomes of the performance market condition(s). The CEO’s Performance RSUs have been valued using the grant date fair market value of $115.20 per share (the closing price per share reported on the NYSE for the grant date of March 11, 2020) as one of the initial inputs. The other NEOs’ Performance RSUs have been valued using the grant date fair market value of $115.20 per share (the closing price per share reported on the NYSE for the grant date of March 11, 2020) as one of the initial inputs. The resulting fair value per Performance RSU granted to (i) our CEO was $137.47 and (ii) our other NEOs was $139.95, which values were used to calculate the number of Performance RSUs awarded to our CEO and other NEOs, respectively. For a discussion of the assumptions and methodologies used to value such awards, see “Part II, Item 8, Financial Statements and Supplementary Data—Notes to Consolidated Financial Statements—Note 1—Description of Business and Summary of Significant Accounting Policies—Share-Based Compensation and Note 7—Share-Based Compensation” of the Company’s 2020 Form 10-K. For additional information, see the section of this Proxy Statement captioned “Information about Our Executive Officers and Compensation—Equity Compensation Plans—Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2020” beginning on page 62 of this Proxy Statement.

The following table sets forth the performance-based RSUs granted as 2020 LTIP at target and maximum grant date dollar values:
Name	Target Performance Award Values ($)	Maximum Performance Award Values ($)
Steven H. Gunby	3,000,145	4,500,218
Ajay Sabherwal	359,951	539,927
Paul Linton	359,951	539,927
Curtis P. Lu	359,591	539,927
Holly Paul	359,951	539,927
(4)	The “Non-Equity Incentive Plan Compensation” reported in Column (f) includes the cash incentive compensation awarded as AIP for the year ended December 31, 2020.
(5)
“All Other Compensation” in Column (h) includes matching contributions provided to the NEOs under the Company’s 401(k) Plan and excludes other benefits provided to the NEOs on the same basis as provided to all full-time U.S. employees of the Company. No NEO received perquisites aggregating more than $10,000 in 2020. Other compensation in Column (h) for Ajay Sabherwal in 2019 includes $18,249, which was paid directly to a third party on account of expenses arising from Mr. Sabherwal’s relocation for his employment as CFO of the Company.

(6)
Columns (d) and (f) include the portion of AIP for the year ended December 31, 2019 (“2019 AIP”) that was paid to our CEO in 2020 through the award of 4,882 shares of restricted stock with a grant date fair value of $562,406 (based on the closing price per share of Common Stock of $115.20 reported on the NYSE for the grant date of March 11, 2020), which vested in full on March 11, 2021.

(7)
Columns (d) and (f) exclude the award of 25% of AIP for the year ended December 31, 2020 (“2020 AIP”) paid to our CEO in 2021 through the award of 4,244 shares of restricted stock with a grant date fair value of $533,683, based on the closing price per share of Common Stock of $125.75 reported on the NYSE for the grant date of March 10, 2021, which will be reported as compensation in Columns (d) and (f) of the Summary Compensation Table for the year ending December 31, 2021.

EQUITY COMPENSATION PLANS
GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR ENDED DECEMBER 31, 2020
The following table provides information on (i) performance-based cash awards granted as AIP, (ii) equity-based awards granted as LTIP, and (iii) RSAs, granted during the year ended December 31, 2020. There can be no assurance that the grant date fair market values of these awards will ever be realized.
Name	Grant Date	Compensation Committee Approval Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Stock Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	(#)	(#)	($/Sh)	($)
	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Steven H. Gunby	2/17/20 3/11/20 3/11/20 3/11/20	2/17/20 3/11/20 3/11/20 3/11/20	1,000,000 — — —	2,000,000 — — —	3,000,000 — — —	— — 1,500,075 —	— — 3,000,150 —	— — 4,500,225 —	— 4,882 — 13,019	— — — —	— — — —	— 562,406 — 1,499,789
Ajay Sabherwal	2/17/20 3/11/20 3/11/20	2/17/20 3/11/20 3/11/20	300,000 — —	600,000 — —	900,000 — —	— 180,000 —	— 360,000 —	— 540,000 —	— — 2,083	— — —	— — —	— — 239,962
Paul Linton	2/17/20 3/11/20 3/11/20	2/17/20 3/11/20 3/11/20	300,000 — —	600,000 — —	900,000 — —	— 180,000 —	— 360,000 —	— 540,000 —	— — 2,083	— — —	— — —	— — 239,962
Curtis P. Lu	2/17/20 3/11/20 3/11/20	2/17/20 3/11/20 3/11/20	300,000 — —	600,000 — —	900,000 — —	— 180,000 —	— 360,000 —	— 540,000 —	— — 2,083	— — —	— — —	— — 239,962
Holly Paul	2/17/20 3/11/20 3/11/20	2/17/20 3/11/20 3/11/20	300,000 — —	600,000 — —	900,000 — —	— 180,000 —	— 360,000 —	— 540,000 —	— — 2,083	— — —	— — —	— — 239,962
(1)
2020 AIP payments were based on (i) Adjusted EPS and Adjusted EBITDA results of $5.99 and $332.3 million, respectively, reported in the Company’s 2020 Form 10-K and (ii) the individual performance of our CEO and our CFO, CHRO, GC and CSTO, which was assessed at 106.8% and 108.8% of target, respectively. Based on the above financial and individual performance results, aggregate 2020 AIP to our CEO and each of the other NEOs was as follows:

Name	Total (i) ($)
Steven H. Gunby	2,135,169
Ajay Sabherwal	652,712
Paul Linton	652,712
Curtis P. Lu	652,712
Holly Paul	652,712
(i)
2020 AIP to the CEO was paid 75% in cash and 25% through the award of 4,244 shares of restricted stock with a grant date fair value of approximately $533,683, based on the closing price per share of Common Stock of $125.75 reported on the NYSE for the grant date of March 10, 2021, which will be reported as compensation in the Summary Compensation Table for the year ending December 31, 2021. The other NEOs were paid 100% of 2020 AIP in cash.

(2)
Columns (f), (g) and (h) include the values of the Performance RSUs awarded to participating NEOs as 2020 LTIP based upon the threshold, target and maximum outcomes of the performance condition based on Relative TSR, consistent with the estimate of aggregate compensation costs to be recognized over the service period, excluding the effect of estimated forfeitures. Performance RSUs awarded as 2020 LTIP measure performance based on Relative TSR over three years beginning January 1, 2020 and ending December 31, 2022. The fair value per unit of the Performance RSUs has been calculated using a Monte Carlo simulation method in accordance with FASB Topic 718, for equity awards with market-based conditions. The CEO’s Performance RSUs have been valued using the grant date fair market value of $115.20 (the closing price per share reported on the NYSE for the grant date of March 11, 2020) as one of the initial inputs. The other NEOs’ Performance RSUs have been valued using the grant date fair market value of $115.20 (the closing price per share reported on the NYSE for the grant date of March 11, 2020) as one of the initial inputs. The resulting fair values per Performance RSU granted to (i) our CEO was $137.47 and (ii) our other NEOs was $139.95, which values were used to calculate the number of Performance RSUs awarded to our CEO and other NEOs, respectively.

(3)
Column (l) reports the aggregate grant date fair values of RSAs awarded to NEOs in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to value these awards, see the discussion of stock awards contained in “Part II, Item 8, Financial Statements and Supplementary Data—Notes to Consolidated Financial Statements—Note 1— Description of Business and Summary of Significant Accounting Policies—Share-Based Compensation and Note 7—Share-Based Compensation” of the 2020 Form 10-K.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table shows the number of shares covered or used as references for (i) exercisable and unexercisable SARs, (ii) exercisable and unexercisable stock options, (iii) unvested RSAs, restricted stock units and Performance RSUs, (iv) full-value cash units, and (v) cash-based performance units, held by our NEOs on December 31, 2020:
Name	Number of Securities Underlying Unexercised Options and SARs	Number of Securities Underlying Unexercised Options and SARs	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options and SARs	Option Exercise Price or SAR Base Price	Option or SAR Expiration Date	Number of Shares or Full- Value Units That Have Not Vested	Market Value of Shares or Full-Value Units That Have Not Vested (1)	Equity and Non-Equity Incentive Plan Awards: Number of Unearned Shares, Full- Value Units or Other Rights That Have Not Vested	Equity and Non-Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Full- Value Units or Other Rights That Have Not Vested (1)
	(#) Exercisable (a)	(#) Unexercisable (b)	(#) (c)	($/Sh) (d)	(e)	(#) (f)	($) (g)	(#) (h)	($) (i)
Steven H. Gunby	48,392 (2) 75,223 (3) 74,291 (4) 78,390 (5) — — — — — — —	— — — — — — — — — — —	— — — — — — — — — — —	34.26 36.87 34.33 40.36 — — — — — — —	4/1/24 3/1/25 3/1/26 3/6/27 — — — — — — —	— — — — 6,812 (6) — 12,042 (8) — 4,882 (10) 13,019 (11) —	— — — — 761,037 — 1,345,332 — 545,417 1,454,483 —	— — — — — 37,135 (7) — 33,456 (9) — — 21,824 (12)	— — — — — 4,148,722 — 3,737,704 — — 2,438,177
Ajay Sabherwal	13,065 (5) — — — — — —	— — — — — — —	— — — — — — —	40.36 — — — — — —	3/6/27 — — — — — —	— 1,500 (13) — 1,987 (8) 2,083 (11) — —	— 167,580 — 221,988 — 232,713 —	— — 5,944 (14) — 4,061 (9) — 2,572 (12)	— — 664,064 — 453,695 — 287,344
Paul Linton	53,552 (15) 13,540 (3) 14,858 (4) 10,855 (5) — — — — — —	— — — — — — — — — —	— — — — — — — — — —	36.75 36.87 34.33 40.36 — — — — — —	8/25/24 3/1/25 3/1/26 3/6/27 — — — — — —	— — — — 1,500 (13) — 1,987 (8) — 2,083 (11) —	— — — — 167,580 — 221,988 — 232,713 —	— — — — — 5,944 (14) — 4,061 (9) — 2,572 (12)	— — — — — 664,064 — 453,695 — 287,344
Curtis P. Lu	4,953 (4) 8,710 (5) — — — — — —	— — — — — — — —	— — — — — — — —	34.33 40.36 — — — — — —	3/1/26 3/6/27 — — — — — —	— — 1,500 (13) — 1,987 (8) — 2,083 (11) —	— — 167,580 — 221,988 — 232,713 —	— — — 5,944 (14) — 4,061 (9) — 2,572 (12)	— — — 664,064 — 453,695 — 287,344
Holly Paul	6,994 (4) 13,065 (5) — — — — — —	— — — — — — — —	— — — — — — — —	34.33 40.36 — — — — — —	3/1/26 3/6/27 — — — — — —	— — 1,500 (13 — 1,987 (8) — 2,083 (11) —	— — 167,580 — 221,988 — 232,713 —	— — — 5,944 (14) — 4,061 (9) — 2,572 (12)	— — — 664,064 — 453,695 — 287,344
(1)
All cash values in Columns (g) and (i) have been computed by multiplying $111.72 (the closing price per share of Common Stock reported by the NYSE for December 31, 2020), by the number of shares of restricted stock or restricted stock units that have not yet vested.

(2)
Represents cash-based vested and exercisable stock appreciation rights (“SAR”) as of December 31, 2020, awarded to our CEO as LTIP for the year ended December 31, 2014 by the Compensation Committee, under the FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan (the “2009 Plan”), with a grant date of April 1, 2014. SARs represent the right to receive an amount of cash upon exercise equal to (a) the difference between (i) the fair market value of a share of Common Stock on the applicable exercise date and (ii) the base price of $34.26 per share, multiplied by (b) the number of SARs exercised by the holder on such date. The SARs became fully vested and exercisable as of April 1, 2017.

(3)
Represents option shares that may be acquired upon exercise of the vested and exercisable stock options, which were awarded to certain NEOs as LTIP for the year ended December 31, 2015 by the Compensation Committee under the 2009 Plan, with a grant date of March 1, 2015. The stock options represent the right to acquire option shares following the applicable vesting date, upon exercise and payment of the exercise price, equal to the number of option shares for which the applicable stock option is being exercised by the holder on such date. The stock options became fully vested and exercisable as of March 1, 2018.

(4)
Represents option shares that may be acquired upon exercise of the vested and exercisable stock options, which were awarded to certain NEOs as LTIP for the year ended December 31, 2016 by the Compensation Committee under the 2009 Plan, with a grant date of March 1, 2016. The stock options represent the right to acquire option shares following the applicable vesting date upon exercise and payment of the exercise price, equal to the number of option shares for which the applicable stock option is being exercised by the holder on such date. Such stock options became fully vested and exercisable as of March 1, 2019.

(5)
Represents option shares that may be acquired upon exercise of the vested and exercisable portions of the stock options, which were awarded to the NEOs as LTIP for the year ended December 31, 2017 by the Compensation Committee under the 2009 Plan, with a grant date of March 6, 2017. The stock options represent the right to acquire option shares following the applicable vesting date upon exercise and payment of the exercise price, equal to the number of option shares for which the stock option is being exercised by the holder on such date. Such stock options became fully vested and exercisable as of March 6, 2020.

(6)
Represents the unvested RSA, which was awarded to our CEO as 2018 LTIP by the Compensation Committee under the FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan (the “2017 Plan”), with a grant date of March 12, 2018. Such RSAs became fully vested as of March 12, 2021.

(7)
Represents the target number of unearned Performance RSUs, which were awarded to our CEO as 2018 LTIP by the Compensation Committee under the 2017 Plan, with a grant date of March 12, 2018 (subject to performance conditions based on Relative TSR for the three-year performance measurement period beginning January 1, 2018 and ended December 31, 2020). The following table sets forth the maximum number of Performance RSUs awarded to our CEO by the Compensation Committee on March 12, 2018:

Name	Maximum Performance RSUs
Steven H. Gunby	55,702
(8)
Represents the unvested RSAs, which were awarded to our NEOs as LTIP for the year ended December 31, 2019 (“2019 LTIP”) by the Compensation Committee under the 2017 Plan, with a grant date of March 13, 2019. Such unvested RSAs vested on a pro rata basis on March 13, 2020 and March 13, 2021 and will vest on a pro rata basis on March 13, 2022, such that all unvested RSAs will be fully vested as of March 13, 2022.

(9)
Represents the target number of unearned Performance RSUs, which were awarded to our NEOs as 2019 LTIP by the Compensation Committee under the 2017 Plan, with a grant date of March 13, 2019 (subject to performance conditions based on Relative TSR for the three-year performance measurement period beginning January 1, 2019 and ending December 31, 2021). The following table sets forth the maximum number of Performance RSUs awarded by the Compensation Committee to our NEOs on March 13, 2019:

Name	Maximum Performance RSUs
Steven H. Gunby	50,184
Ajay Sabherwal	6,092
Paul Linton	6,092
Curtis P. Lu	6,092
Holly Paul	6,092
(10)
Represents the unvested RSA, which was awarded to our CEO as 2019 AIP by the Compensation Committee under the 2017 Plan, with a grant date of March 11, 2020. Such unvested RSA became fully vested as of March 11, 2021.

(11)
Represents the unvested RSAs, which were awarded to our NEOs as 2020 LTIP by the Compensation Committee under the 2017 Plan, with a grant date of March 11, 2020. Such unvested portions of the RSAs vested on a pro rata basis on March 11, 2021 and will vest on a pro rata basis on each of March 11, 2022 and March 11, 2023, such that all unvested RSAs will be fully vested as of March 11, 2023.

(12)
Represents the target number of unearned Performance RSUs, which were awarded to our NEOs as 2020 LTIP by the Compensation Committee under the 2017 Plan, with a grant date of March 11, 2020 (subject to performance conditions based on Relative TSR for the three-year performance measurement period beginning January 1, 2020 and ending December 31, 2022). The following table sets forth the maximum number of Performance RSUs awarded by the Compensation Committee to our NEOs on March 11, 2020:

Name	Maximum Performance RSUs
Steven H. Gunby	32,736
Ajay Sabherwal	3,858
Paul Linton	3,858
Curtis P. Lu	3,858
Holly Paul	3,858
(13)
Represents the unvested RSAs, which were awarded to our NEOs (other than our CEO) as 2018 LTIP by the Compensation Committee under the 2017 Plan, with a grant date of March 7, 2018. Such RSAs became fully vested as of March 7, 2021.

(14)
Represents the target number of unearned Performance RSUs, which were awarded to our NEOs (other than our CEO) as 2018 LTIP by the Compensation Committee under the 2017 Plan, with a grant date of March 7, 2018 (subject to performance conditions based on Relative TSR for the three-year performance measurement period beginning January 1, 2018 and ended December 31, 2020). The following table sets forth the maximum number of Performance RSUs awarded by the Compensation Committee to our other NEOs on March 7, 2018:

Name	Maximum Performance RSUs
Ajay Sabherwal	8,917
Paul Linton	8,917
Curtis P. Lu	8,917
Holly Paul	8,917
(15)
Represents option shares that may be acquired upon exercise of the vested and exercisable portions of the stock option granted by the Compensation Committee as an employment inducement award pursuant to Rule 303A.08 of the NYSE outside the 2009 Plan, on account of a portion of the executive officer’s sign-on bonus for joining the Company. The stock option represents the right to acquire option shares following the applicable vesting date upon exercise and payment of the exercise price, equal to the number of option shares for which the stock option is being exercised by the holder on such date. The stock option became fully vested and exercisable as of August 25, 2017.

OPTION EXERCISES AND STOCK VESTED
The following table shows the number of shares of our Common Stock acquired during the fiscal year ended December 31, 2020 upon the exercise of stock options and the vesting of restricted stock awards:
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#) (a)	Value Realized on Exercise (1) ($) (b)	Number of Shares Acquired on Vesting (#) (c)	Value Realized on Vesting (2) ($) (d)
Steven H. Gunby:
Options	—	—	—	—
Stock	—	—	86,678	10,680,378
Ajay Sabherwal:
Options	—	—	—	—
Stock	—	—	13,530	1,669,443
Paul Linton:
Options	—	—	—	—
Stock	—	—	13,530	1,669,443
Curtis P. Lu:
Options	—	—	—	—
Stock	—	—	13,530	1,669,443
Holly Paul:
Options	10,325	696,900	—	—
Stock	—	—	13,530	1,669,443
(1)
The value realized upon the exercise of stock options is computed by multiplying (a) the difference between (i) the market price of the underlying shares of Common Stock at the exercise date and (ii) the exercise price of the option, by (b) the number of shares for which the option was exercised.

(2)
The value realized on vesting of restricted stock is computed by multiplying (a) the market value of the shares of Common Stock at the vesting date, by (b) the number of restricted shares that vested on that date.

EMPLOYMENT AGREEMENTS AND TERMINATION AND CHANGE IN CONTROL PAYMENTS
EMPLOYMENT ARRANGEMENTS
Steven H. Gunby. The Company and Steven H. Gunby are parties to the CEO Employment Agreement, which currently expires on April 1, 2025, subject to automatic renewal for successive one-year terms unless Mr. Gunby’s employment has been otherwise terminated or Mr. Gunby or the Company provides 120 days’ or 90 days’, respectively, prior written notice of non-renewal. The CEO Employment Agreement provides for payments upon certain termination events, subject to the execution of a release of claims, due to termination by the Company with and without “Cause,” termination by Mr. Gunby with and without “Good Reason,” or “Disability” (each, as defined in the CEO Employment Agreement) or death. See the section titled “Information about Our Executive Officers and Compensation— Compensation Discussion and Analysis—Other Compensation—Termination Payments” beginning on page 58 of this Proxy Statement for additional information regarding payments to our CEO on certain termination events. The CEO Employment Agreement also provides that the CEO’s AIP threshold bonus opportunity will be not less than 75% and not more than 100% of base salary, AIP target bonus opportunity will be not less than 150% and not more than 200% of base salary, and AIP maximum bonus opportunity will be not less than 225% and not more than 300% of base salary. The CEO Employment Agreement contains non-competition provisions that will continue for 18 months following the last day of employment. During that period, Mr. Gunby also will be prohibited from (i) soliciting any entity or person that has been a client, customer, employee, contractor or vendor of the Company to terminate its relationship with the Company or (ii) interfering with any relationship of the Company. Mr. Gunby also agrees not to use or disclose confidential or proprietary information of the Company in violation of the CEO Employment Agreement.
Ajay Sabherwal, Paul Linton, Curtis P. Lu and Holly Paul. The Company entered into the applicable Officer Employment Letters with our CFO, CSTO, GC and CHRO. The Officer Employment Letters provide for at-will employment, subject to certain terms relating to each officer’s applicable annual cash base salary, sign-on bonus, bonus opportunities and severance, and bonus protection upon certain termination events. The Officer Employment Letters provide for payments upon certain termination events, subject to the execution of a release of claims, due to termination by the Company without “Cause,” termination by the applicable executive officer with “Good Reason,” or “Disability” (each, as defined in the applicable Officer Employment Letter) or death, or within 18 months following a “Change in Control” (as defined in the shareholder approved equity compensation plan then in effect). See the section titled “Information about Our Executive Officers and Compensation—Compensation Discussion and Analysis—Other Compensation—Termination Payments” beginning on page 58 of this Proxy Statement for additional information regarding payments to these NEOs on certain termination events. The Officer Employment Letters contain non-competition provisions that will continue for 12 months following the last day of employment. During that period, the executive officer will be prohibited from soliciting any entity or person that has been a client, customer, employee, contractor or vendor of the Company to terminate its relationship with the Company. The executive officer also agrees not to use or disclose confidential or proprietary information of the Company in violation of his or her Officer Employment Letter.
NO SINGLE TRIGGER VESTING OF EQUITY AWARDS ON A CHANGE IN CONTROL
Equity awards granted on or after June 3, 2015 are not subject to automatic “single trigger” vesting acceleration upon a Change in Control. If an NEO’s service with the Company or any of its affiliates is involuntarily terminated by the Company or any of its affiliates for any reason other than Cause or as a result of Disability or death, or pursuant to an NEO’s Good Reason termination right (which terms have the meanings assigned to them in the applicable NEO’s employment arrangements or the applicable equity award agreement) following not less than a one-year period (and not more than a two-year period) after a Change in Control, any applicable outstanding awards granted to such NEO, which have not yet vested will immediately vest, or vest and become exercisable, and all restrictions on such awards will immediately lapse.
TERMINATION PAYMENTS
As noted above, the CEO and other NEOs will receive certain payments and benefits upon certain qualifying terminations of employment. We believe that it is in the best interests of the Company to provide for such termination payments and benefits as they tie the interests of the NEOs to those of the Company, secure the services of the NEOs and serve as a deterrent to an NEO voluntarily leaving the Company’s employ. In addition, they may serve as consideration for the agreements of certain NEOs not to compete with the Company, not to solicit employees and clients of the Company, and not to use or disclose proprietary information of the Company. The following schedule and corresponding footnotes contain more details regarding the potential amounts and benefits payable upon various qualifying terminations of employment and the circumstances upon which such amounts and benefits are payable.

Termination and Change in Control Payment Amounts
The following table sets forth the payments that may be received by each of our NEOs as if his or her employment terminated as of December 31, 2020:
Name	Termination for Any Reason Other than Any Termination by the Company without Cause, by the Executive Officer with Good Reason, due to Disability or Death or Change in Control ($) (a)	Termination for Any Reason Other than Any Termination by the Company without Cause, by the Executive Officer with Good Reason ($) (b)	Termination by the Company without Cause or by the Executive Officer with Good Reason Coincident with or 18 Months Following a Change in Control (1) ($) (c)	Disability or Death (2) ($) (d)	Change in Control ($) (e)
Steven H. Gunby
Annual Cash Base Salary	—	—	—	—	—
AIP: (3)
Unpaid AIP for Year Prior to Termination	—	—	—	—	—
Prorated AIP Based on Financial Metrics for Year of Termination at Maximum	—	2,250,000	2,250,000	2,250,000	—
Prorated AIP for Year of Termination Based on Prior Year’s Individual Performance at Actual	—	625,000	625,000	625,000	—
Equity Awards (4)	—	21,080,001	21,080,001	21,080,001	21,080,001
Cash-Based LTIP Awards (5)	—	—	3,748,444	3,748,444	3,748,444
LTIP Performance Units (6)	—	—	13,463,219	13,463,219	13,463,219
Severance Payment (7)	—	6,000,000	6,000,000	—	6,000,000
Health and Welfare Benefits (8)	—	20,015	20,015	20,015	20,015
Total	—	29,975,016	47,186,679	41,186,679	44,311,679
Ajay Sabherwal
Annual Cash Base Salary	—	—	—	—	—
AIP: (3)
Unpaid AIP for Year Prior to Termination	—	—	—	—	—
Prorated AIP Based on Financial Metricsfor Year of Termination at Maximum	—	600,000	600,000	600,000	—
Prorated AIP for Year of Termination Based on Prior Year’s Individual Performance at Actual	—	250,000	250,000	250,000	—
Equity Awards (4)	—	1,554,599	1,554,599	1,554,599	1,554,599
Cash-Based LTIP Awards (5)	—	—	—	—	—
LTIP Performance Units (6)	—	—	1,877,779	1,877,779	1,877,779
Severance Payment (9)	—	600,000	600,000	—	1,200,000
Health and Welfare Benefits (8)	—	19,206	19,206	19,206	19,206
Total	—	3,023,805	4,901,584	4,301,584	4,651,584

Name	Termination for Any Reason Other than Any Termination by the Company without Cause, by the Executive Officer with Good Reason, due to Disability or Death or Change in Control ($) (a)	Termination for Any Reason Other than Any Termination by the Company without Cause, by the Executive Officer with Good Reason ($) (b)	Termination by the Company without Cause or by the Executive Officer with Good Reason Coincident with or 18 Months Following a Change in Control (1) ($) (c)	Disability or Death (2) ($) (d)	Change in Control ($) (e)
Paul Linton
Annual Cash Base Salary	—	—	—	—	—
AIP: (3)
Unpaid AIP for Year Prior to Termination	—	—	—	—	—
Prorated AIP Based on Financial Metrics for Year of Termination at Maximum	—	600,000	600,000	600,000	—
Prorated AIP for Year of Termination Based on Prior Year’s Individual Performance at Actual	—	250,000	250,000	250,000	—
Equity Awards (4)	—	7,575,016	7,575,016	7,575,016	7,575,016
Cash-Based LTIP Awards (5)	—	—	—	—	—
LTIP Performance Units (6)	—	—	1,877,779	1,877,779	1,877,779
Severance Payment (9)	—	600,000	600,000	—	1,200,000
Health and Welfare Benefits (8)	—	18,753	18,753	18,753	18,753
Total	—	9,043,769	10,921,548	10,321,548	10,671,548
Curtis P. Lu
Annual Cash Base Salary	—	—	—	—	—
AIP: (3)
Unpaid AIP for Year Prior to Termination	—	—	—	—	—
Prorated for AIP Based on Financial Metrics for Year of Termination at Maximum	—	600,000	600,000	600,000	—
Prorated AIP for Year of Termination Based on Prior Year’s Individual Performance at Actual	—	250,000	250,000	250,000	—
Equity Awards (4)	—	1,627,139	1,627,139	1,627,139	1,627,139
Cash-Based LTIP Awards (5)	—	—	—	—	—
LTIP Performance Units (6)	—	—	1,877,779	1,877,779	1,877,779
Severance Payment (9)	—	600,000	600,000	—	1,200,000
Health and Welfare Benefits (8)	—	21,095	21,095	21,095	21,095
Total	—	3,098,234	4,976,013	4,376,013	4,726,013

Name	Termination for Any Reason Other than Any Termination by the Company without Cause, by the Executive Officer with Good Reason, due to Disability or Death or Change in Control ($) (a)	Termination for Any Reason Other than Any Termination by the Company without Cause, by the Executive Officer with Good Reason ($) (b)	Termination by the Company without Cause or by the Executive Officer with Good Reason Coincident with or 18 Months Following a Change in Control (1) ($) (c)	Disability or Death (2) ($) (d)	Change in Control ($) (e)
Holly Paul
Annual Cash Base Salary	—	—	—	—	—
AIP: (3)
Unpaid AIP for Year Prior to Termination	—	—	—	—	—
Prorated AIP Based on Financial Metrics for Year of Termination at Maximum	—	600,000	600,000	600,000	—
Prorated AIP for Year of Termination Based onPrior Year’s Individual Performance at Actual	—	250,000	250,000	250,000	—
Equity Awards (4)	—	2,095,864	2,095,864	2,095,864	2,095,864
Cash-Based LTIP Awards (5)	—	—	—	—	—
LTIP Performance Units (6)	—	—	1,877,779	1,877,779	1,877,779
Severance Payment (9)	—	600,000	600,000	—	1,200,000
Health and Welfare Benefits (8)	—	20,290	20,290	20,290	20,290
Total	—	3,566,154	5,443,933	4,843,933	5,193,933
(1)	The amounts in Column (c) assume that both the termination without Cause and Change in Control occurred on December 31, 2020.
(2)
On termination for Disability or death, our NEOs are eligible to receive the earned and unpaid portion of any AIP for the year prior to termination and a prorated annual incentive cash bonus for the year of termination based on (i) actual financial performance for the year of termination, plus (ii) an amount on account of the individual performance component of AIP (if an applicable performance measure) determined based on such officer’s individual performance AIP awarded and paid in the year prior to the year of termination. The amount shown includes 2020 AIP for the full year on account of financial and individual performance. No amount is shown in the table above in respect of the year prior to termination since such amount was previously paid at the beginning of 2020.

(3)
On termination for any reason, our CEO and other NEOs are eligible to receive the earned and unpaid portion of any AIP for the year prior to termination. No amount is shown in the table above in respect of the year prior to termination since such amount was previously paid at the beginning of 2020. In addition, in the event of termination by the Company without Cause, by an NEO for Good Reason or due to Disability or death, our CEO and other NEOs are eligible to receive prorated AIP bonus for the year of termination based on (i) actual financial performance for the year of termination, plus (ii) an amount on account of the individual performance component of AIP (if an applicable performance measure) determined based on such officer’s individual performance AIP awarded and paid in the year prior to the year of termination. The amounts shown include 2020 AIP for the full year on account of financial and individual performance.

(4)
RSAs have been valued based on $111.72 (the closing price per share of Common Stock as reported on the NYSE for December 31, 2020). Stock options have been valued based on the difference between the applicable exercise price and $111.72 (the closing price per share of Common Stock as reported on the NYSE for December 31, 2020).

(5)	Cash-based SARs have been valued based on the difference between the applicable base price and $111.72 (the closing price per share of Common Stock as reported on the NYSE for December 31, 2020).

(6)
Performance RSUs awarded to our NEOs on March 13, 2019 and March 11, 2020, and to our CEO on March 12, 2018 and the other NEOs on March 7, 2018, have been valued as (i) the total number of shares granted at $111.72 (the closing price per share of Common Stock as reported on the NYSE for December 31, 2020), multiplied by (ii) the payout ratio for each award as of December 31, 2020 based on a third-party valuation.

(7)
As of December 31, 2020, upon termination by the Company without Cause or termination by the CEO with Good Reason, our CEO was eligible to receive a cash severance payment equal to two times (2x) the sum of (i) his annual cash base salary, plus (ii) target bonus for the year of termination. See the section titled “Information about Our Executive Officers and Compensation— Compensation Discussion and Analysis—Other Compensation—Termination Payments” beginning on page 58 of the Proxy Statement for additional information.

(8)
Health and welfare benefits represent the current costs of continuing group health and group life insurance coverage for the CEO and his eligible dependents for 18 months after termination and for the other NEOs and their eligible dependents for 12 months after termination.

(9)
As of December 31, 2020, upon termination by the Company without Cause or termination by the NEO with Good Reason, each of our CFO, CSTO, GC and CHRO will be entitled to one times (1x) annual cash base salary continuation for a period of 12 months, provided that such amount will be increased to one times (1x) the sum of (i) 12 months of annual cash base salary, plus (ii) target bonus for the year of termination if the applicable NEO’s employment is terminated by the Company (or its successor) without Cause or by the applicable NEO for Good Reason during the 18-month period following a Change in Control. The amount shown includes 2020 AIP for the full year at target. See the section titled “Information about Our Executive Officers and Compensation— Compensation Discussion and Analysis—Other Compensation—Termination Payments” beginning on page 58 of the Proxy Statement for additional information.

CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K promulgated by the SEC, we are providing the pay ratio of the annual total compensation of our CEO compared to the annual total compensation of our median compensated employee (the “CEO Pay Ratio”) for the year ended December 31, 2020.
In order to identify our 2020 median employee, we (i) analyzed annual base salary, bonus and overtime compensation of individuals employed as of December 31, 2020, (ii) annualized the compensation of permanent employees hired during 2020, and (iii) used the exemption permitted under Item 402(u) of Regulation S-K to exclude employees from 10 countries — Argentina (22), Brazil (36), China (69), Colombia (54), Finland (17), India (85), Indonesia (1), Ireland (59), Israel (5) and Malaysia (5), totaling 353 employees, comprising less than 5% of our total employee population as of December 31, 2020, resulting in a net employee population of 6,751, out of our original employee population of 7,104 prior to such exclusions.
We calculated the 2020 median employee’s annual total compensation for the year ended December 31, 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The total compensation for the 2020 median employee, a U.S.-based senior consultant, includes annual base salary, bonus and Company matching contributions under our 401(k) Plan. The 2020 median employee’s total compensation for purposes of determining the CEO Pay Ratio was $123,076; and the 2020 total compensation of our CEO for the purposes of determining the CEO Pay Ratio was $7,678,086.
Based on this information, our 2020 CEO Pay Ratio was 62 to 1.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
REVIEW AND APPROVAL OF RELATED PARTY TRANSACTIONS
The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Company, directors and executive officers with respect to related person transactions, and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be, directly or indirectly, material to a related person are disclosed in this Proxy Statement. As set forth in the Audit Committee Charter, the Audit Committee reviews and approves transactions with related persons, including contracts or other transactions between or among the Company or a subsidiary or affiliate, on the one hand, and an officer, director or nominee for director, an immediate family member of an officer, director or nominee for director, a company, firm or entity in which an officer, director or nominee for director serves as an officer, director or partner or has a material interest, or a beneficial holder of more than 5% of the Company’s voting securities, on the other hand. In the course of its review, approval and ratification, the Audit Committee considers factors such as:
•	the financial and other terms of the transaction and whether such terms are substantially equivalent to terms that could be negotiated with third parties;
•	the nature of the related person’s interest in the transaction;
•	the importance of the transaction to the related person and to the Company;
•	the likelihood that the transaction would influence the judgment of a director or executive officer to not act in the best interests of the Company; and
•	any other matters that the Audit Committee deems appropriate.
2020 RELATED PARTY TRANSACTIONS
In the ordinary course of business, we enter into commercial transactions to provide consulting and advisory services, from time to time, with clients or their affiliates for which our directors serve as directors and/or executive officers. All of those transactions have been approved by the Audit Committee of the Company. We consider these transactions to be arm’s length, and we do not believe that the directors had or have any material direct or indirect pecuniary or other interests in such engagements. Additionally, from time to time, in the ordinary course of business, a beneficial owner of more than 5% of the Company’s voting securities, such as those discussed below, directly or indirectly, on behalf of itself and/or affiliates, enters into engagements for consulting and advisory services with the Company and our affiliates on an arm’s length negotiated basis. Such engagements may or may not be with affiliates identified as having an interest in our shares of Common Stock. All such engagements comply with the Audit Committee’s policy for related party transactions.
On January 13, 2021, JPMorgan Chase & Co. (“JPMorgan”) filed a Schedule 13G with the SEC reporting that as of December 31, 2020 it held beneficial ownership of shares of our Common Stock representing 6.3% of our outstanding shares of Common Stock. Item 7 to the Schedule 13G identifies the affiliates of JPMorgan that acquired the shares. On March 8, 2021, JPMorgan filed an amendment to its Schedule 13G on Schedule 13G/A reporting that as of February 26, 2021 (prior to the Record Date), its beneficial ownership of shares of our Common Stock was less than 5% of our outstanding shares of Common Stock. From time to time, in the ordinary course of business, the Company has entered into banking and brokerage relationships with JPMorgan and its affiliates, which transactions may or may not be with affiliates identified by JPMorgan as having an interest in our shares. JPMorgan, indirectly through an affiliate, JPMorgan Chase Bank, N.A., is a lender, co-syndication agent and letter of credit issuer under the Company’s senior secured bank revolving credit facility, amended and restated as of November 30, 2018 (the “Credit Facility”). Borrowings under the Credit Facility are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time the Credit Facility was entered into for comparable loans with persons not related to the lender and do not involve more than the normal risk of collectability or present other unfavorable features. In addition, the Company has deposit accounts and other banking relationships with affiliates of JPMorgan, all of which were entered into in the ordinary course of business and on substantially the same terms, including interest rates, as those entered into with third parties unrelated to JPMorgan. From time to time, in the ordinary course of our business, JPMorgan, directly or indirectly, on behalf of itself and/or its affiliates, has entered into engagements for consulting and advisory services with the Company and our affiliates on an arm’s-length negotiated basis. Such engagements may or may not be with affiliates identified as having an interest in our shares. During calendar year 2020, Company revenues from engagements to provide consulting and advisory services to JPMorgan and its affiliates aggregated $15,665,604.

On January 29, 2021, BlackRock, Inc. (“BlackRock”) filed a Schedule 13G/A with the SEC reporting beneficial ownership of shares of our Common Stock representing 8.6% of our outstanding shares of Common Stock. Exhibit A to the Schedule 13G/A identifies certain affiliates that have acquired such shares and have rights to receive dividends and proceeds from the sale of shares of our Common Stock and reports that no one person’s interest is more than 5% of the total outstanding shares of Common Stock. From time to time, in the ordinary course of our business, BlackRock, directly or indirectly, on behalf of itself and/or through affiliates, has entered into engagements for consulting and advisory services with the Company and our affiliates on an arm’s-length negotiated basis. Such engagements may or may not be with affiliates identified as having an interest in our shares. During calendar year 2020, revenues from engagements to provide consulting and advisory services to BlackRock and its affiliates aggregated $1,857,460.
On February 10, 2021, Vanguard Group Inc. (“Vanguard”) filed a Schedule 13G/A with the SEC reporting beneficial ownership of shares of our Common Stock representing 9.16% of our outstanding shares of Common Stock. Appendix A to Vanguard’s Schedule 13G/A identifies certain affiliates that have acquired such shares and have rights to receive dividends and proceeds from the sale of shares of our Common Stock and reports that no one person’s interest is more than 5% of the total outstanding shares of Common Stock. From time to time, in the ordinary course of our business, Vanguard, directly or indirectly, on behalf of itself and/or through affiliates, has entered into engagements for consulting and advisory services with the Company and our affiliates on an arm’s-length negotiated basis. Such engagements may or may not be with affiliates identified as having an interest in our shares. During calendar year 2020, revenues from engagements to provide consulting and advisory services to Vanguard and its affiliates aggregated $669,970.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table sets forth the aggregate fees for services rendered by KPMG as our independent registered public accounting firm for the full years ended December 31, 2019 and 2020. In connection with the audit of the 2019 and 2020 financial statements, we entered into engagement agreements with KPMG that set forth the terms by which KPMG performs audit services for the Company.
	2019 ($)	2020 ($)
	(in thousands)
Audit Fees	2,991	2,973
Audit-Related Fees	—	—
Tax Fees	60	10
All Other Fees	5	5
Total	3,056	2,988
Audit fees are fees we paid KPMG for the audit and quarterly reviews of our consolidated financial statements, assistance with and review of documents filed with the SEC, comfort letters, consent procedures, accounting consultations related to transactions, and the adoption of new accounting pronouncements and audits of our subsidiaries that are required by statute or regulation. In 2020, approximately $2,973,000 in fees were incurred for audit (including the audit of internal controls over financial reporting) and quarterly review services provided in connection with periodic reports filed under the Exchange Act, statutory audits, consultations and consent procedures. Audit fees for 2020 also included approximately $85,000 and $74,000 in fees incurred related to the audit of FTI Capital Advisors, LLC, a FINRA member firm, and FTI Capital Advisors Canada, ULC, respectively. Tax fees primarily include tax compliance and planning services. All other fees include fees related to the Company’s use of KPMG’s research tool.
KPMG has confirmed to us its independence with respect to the Company under all relevant professional and regulatory standards.
For 2019 and 2020, the Audit Committee or a subcommittee of the Audit Committee pre-approved all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. The Audit Committee may delegate to one or more members or subcommittees the authority to grant pre-approvals of audit and permitted non-audit services, provided, however, that such member or subcommittee will be required to present its determinations to the Audit Committee at its next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The following report of the Audit Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the Securities and Exchange Commission (the “SEC”), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.
The Audit Committee assists the Board of Directors (the “Board”) of FTI Consulting, Inc., a Maryland corporation (the “Company”), in overseeing and monitoring the integrity of the Company’s financial reporting process, the Company’s compliance with legal and regulatory requirements, its internal control and disclosure control systems, the integrity and audit of its consolidated financial statements, the qualifications and independence of its independent registered public accounting firm, and the performance of its internal auditors and independent registered public accounting firm.
The Audit Committee’s role and responsibilities are set forth in a written Charter of the Audit Committee, last amended and restated as of February 23, 2011 (the “Audit Committee Charter”). We review and reassess the Audit Committee Charter annually, and more frequently as necessary, to address any new, or changes to, rules relating to audit committees and recommend any changes to the Nominating, Corporate Governance and Social Responsibility Committee and the Board for approval. A copy of the Audit Committee Charter is publicly available and can be found on the Company’s website under “About — Governance” at https://www.fticonsulting.com/~/media/Files/us- files/our-firm/guidelines/charter-of-the-audit-committee-of-the-board-of-directors.pdf.
The Audit Committee currently consists of four independent non-employee directors, recommended by the Nominating, Corporate Governance and Social Responsibility Committee and appointed by the Board: Nicholas C. Fanandakis (Chair), Mark S. Bartlett, Vernon Ellis and Gerard E. Holthaus. All of the members of the Audit Committee qualify as financially literate and are able to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statement, and related notes. The Board determined that all members of the Audit Committee qualify as “audit committee financial experts.”
The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Company’s independent registered public accounting firm also reviews the Company’s quarterly financial statements. Management is responsible for the Company’s financial statements and the financial reporting process, including internal controls. In addition, the Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”) and for issuing a report thereon. We, the Audit Committee, are responsible for monitoring and overseeing the annual audit process and discussing with the Company’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits.
We meet periodically with the Company’s management and internal auditor, and independent registered public accounting firm, both together and separately. We review and discuss any deficiencies in the Company’s internal control over financial reporting with the Company’s independent registered public accounting firm and management’s response. The Audit Committee engaged KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the quarters and year ended December 31, 2020. KPMG attended four meetings of the Audit Committee and separately met three times with the Audit Committee in closed sessions without management being present with respect to audit, financial reporting and internal control matters during calendar year 2020. One or more members of management attended all regular and special meetings of the Audit Committee, and management separately met three times with the Audit Committee in closed sessions with respect to audit, financial reporting and internal control matters during calendar year 2020. The Audit Committee separately met with the Vice President, Internal Audit of the Company three times in closed session during calendar year 2020. The Chair of the Audit Committee was delegated the authority by the Audit Committee to meet more frequently with the Vice President, Internal Audit, without management and other committee members being present, and management without other committee members being present, and he reported back to the other members of the Audit Committee with respect to those meetings. In this context, the Audit Committee hereby reports as follows:
(1)
We have reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2020 with management and the independent registered public accounting firm. Management represented to the Audit Committee that the consolidated financial statements of the Company were prepared in accordance with U.S. generally accepted accounting principles.

(2)
The Audit Committee discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. These matters included a discussion of KPMG’s judgments about the quality (not just the acceptability) of the accounting practices of the Company and accounting principles as applied to the financial reporting of the Company.

(3)
The Audit Committee received from KPMG the written disclosures required by the applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with KPMG its independence. The Audit Committee further considered whether the provision by KPMG of any non-audit services described elsewhere in this Proxy Statement is compatible with maintaining auditor independence and determined that the provision of those services does not impair KPMG’s independence. We pre-approve the non-audit services performed by KPMG.

(4)
The Audit Committee reviewed, and discussed with management and KPMG, management’s report and KPMG’s report on internal control of our financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

(5)
Based upon the review and discussion referred to in paragraphs (1) through (3) above, and the Audit Committee’s review of the representations of management and the disclosures by the independent registered public accounting firm to the Audit Committee, we recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2020 for filing with the SEC. We have concluded that KPMG, the Company’s independent registered public accounting firm for fiscal 2020, is independent from the Company and its management.

We have appointed KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2021.
This Report is submitted by the members of the Audit Committee of the Board of Directors of FTI Consulting, Inc., a Maryland corporation.
AUDIT COMMITTEE
Nicholas C. Fanandakis, Chair
Mark S. Bartlett
Vernon Ellis
Gerard E. Holthaus
April 19, 2021

PROPOSALS FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS
We did not receive any shareholder proposals prior to the deadline for 2021 proposals described in our proxy statement for the 2020 Annual Meeting. If you want to present a proposal in our proxy statement for the 2022 annual meeting of shareholders, send the proposal to FTI Consulting, Inc., Attn: Corporate Secretary, at our principal executive office located at 555 12th Street NW, Washington, D.C. 20004. Shareholders intending to present a proposal at our annual meeting must comply with the requirements and provide the information set forth in our current Bylaws. Under our current Bylaws, a shareholder must deliver notice of a proposal and any required information to our Corporate Secretary not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of shareholders, provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the shareholder to be timely must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of such meeting is first made. A shareholder’s notice to the Corporate Secretary must be in writing and set forth as to each matter such shareholder proposes to bring before the annual meeting of shareholders the information and materials required by our current Bylaws. For the annual meeting of shareholders in 2022, we must receive this notice no earlier than November 20, 2021 and no later than 5:00 p.m., Eastern Time, on December 20, 2021. If a shareholder wishes to submit a proposal at the 2022 annual meeting and to have that proposal included in management’s proxy statement in accordance with Rule 14a-8, the proposal must be submitted in accordance with Rule 14a-8 and be received by the Corporate Secretary no less than 120 days before the date our proxy statement was released to shareholders in connection with our previous year’s annual meeting of shareholders, which will be December 20, 2021.

Appendix A
FTI CONSULTING, INC.

CHARTER OF THE NOMINATING, CORPORATE GOVERNANCE
AND SOCIAL RESPONSIBILITY COMMITTEE
OF THE
BOARD OF DIRECTORS

Amended and Restated Effective as of March 23, 2021
Organization and Operation
There shall be a committee of the Board of Directors to be known as the Nominating, Corporate Governance and Social Responsibility Committee (“Committee”). The Committee shall be comprised of at least three members of the Board of Directors, each of whom is independent of management and FTI Consulting, Inc., (“Company”). Members of the Committee shall be considered independent if they meet the independence requirements of the New York Stock Exchange (“NYSE”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”). Additionally, each Committee member should have prior public company board experience or related professional experience and possess integrity, credibility and good judgment.
The members of the Committee shall be appointed annually by a majority vote of the entire Board of Directors, and each shall serve until his or her successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.
If a Chair has not been elected by the Board of Directors in accordance with the Corporate Governance Guidelines, the members of the Committee shall designate a Chair by majority vote of the members of the Committee, or, in the event the Chair is absent from a meeting, the majority of members of the Committee in attendance shall designate a member to act as Chair of such meeting in his or her absence. The Chair shall preside at all sessions of the Committee and develop the agenda for each Committee meeting. The Chairman of the Board of Directors, Chief Executive Officer of the Company or the Chair of the Committee may call a meeting of the Committee. The Committee shall cause to be made and retain complete and accurate minutes of its meetings.
Formal action taken by the Committee shall be by unanimous written consent or by the affirmative vote of a majority of the Committee members present (in person or by conference telephone or other form of remote communication) at a meeting at which a quorum is present. A quorum shall consist of at least one-half of the members of the Committee. Any director of the Board of Directors, at his or her option, or at the Committee’s request, may attend a meeting of the Committee but, if he or she is not a member of the Committee, he or she shall not be counted in determining the presence of a quorum and shall not be entitled to vote. At any time, the Committee may go into executive session and exclude non-members and management from Committee proceedings.
In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to one or more subcommittees of the Committee.
The Committee shall hold meetings as deemed necessary or desirable by the Chair of the Committee. In addition to such meetings of the Committee as may be required to perform the functions described under “Responsibilities and Duties” below, the Committee shall meet at least semiannually. The Corporation’s Chairman of the Board, Chief Executive Officer and other senior executives may attend meetings. However, the Committee should meet periodically in executive session without the presence of management and non-member directors.
Responsibilities and Duties
The Committee has the responsibility and authority to supervise, review and oversee the affairs of the Corporation as they relate to nominations of directors, corporate governance, corporate social responsibility, environmental, social and governance (“ESG”) and human capital factors, including diversity, inclusion and equal opportunities, corporate citizenship and the environment and sustainability.

The Committee, in discharging its responsibilities, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the authority to retain a search firm, outside counsel or other experts to assist in identifying potential director candidates, including the authority to approve the fees payable to such search firm, counsel or other experts and all other terms of retention.
The following shall be the principal recurring duties of the Committee in carrying out its responsibilities:
A.	Review and recommend the size and composition of the Board of Directors.
B.
Develop criteria for selecting candidates for election as directors, identifying, evaluating (including inquiries into the background of candidates), recruiting and nominating such new candidates. In choosing candidates for membership on the Board of Directors, the Committee shall take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills and the extent to which the candidate would fill a present need on the Board of Directors.

C.
Identify individuals qualified to become directors of the Corporation and recommend to the Board of Directors nominees for all directorships to be filled by the stockholders or by the Board of Directors.

D.	Identify and recommend directors for candidates as members and chairs of the committees of the Board of Directors for election by the Board of Directors.
E.	Review and determine whether existing members of the Board of Directors should stand for reelection, taking into consideration such candidates as if they were candidates de novo.
F.
Develop and administer a process for, at least annually, the evaluation of the overall performance of the Board of Directors, this and the other committees and management and make recommendations to the Board of Directors, as appropriate, for improvement.

G.
Periodically review the Corporation’s Charter and By-Laws and each committee Charter and recommend to the Board of Directors, as appropriate, changes to any of the foregoing, creation of additional committees or elimination of existing committees.

H.
Periodically review corporate governance policies and best practices, recommend to the Board of Directors a set of corporate governance policies and practices to be applicable to the Corporation and monitor the Corporation’s compliance with those policies and practices.

I.	Assure that appropriate director orientation and continuing education programs exist.
J.	Be responsible for the process relating to succession planning for each of the Chairman of the Board, Chief Executive Officer and other executive officer positions.
K.	Report to the Board of Directors on the Committee’s activities as appropriate, but at least annually.
L.
Annually review the Committee’s performance of its responsibilities and duties and review, reassess the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers appropriate.

M.	Review and make recommendations to the Board with respect to the compensation of non-management directors.
N.	Review and make recommendations to the Board with respect to directors’ and officers’ indemnity and insurance matters.
O.
Review and oversee, and report to the Board and other Committees regarding, the Company’s corporate social responsibility and human capital strategies and performance, including the Company’s policies, activities and opportunities regarding ESG and related matters.

P.	Review and discuss with management the Company’s corporate citizenship report, human capital report and other reports that address ESG-related topics, which are produced by the Company.
Q.
Review and discuss the Company’s annual proxy statement, including the disclosures pertaining to the nomination of directors, the election of directors, the independence of directors, corporate governance and ESG.

Appendix B
DEFINITIONS AND RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL MEASURES
Certain financial measures presented in our Proxy Statement have not been presented or prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Certain of these financial measures are considered not in conformity with GAAP (“non-GAAP financial measures”) under the rules promulgated by the Securities and Exchange Commission.
We define Adjusted EBITDA, which is a non-GAAP financial measure, as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, gain or loss on sale of a business and losses on early extinguishment of debt. We believe that this non-GAAP financial measure, when considered together with our GAAP financial results and GAAP financial measures, provides management and investors with a more complete understanding of our operating results, including underlying trends. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these non-GAAP financial measures, considered along with corresponding GAAP financial measures, provide management and investors with additional information for comparison of our operating results with the operating results of other companies.
We define Adjusted Net Income and Adjusted Earnings per Diluted Share (“Adjusted EPS”), which are non-GAAP financial measures, as net income and earnings per diluted share (“EPS”), respectively, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, losses on early extinguishment of debt, non-cash interest expense on convertible notes, gain or loss on sale of a business and the impact of adopting the 2017 U.S. Tax Cuts and Jobs Act (the “2017 Tax Act”). We use Adjusted Net Income for the purpose of calculating Adjusted EPS. Management uses Adjusted EPS to assess total Company operating performance on a consistent basis. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results and GAAP financial measures, provide management and investors with an additional understanding of our business operating results, including underlying trends.
We define Free Cash Flow, which is a non-GAAP financial measure, as net cash provided by operating activities less cash payments for purchases of property and equipment. We believe this non-GAAP financial measure, when considered together with our GAAP financial results, provides management and investors with an additional understanding of the Company’s ability to generate cash for ongoing business operations and other capital deployment.
Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable with other similarly titled measures of other companies. In addition, non-GAAP financial measures used for computing executive officer annual incentive pay may be defined differently than similarly titled measures used for financial reporting purposes. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Consolidated Statements of Comprehensive Income and Consolidated Statements of Cash Flows.
RECONCILIATIONS OF NET INCOME TO ADJUSTED EBITDA FOR THE YEARS PRESENTED IN THE PROXY STATEMENT:
(amounts in thousands)	2020	2019	2018	2017
Net income	$210,682	$216,726	$150,611	$107,962
Add back:
Income tax provision (benefit)	51,764	71,724	57,181	(20,857)
Interest income and other	412	(2,061)	(4,977)	(3,752)
Interest expense	19,805	19,206	27,149	25,358
Gain on sale of business	—	—	(13,031)	—
Loss on early extinguishment of debt	—	—	9,072	—
Depreciation and amortization	32,118	30,153	31,536	31,177
Amortization of intangible assets	10,387	8,152	8,162	10,563
Special charges	7,103	—	—	40,885
Remeasurement of acquisition-related contingent consideration	—	—	—	702
Adjusted EBITDA	$ 332,271	$ 343,900	$ 265,703	$ 192,038
B-1

RECONCILIATIONS OF NET INCOME AND EPS TO ADJUSTED NET INCOME AND ADJUSTED EPS FOR THE YEARS PRESENTED IN THE PROXY STATEMENT:
(amounts in thousands, except per share data)	2020	2019	2018	2017
Net income	$210,682	$216,726	$150,611	$107,962
Add back:
Special charges	7,103	—	—	40,885
Tax impact of special charges	(1,847)	—	—	(13,570)
Loss on early extinguishment of debt	—	—	9,072	—
Tax impact of loss on early extinguishment of debt	—	—	(2,359)	—
Remeasurement of acquisition-related contingent consideration	—	—	—	702
Tax impact of remeasurement of acquisition-related contingent consideration	—	—	—	(269)
Non-cash interest expense on convertible notes	9,083	8,606	3,019	—
Tax impact of non-cash interest expense on convertible notes	(2,361)	(2,237)	(775)	—
Gain on sale of business	—	—	(13,031)	—
Tax impact of gain on sale of business(1)	—	(2,097)	6,798	—
Impact of 2017 Tax Act	—	—	—	(44,870)
Adjusted Net Income	$ 222,660	$ 220,998	$ 153,335	$ 90,840
Earnings per common share — diluted	$5.67	$5.69	$3.93	$2.75
Add back:
Special charges	0.19	—	—	1.04
Tax impact of special charges	(0.05)	—	—	(0.34)
Loss on early extinguishment of debt	—	—	0.23	—
Tax impact of loss on early extinguishment of debt	—	—	(0.06)	—
Remeasurement of acquisition-related contingent consideration	—	—	—	0.02
Tax impact of remeasurement of acquisition-related contingent consideration	—	—	—	(0.01)
Non-cash interest expense on convertible notes	0.24	0.23	0.08	—
Tax impact of non-cash interest expense on convertible notes	(0.06)	(0.06)	(0.02)	—
Gain on sale of business	—	—	(0.34)	—
Tax impact of gain on sale of business(1)	—	(0.06)	0.18	—
Impact of 2017 Tax Act	—	—	—	(1.14)
Adjusted earnings per common share — diluted	$5.99	$5.80	$4.00	$2.32
Weighted average number of common shares outstanding — diluted	37,149	38,111	38,318	39,192
(1)	In 2019, represents a discrete tax adjustment resulting from the change in estimate related to the accounting for the Ringtail e-discovery software and related business divestiture in 2018.
RECONCILIATIONS OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW FOR THE YEARS PRESENTED IN THE PROXY STATEMENT:
(amounts in thousands)	2020	2019
Net cash provided by operating activities	$327,069	$217,886
Purchases of property and equipment	(34,866)	(42,072)
Free Cash Flow	$ 292,203	$ 175,814
B-2

Appendix C
DEFINITIONS OF ADJUSTED EPS AND ADJUSTED EBITDA FOR PURPOSES OF CALCULATING ANNUAL INCENTIVE PAY FOR THE BONUS YEAR ENDED DECEMBER 31, 2020 AND RECONCILIATIONS TO THE MOST DIRECTLY COMPARABLE GAAP MEASURES
Certain financial measures presented in our Proxy Statement have not been presented or prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Certain of these financial measures are considered not in conformity with GAAP (“non-GAAP financial measures”) under the rules promulgated by the Securities and Exchange Commission. Certain of the non-GAAP financial measures used to determine annual incentive pay for the year ended December 31, 2020 (“2020 AIP”) are defined differently than the definitions of the similarly named non-GAAP financial measures used for financial reporting purposes. The definitions and calculations of non-GAAP financial measures used for 2020 AIP purposes are as follows:
ADJUSTED EARNINGS PER DILUTED SHARE (“ADJUSTED EPS”)
We define Adjusted EPS, a non-GAAP financial measure, as earnings per diluted share, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, losses on early extinguishment of debt, non-cash interest expense on convertible notes, gain or loss on sale of a business, and the impact of adopting the 2017 U.S. Tax Cuts and Jobs Act (the “2017 Tax Act”).
The Compensation Committee may, at its discretion, further adjust Adjusted EPS for the following items:
(1)	each of the potential further adjustments included in the 2020 Adjusted EBITDA definition;
(2)
exclusion of any gain or loss reflected in the Company’s Consolidated Statement of Income as a result of any sale or other disposition of any business or business segment of the Company in part or in its entirety completed in 2020, to the extent that such gain or loss is not already excluded from Adjusted EPS; and

(3)
inclusion of, in the event of a sale or disposition of part of any business or business segment of the Company completed in 2020, the minority interest of such business or business segment subsequent to the closing of the sale or disposition. In the event of any sale or other disposition of any business or business segment of the Company in its entirety completed in 2020, the Adjusted EPS performance metrics may be reduced by an amount equal to the budgeted operating income for such business or business segment for the portion of 2020 subsequent to the closing of such transaction.

Reconciliations of Net Income and EPS to Adjusted Net Income and Adjusted EPS for the Year Ended December 31, 2020
For purposes of 2020 AIP, the Compensation Committee determined not to further adjust Adjusted EPS. Any further adjustments to Adjusted EPS would not have negatively impacted achievement of the 2020 Adjusted EPS performance metric at 110% of target, as illustrated below:
(amounts in thousands, except per share data)	2020
Net income	$210,682
Add back:
Special charges	7,103
Tax impact of special charges	(1,847)
Non-cash interest expense on convertible notes	9,083
Tax impact of non-cash interest expense on convertible notes	(2,361)
Adjusted Net Income	$ 222,660
Earnings per common share — diluted	$5.67
Add back:
Special charges	0.19
Tax impact of special charges	(0.05)
Non-cash interest expense on convertible notes	0.24
Tax impact of non-cash interest expense on convertible notes	(0.06)
Adjusted earnings per common share — diluted	$5.99
Weighted average number of common shares outstanding — diluted	37,149
C-1

ADJUSTED EBITDA
We define Adjusted EBITDA, a non-GAAP financial measure, as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, gain or loss on sale of a business and losses on early extinguishment of debt.
The Compensation Committee may, at its discretion, further adjust Adjusted EBITDA to exclude the following items:
(1)	operating results including costs and expenses of operations (including minority interest) discontinued, sold or acquired;
(2)	impact of foreign exchange rates different than budget (i.e. – constant currency);
(3)	costs and expenses related to financing activity and gains or losses related to financing activity;
(4)	unplanned severance costs; and
(5)	litigation settlements and costs.
Reconciliation of Net Income to Adjusted EBITDA for the Year Ended December 31, 2020
For purposes of 2020 AIP, the Compensation Committee determined not to further adjust Adjusted EBITDA. Any further adjustments to Adjusted EBITDA would not have negatively impacted achievement of the 2020 Adjusted EBITDA performance metric at 91% of target, as illustrated below:
(amounts in thousands)	2020
Net income	$210,682
Add back:
Income tax provision	51,764
Interest income and other	412
Interest expense	19,805
Depreciation and amortization	32,118
Amortization of intangible assets	10,387
Special charges	7,103
Adjusted EBITDA	$ 332,271
C-2

555 12th Street NW
Washington, D.C. 20004
+1.202.312.9100
fticonsulting.com
NYSE: FCN

©2021 FTI Consulting, Inc. All Rights Reserved.

FTI CONSULTING

FTI CONSULTING, INC.
ATTN: JOANNE F. CATANESE
CORPORATE SECRETARY
6300 BLAIR HILL LANE
SUITE 303
BALTIMORE, MD 21209

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Time, the day before the cutoff date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Time, the day before the cutoff date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION
To vote and/or attend the meeting, go to the "Register for Meeting" link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D39214-P52033 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FTI CONSULTING, INC.

The Board of Directors recommends you vote FOR all of the director nominees named below:

1. Election of Directors

Nominees:	**For**	**Withhold**	**Abstain**
1a. Brenda J. Bacon	☐	☐	☐
1b. Mark S. Bartlett	☐	☐	☐
1c. Claudio Costamagna	☐	☐	☐
1d. Vernon Ellis	☐	☐	☐
1e. Nicholas C. Fanandakis	☐	☐	☐
1f. Steven H. Gunby	☐	☐	☐
1g. Gerard E. Holthaus	☐	☐	☐
1h. Laureen E. Seeger	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals No. 2 and No. 3:	**For**	**Against**	**Abstain**
2. Ratify the appointment of KPMG LLP as FTI Consulting, Inc.'s independent registered public accounting firm for the year ending December 31, 2021.	☐	☐	☐
3. Vote on an advisory (non-binding) resolution to approve the compensation of the named executive officers for the year ended December 31, 2020 at the 2021 Annual Meeting of Shareholders.	☐	☐	☐

NOTE: The proxy holders will vote in their discretion with regard to such other business that may properly come before the meeting or any postponement or adjournment thereof.

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon and date. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

FTI CONSULTING, INC.
MEETING INFORMATION/ADMISSION TICKET*
(not transferable)

Please present this admission ticket in order to gain admittance to the meeting. This ticket admits only the shareholder(s) listed on the reverse side and is not transferable. If these shares are held in the name of a broker, trust, bank, or other nominee or fiduciary, you should bring a proxy or letter from the broker, trust, bank, or other nominee or fiduciary confirming your beneficial ownership of the shares as of the close of business on the record date of March 4, 2021.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K Wrap are available at www.proxyvote.com.

D39215-P52033

PROXY FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS

FTI CONSULTING, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FTI CONSULTING, INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned shareholder(s) of FTI Consulting, Inc., a Maryland corporation (the "Company"), hereby appoint(s) Steven H. Gunby and Ajay Sabherwal, and each of them singly, as proxies, each with full power of substitution in each of them, to attend the 2021 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on June 2, 2021 at the office of the Company located at 555 12th Street NW, Washington, D.C. 20004, at 9:30 a.m. (Eastern Daylight Time), and at any and all postponements and adjournments thereof, and to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting, with all powers possessed by the undersigned as if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to the Annual Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL NO. 1, FOR PROPOSAL NO. 2 AND FOR PROPOSAL NO. 3, AND IN ACCORDANCE WITH THE PROXYHOLDER'S DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THE BOARD RECOMMENDS A VOTE FOR EACH NOMINEE NAMED IN PROPOSAL NO. 1, FOR PROPOSAL NO. 2 AND FOR PROPOSAL NO. 3.

(Continued and to be signed on the reverse side)